This filing is made pursuant to Rule 424(b)(3) of the Securities Act of 1933 with respect to Registration Statement No. 333-131749
CARDINAL ETHANOL, LLC
An Indiana Limited Liability Company
6/12/06
The Securities being offered by Cardinal Ethanol, LLC are Limited Liability Company Membership Units

Minimum Offering Amount	$45,000,000	Minimum Number of Units	9,000
Maximum Offering Amount	$82,000,000	Maximum Number of Units	16,400
Offering Price: $5,000 per Unit
Minimum Purchase Requirement: 4 Units ($20,000)
Additional Increments: 1 Unit ($5,000)
     This is the initial public offering of limited liability company membership units in Cardinal Ethanol, LLC, a development-stage Indiana limited liability company. We intend to use the offering proceeds to pay for a portion of the construction and start-up operating costs of a 100-million gallon per year dry mill corn-processing ethanol plant to be located in east central Indiana. We estimate the total project, including operating capital, will cost approximately $150,500,000. Our estimate of the total project cost may significantly increase if construction costs increase. As such, we have budgeted $8,388,000 to help offset any cost increases in construction contingency. It is unknown whether this amount will be sufficient to offset any increased cost. If it is not sufficient, we intend to seek additional debt financing to offset any increase in the total project cost. If necessary, we may also seek additional equity investment in this offering. In no event will we exceed the maximum offering amount of $82,000,000. We expect to use debt financing, grants, bond financing and other incentives to complete project capitalization.
     A unit represents a pro rata ownership interest in our capital, profits, losses, and distributions. No public market exists for our units and none is expected to develop. Our units will not be listed on any national exchange. The units are subject to a number of transfer restrictions imposed by our operating agreement, as well as applicable tax and securities laws. We are selling the units directly to investors on a best efforts basis, without using an underwriter.
     The offering will end no later than June 12, 2007. If we sell the maximum number of units prior to June 12, 2007, the offering will end on the date that the maximum number of units have been sold. We may also decide to end the offering any time after we have sold the minimum number of units and prior to June 12, 2007. If we decide to abandon the project for any reason, we will terminate the offering and return your investment with nominal interest.
     Investments will be held in escrow until the earliest of (1) our receipt of $45,000,000 or more in offering cash proceeds and a written debt financing commitment for an amount ranging from $67,140,000 to $104,140,000, depending on the equity raised, including the $1,360,000 we raised in previous private placement offerings; (2) June 12, 2007; or (3) termination of the offering.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     These securities are speculative securities and involve a significant degree of risk. You should read this prospectus including the “RISK FACTORS” beginning on page 6. You should consider these risk factors before investing in us.
•	Your investment in us will be an investment in illiquid securities;

•	Our units will not be listed on a national exchange and are subject to restrictions on transfer;

•	No public market or other market for the units now exists or is expected to develop; and

•	Our directors and officers will be selling our units without the use of an underwriter.

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PROSPECTUS SUMMARY
     This summary only highlights selected information from this prospectus and may not contain all of the information that is important to you. You should carefully read the entire prospectus and the financial statements, and attached exhibits before you decide whether to invest.
Cardinal Ethanol
     We are an Indiana limited liability company organized on February 7, 2005 with the name of Indiana Ethanol, LLC. On September 27, 2005, we changed our name to Cardinal Ethanol, LLC. We are a development-stage company with no prior operating history. We do not expect to generate any revenue until we begin operating the proposed ethanol plant. Our ownership interests are represented by membership interests, which are designated as units. Our principal address and location is 2 OMCO Square, Suite 201, Winchester, Indiana 47394. Our telephone number is (765) 584-2209 or toll free at (877) 584-2209. Our website address is www.cardinalethanol.com.
The Offering
The following is a brief summary of this offering:

Minimum number of units offered	9,000 units

Maximum number of units offered	16,400 units

Purchase price per unit	$5,000

Minimum purchase amount	4 units ($20,000)

Additional purchases	1 unit increments ($5,000)

Maximum purchase amount
You may purchase any number of additional units subject to the 40% ownership limitation contained in our operating agreement. There are currently 568 units outstanding. If we sell the minimum number of units offered, the maximum number of units you may own upon completion of the offering is 3,827 units. If we sell the maximum number of units offered, the maximum number of units you may own upon completion of the offering is 6,787 units.

Use of Proceeds
The purpose of this offering is to raise equity to help fund the construction and start-up costs of a 100-million gallon per year dry mill corn-processing ethanol plant to be located in east central Indiana.

Offering start date	We expect to start selling units as soon as possible following the declaration of effectiveness of this registration statement by the Securities and Exchange Commission.

Offering end date
The offering will end no later than June 12, 2007. If we sell the maximum number of units prior to June 12, 2007, the offering will end on or about the date that we sell the maximum number of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units and we may end the offering any time after we sell the minimum number of units and prior to June 12, 2007. In addition, if we abandon the project for any reason prior to June 12, 2007, we will terminate the offering and return offering proceeds to investors.

Units issued and outstanding if min. sold	9,568 units(1)

Units issued and outstanding if max. sold	16,968 units(1)

Risk factors	See “Risk Factors” beginning on page 6 of this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our units.
     We currently plan to register the offering only with the Florida, Georgia, Illinois, Indiana, Kentucky and Ohio state securities regulatory bodies. We may also offer or sell our units in other states in reliance on exemptions from the registration requirements of the laws of those other states. However, we may not generally solicit investors in any jurisdictions other than Florida, Georgia, Illinois, Indiana, Kentucky and Ohio unless we decide to register in additional states. This limitation may result in the offering being unsuccessful. The directors and officers identified on page 5 of this prospectus will be offering the securities on our behalf directly to investors without the use of an underwriter. We will not pay commissions to our directors and officers for these sales.
The Project
     If we are able to fully capitalize the project as described in our financing plan below, we will use the offering proceeds to build and operate 100-million gallon per year dry mill corn-processing ethanol plant in east central Indiana near Harrisville, Indiana in Randolph County. Our board of directors reserves the right to build the plant at one of our alternative sites or at any other location in its sole discretion. We expect Fagen, Inc. of Granite Falls, Minnesota to build our plant using technology developed by ICM, Inc. of Colwich, Kansas. We have not begun design or construction of our plant.
     We expect the ethanol plant will annually process approximately 36 million bushels of corn into approximately 100-million gallons of fuel-grade ethanol, 320,000 tons of distillers grains for animal feed and 220,500 tons of carbon dioxide per year. Distillers grains and carbon dioxide are the principal by-products of the ethanol manufacturing process. These production estimates are based upon engineering specifications from our anticipated design-builder, Fagen, Inc. While we believe our production estimates are reasonable, actual production results could vary.
     We have entered into a non-binding amended letter of intent with Fagen, Inc., for the design and construction of our proposed ethanol plant for a price of $105,997,000, exclusive of any change orders we may approve. In addition, our letter of intent with Fagen, Inc. provides for an upward adjustment of the construction price in an amount equal to the percentage increase in the Construction Cost Index published by Engineering News-Record Magazine (“CCI”) for the month in which we give a notice to proceed to Fagen, Inc. over the CCI published for September 2005. Therefore, the cost of our plant could be significantly higher than the $105,997,000 construction price in the letter of intent. Accordingly, we have budgeted $8,388,000 for our construction contingency to help offset higher construction costs; however, this may not be sufficient to offset increased costs. See “DESCRIPTION OF BUSINESS – Design-Build Team” for detailed information about our non-binding letter of intent with Fagen, Inc. If our construction contingency it is not sufficient, we will seek additional debt financing to offset any increase in the total project cost. We may also seek additional equity investment in this offering if necessary. In no event will we exceed the maximum offering amount of $82,000,000. We anticipate entering into a definitive agreement with Fagen, Inc. for the design and construction services in exchange for a lump sum price equal to $105,997,000 plus any adjustment as set forth in our letter of intent when we have received the minimum amount of funds necessary to break escrow and have received a debt financing commitment sufficient to carry out our business plan.
     We have also entered into a phase I and phase II engineering services agreement with Fagen Engineering, LLC for the performance of certain engineering and design work in exchange for $92,500, which will be credited against the total design build costs of our project. Fagen Engineering, LLC performs the engineering services for projects constructed by Fagen, Inc. Both Fagen Engineering, LLC and Fagen, Inc. are owned by Ron Fagen. See “DESCRIPTION OF BUSINESS — Design-Build Team” for detailed information about our phase 1 and phase II engineering services agreement with Fagen Engineering, LLC.

(1)	Includes 568 units currently issued and outstanding from our previous private placements.

     Construction of the project is expected to take 18-20 months from the date our offering closes. Our anticipated completion date is scheduled for summer 2008. Once the plant is operational, we intend to sell all of the ethanol and distillers grains produced at the facility. There are no current plans to capture and market the carbon dioxide, however, at some point in the future we may decide it is feasible to do so. We intend to market our ethanol through an experienced ethanol marketer. We may try to market our distillers grains to the local livestock markets surrounding the plant. However, if the local markets are unable to support purchases of our distillers grains at the prices we desire, we will market the distillers grains through an experienced distillers grains marketer.
Our Financing Plan
     We estimate the total project will cost approximately $150,500,000. We expect that the design and construction of the plant will cost approximately $105,997,000, with additional start-up and development costs of approximately $44,503,000. This is a preliminary estimate primarily based upon the experience of our general contractor, Fagen, Inc., with ethanol plants similar to the plant we intend to build and operate. We expect our estimate to change as we continue to develop the project. These changes could be significant. If our total project cost increases, we intend to seek additional debt financing to offset the increased cost. We may also seek additional equity investment in this offering if necessary. In no event will we exceed the maximum offering amount of $82,000,000.
     We expect to capitalize our project using a combination of equity and debt to supplement the proceeds from our previous private placements. Through our previous private placements, we raised $120,000 of founders’ capital equity and $1,240,000 of seed capital equity for aggregate proceeds of $1,360,000 to fund our development, organizational and offering expenses. A total of $1,080,000 of these proceeds is attributable to investments by our promoters as defined by the North American Securities Administrators Association (“NASAA”). However, the NASAA Statement of Policy Regarding Promoters’ Equity Investment requires that the initial equity investment by promoters of our project equal or exceed a certain percentage of the aggregate public offering price. Our promoters’ investment is less than the required minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering.
     We intend to raise a minimum of $45,000,000 and a maximum of $82,000,000 in this offering. Depending on the level of equity raised in this offering and the amount of any grants, bond financing and/or other incentives we may be awarded, we will need to obtain debt financing ranging from approximately $67,140,000 to $104,140,000 in order to supplement our seed capital proceeds of $1,360,000 and fully capitalize the project. We estimated the range of debt financing we will need by subtracting the minimum and maximum amount of equity in this offering and the $1,360,000 we raised as seed capital from the estimated total project cost.
     We have no contracts or commitments with any bank, lender or financial institution for this debt financing. There are no assurances that we will be able to obtain the necessary debt financing, other financing or grants sufficient to capitalize the project. The level of debt we require may be reduced by any bond financing, tax increment financing, grants and other incentives awarded to us. Depending on the number of units sold, we may also seek third party credit providers to provide subordinated debt for the construction and initial operating expenses of the project.
     Our financing plan will require a significant amount of debt. Before we release funds from escrow, we must secure a written debt financing commitment. You should be aware that a commitment for debt financing is not a binding loan agreement and the lender may not be required to provide us the debt financing as set forth in the commitment. A commitment is an agreement to lend subject to certain terms and conditions. It is also subject to the negotiation, execution, and delivery of loan and loan-related documentation satisfactory to the lender. Therefore, even if we sell the aggregate minimum number of units prior to June 12, 2007 and receive a debt financing commitment, we may not satisfy the loan commitment conditions before the offering closes, or at all. If this occurs, we have three alternatives:
     If this occurs, we have three alternatives:
•	Begin construction of the plant using all or a part of the equity funds raised while we seek another debt financing source;

•	Hold the equity funds raised indefinitely in an interest-bearing account while we seek another debt financing source; or

•	Return the equity funds, if any, to investors with accrued interest, after deducting the currently indeterminate expenses of operating our business or partially constructing the plant before we return the funds.
Financial Information
     We are a development-stage company with no operating history and no revenues. Please see “SELECTED FINANCIAL DATA” for a summary of our finances and the index to our financial statements for our detailed financial information.
IMPORTANT NOTICES TO INVESTORS
     This prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any securities in any jurisdiction in which, or to any person to whom, it would be unlawful to do so.
     Investing in our units involves significant risk. Please see “RISK FACTORS” beginning on page 6 to read about important risks you should consider before purchasing our units. No representations or warranties of any kind are intended or should be inferred with respect to economic returns or tax benefits of any kind that may accrue to the investors of the securities.
     These securities have not been requested under the securities laws of any state other than the states of Florida, Georgia, Illinois, Indiana, Kentucky and Ohio and may be offered and sold in other states only in reliance on exemptions from the registration requirements of the laws of those other states.
     In making an investment decision, investors must rely upon their own examination of the entity creating the securities and the terms of the offering, including the merits and risks involved. Investors should not invest any funds in this offering unless they can afford to lose their entire investment. There is no public market for the resale of the units in the foreseeable future. Furthermore, state securities laws and our operating agreement place substantial restrictions on the transferability of the units. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.
     During the course of the offering of the units and prior to the sale of the units, each prospective purchaser and his or her representatives, if any, are invited to ask questions of, and obtain information from, our representatives concerning the terms and conditions of this offering, us, our business, and other relevant matters. We will provide the requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense. Prospective purchasers or representatives having questions or desiring additional information should contact us at (765) 584-2209 or toll free at (877) 584-2209, or at our business address: Cardinal Ethanol, LLC, 2 OMCO Square, Suite 201, Winchester, Indiana 47394. Also, you may contact any of the following directors directly at the phone numbers listed below:

NAME	POSITION	PHONE NUMBER
Troy Prescott	Director & Chairman/President	(765) 969-5541
Tom Chalfant	Director & Vice Chairman/Vice President	(765) 729-3129
Ralph Brumbaugh	Director	(937)423-0964
Thomas Chronister	Director	(260) 437-0418
Everett Hart	Director	(937) 459-7301
Jeremey Herlyn	Director	(765) 914-4938
Steven Snider	Director	(765) 744-1881
Jerrold Voisinet	Director	(937) 773-1069
Andrew Zawosky	Director	(937) 459-0162

FORWARD LOOKING STATEMENTS
     Throughout this prospectus, we make “forward-looking statements” that involve future events, our future performance, and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “should,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” “believe,” “expect” or “anticipate” or the negative of these terms or other similar expressions. The forward-looking statements are generally located in the material set forth under the headings “MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS,” “PLAN OF DISTRIBUTION,” “RISK FACTORS,” “USE OF PROCEEDS” and “DESCRIPTION OF BUSINESS,” but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. Actual results may differ from projected results due, but not limited to, unforeseen developments, including developments relating to the following:
•	the availability and adequacy of our cash flow to meet its requirements, including payment of loans;

•	economic, competitive, demographic, business and other conditions in our local and regional markets;

•	changes or developments in laws, regulations or taxes in the ethanol, agricultural or energy industries;

•	actions taken or not taken by third-parties, including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

•	competition in the ethanol industry;

•	the loss of any license or permit;

•	the loss of our plant due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required;

•	changes in our business strategy, capital improvements or development plans;

•	the availability of additional capital to support capital improvements and development; and

•	other factors discussed under the section entitled “RISK FACTORS” or elsewhere in this prospectus.
     You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus have been compiled as of the date of this prospectus and should be evaluated with consideration of any changes occurring after the date of this prospectus. Except as required under federal securities laws and SEC rules and regulations, we will not update forward-looking statements even though our situation may change in the future.
RISK FACTORS
     The purchase of units involves substantial risks and the investment is suitable only for persons with the financial capability to make and hold long-term investments not readily converted into cash. Investors must, therefore, have adequate means of providing for their current and future needs and personal contingencies. Prospective purchasers of the units should carefully consider the risk factors set forth below, as well as the other information appearing in this prospectus, before making any investment in the units. Investors should understand that there is a possibility that they could lose their entire investment in us.
Risks Related to the Offering
Failure to sell the minimum number of units will result in the failure of this offering, which means your investment may be returned to you with nominal interest.
     We may not be able to sell the minimum amount of units required to close on this offering. We must sell and receive at least $45,000,000 worth of units to close the offering. If we do not sell units and collect funds of at least $45,000,000 in this offering by June 12, 2007, we cannot close the offering and must return investors’ money with nominal interest, less expenses for escrow agency fees. This means that from the date of an investor’s investment, the investor would earn a nominal rate of return on the money he, she, or it deposits with us in escrow. We do not expect the termination date to be later than June 12, 2007.

We are not experienced in selling securities and no one has agreed to assist us or purchase any units that we cannot sell ourselves, which may result in the failure of this offering.
     We are making this offering on a “best efforts” basis, which means that we will not use an underwriter or placement agent. We have no firm commitment from any prospective buyer to purchase our units and there can be no assurance that the offering will be successful. We plan to offer the units directly to investors in the states of Florida, Georgia, Illinois, Indiana, Kentucky and Ohio. We plan to advertise in local media and by mailing information to area residents. We also plan to hold informational meetings throughout Florida, Georgia, Illinois, Indiana, Kentucky and Ohio. Our directors have significant responsibilities in their primary occupations in addition to trying to raise capital. See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS — Business Experience of Directors and Officers” for a summary the business activities of our directors and officers. These individuals have no broker-dealer experience and most of our directors have limited or no experience with public offerings of securities. There can be no assurance that our directors will be successful in securing investors for the offering.
Proceeds of this offering are subject to promissory notes due after the offering is closed and investors unable to pay the 90% balance on their investment may have to forfeit their 10% cash deposit.
     As much as 90% of the total offering proceeds of this offering could be subject to promissory notes that may not be due until after the offering is closed. The success of our offering will depend on the investors’ ability to pay the outstanding balances on these promissory notes. In order to purchase units in this offering and become a member in Cardinal Ethanol, each investor must, among other requirements, submit a check in the amount of 10% of the total amount due for the number of units for which subscription is sought, and a promissory note for the remaining 90% of the total amount due for the units. That balance will become due within 30 days of the date of our notice that our sales of units have exceeded the aggregate minimum offering amount, including the amounts owed under the promissory notes, of $45,000,000. We may not be able to collect on subscriptions from investors and are subject to the risk that subscribers may default on their payment obligations under their subscription agreements and promissory notes. We will take a security interest in the units. We intend to retain the initial payment and to seek damages from any investor who defaults on the promissory note obligation. This means that if you are unable to pay the 90% balance of your investment within 30 days of our notice, you may have to forfeit your 10% cash deposit. Nonetheless, the success of the offering depends on the payment of these amounts by the obligors.
     If we sell the minimum number of units by June 12, 2007, we will be able to close the offering. However, we will not be able to release funds from escrow until the notes are paid off and the cash proceeds in escrow equal or exceed $45,000,000, we have received a written debt financing commitment, and our escrow agent has provided an affidavit to each state securities department in which we have registered our securities for sale stating that the escrow agreement requirements have been satisfied. Accordingly, we could have insufficient capital to complete the construction of the ethanol plant or insufficient ongoing operating capital.
Investors will not be allowed to withdraw their investment, which means that you should invest only if you are willing to have your investment unavailable to you for an indefinite period of time.
     Investors will not be allowed to withdraw their investments for any reason, absent a rescission offer tendered by Cardinal Ethanol. We do not anticipate making a rescission offer. This means that from the date of your investment through June 12, 2007, your investment will be unavailable to you. You should only invest in us if you are willing to have your investment be unavailable for this period of time, which could be up to one year. If our offering succeeds, and we convert your cash investment into units of Cardinal Ethanol, your investment will be denominated in our units until you transfer those units. There are significant transfer restrictions on our units. You will not have a right to withdraw from Cardinal Ethanol and demand a cash payment from us.

We do not satisfy the promoters’ equity investment requirements recommended by NASAA, therefore our offering may be disallowed by state administrators that follow the NASAA Statement of Policy Regarding Promoters Equity Investment.
     A total of $1,080,000 of the $1,360,000 proceeds from our private placement is attributable to investments by our promoters as defined by the North American Securities Administrators Association (“NASAA”). Pursuant to the Statement of Policy Regarding Promoters Equity Investment promulgated by the NASAA, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal or exceed a certain percentage of the aggregate public offering price. Our promoters’ investment is less than the required minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering. None of the states in which we have registered have restricted our offering because of our noncompliance with this standard.
Risks Related to Our Financing Plan
Even if we raise the minimum amount of equity in this offering, we may not obtain the debt financing necessary to construct and operate our ethanol plant, which would result in the failure of the project and Cardinal Ethanol.
     Our financing plan requires a significant amount of debt financing. We do not have contracts or commitments with any bank, lender or financial institution for debt financing, and we will not release funds from escrow until we secure a written debt financing commitment sufficient to construct and operate the ethanol plant. If debt financing on acceptable terms is not available for any reason, we will be forced to abandon our business plan and return your investment from escrow plus nominal interest less deduction for escrow agency fees. Including the $1,360,000 we raised in our previous private placement offerings and depending on the level of equity raised in this offering, we expect to require approximately $67,140,000 to $104,140,000 (less any bond or tax increment financing, grants and other incentives we are awarded) in senior or subordinated long-term debt from one or more commercial banks or other lenders, incentives and government grants. Because the amounts of equity and grant funding are not yet known, the exact amount and nature of total debt is also unknown.
     If we do not sell the minimum amount of units, the offering will not close. Even though we must receive a debt financing commitment as a condition of closing escrow, the agreements to obtain debt financing may not be fully negotiated when we close on escrow. Therefore, there is no assurance that such commitment will be received, or if it is received, that it will be on terms acceptable to us. If agreements to obtain debt financing are arranged and executed, we expect that we will be required to use the funds raised from this offering prior to receiving the debt financing funds.
Future loan agreements with lenders may hinder our ability to operate the business by imposing restrictive loan covenants, which could delay or prohibit us from making cash distributions to our unit holders.
     Our debt load and service requirements necessary to implement our business plan will result in substantial debt service requirements. Our debt load and service requirements could have important consequences which could hinder our ability to operate, including our ability to:
•	Incur additional indebtedness;

•	Make capital expenditures or enter into lease arrangements in excess of prescribed thresholds;

•	Make distributions to unit holders, or redeem or repurchase units;

•	Make certain types of investments;

•	Create liens on our assets;

•	Utilize the proceeds of asset sales; and

•	Merge or consolidate or dispose of all, or substantially all, of our assets.
     In the event that we are unable to pay our debt service obligations, our creditors could force us to (1) reduce or eliminate distributions to unit holders (even for tax purposes); or (2) reduce or eliminate needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt. In the event that we would be unable to refinance our indebtedness or raise funds through asset sales, sales of equity or otherwise, our ability to operate our plant would be greatly affected and we may be forced to liquidate.
If we decide to spend equity proceeds and begin plant construction before we have fulfilled all of the loan commitment conditions, signed binding loan agreements or received loan proceeds, we may be unable to close the loan and you may lose all of your investment.
     If we sell the aggregate minimum number of units prior to June 12, 2007 and satisfy the other conditions of releasing funds from escrow, including our receipt of a written debt financing commitment, we may decide to begin spending the equity proceeds to begin plant construction or for other project-related expenses. If, after we begin spending equity proceeds, we are unable to close the loan, we may have to seek another debt financing source or abandon the project. If that happens, you could lose some or all of your investment.
If we successfully release funds from escrow but are unable to close our loan, we may decide to hold your investment while we search for alternative debt financing sources, which means your investment will continue to be unavailable to you and may decline in value.
     We must obtain a written debt financing commitment prior to releasing funds from escrow. However, a debt financing commitment does not guarantee that we will be able to successfully close the loan. If we fail to close the loan, we may choose to seek alternative debt financing sources. While we search for alternative debt financing, we may continue to hold your investment in another interest-bearing account. Your investment will continue to be unavailable while we search for alternative debt financing. It is possible that your investment will decline in value while we search for the debt financing necessary to complete our project.
Risks Related to Cardinal Ethanol as a Development-Stage Company
Cardinal Ethanol has no operating history, which could result in errors in management and operations causing a reduction in the value of your investment.
     We were recently formed and have no history of operations. We cannot provide assurance that Cardinal Ethanol can manage start-up effectively and properly staff operations, and any failure to manage our start-up effectively could delay the commencement of plant operations. A delay in start-up operations is likely to further delay our ability to generate revenue and satisfy our debt obligations. We anticipate a period of significant growth, involving the construction and start-up of operations of the plant. This period of growth and the start-up of the plant are likely to be a substantial challenge to us. If we fail to manage start-up effectively, you could lose all or a substantial part of your investment.
We have little to no experience in the ethanol industry and our directors do not dedicate their efforts to our project on a full time basis, which may affect our ability to build and operate the ethanol plant.
     We are presently, and are likely for some time to continue to be, dependent upon our initial directors. Most of these individuals are experienced in business generally but have very little or no experience in raising capital from the public, organizing and building an ethanol plant, and governing and operating a public company. Our directors also have little to no expertise in the ethanol industry. See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.” In addition, certain directors on our board are presently engaged in business and other activities which impose substantial demand on the time and attention of such directors. See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS — Business Experience of Directors and Officers” for a summary of our directors and officers business activities. We anticipate that our executive officers will dedicate approximately 15 hours per week to our project and that our directors will dedicate between four hours and 20 hours per week to our project depending upon which committees they serve. Our directors do not dedicate their efforts to our project on a full time basis which may affect our ability to build and develop our ethanol plant. You should not purchase units unless you are willing to entrust all aspects of our management to our board of directors.

We will depend on Fagen, Inc. for expertise in beginning operations in the ethanol industry and any loss of this relationship could cause us delay and added expense, placing us at a competitive disadvantage.
     We will be dependent on our relationship with Fagen, Inc. and its employees. Any loss of this relationship with Fagen, Inc., particularly during the construction and start-up period for the plant, may prevent us from commencing operations and result in the failure of our business. The time and expense of locating new consultants and contractors would result in unforeseen expenses and delays. Unforeseen expenses and delays may reduce our ability to generate revenue and profitability and significantly damage our competitive position in the ethanol industry such that you could lose some or all of your investment.
If we fail to finalize critical agreements, such as the design-build agreement, ethanol and distillers grains marketing agreements and utility supply agreements, or the final agreements are unfavorable compared to what we currently anticipate, our project may fail or be harmed in ways that significantly reduce the value of your investment.
     You should be aware that this prospectus makes reference to documents or agreements that are not yet final or executed, and plans that have not been implemented. In some instances such documents or agreements are not even in draft form. The definitive versions of those agreements, documents, plans or proposals may contain terms or conditions that vary significantly from the terms and conditions described. These tentative agreements, documents, plans or proposals may not materialize or, if they do materialize, may not prove to be profitable.
Our lack of business diversification could result in the devaluation of our units if our revenues from our primary products decrease.
     We expect our business to solely consist of ethanol and distillers grains production and sales. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues by the production and sales of ethanol and distillers grains since we do not expect to have any other lines of business or alternative revenue sources.
We have a history of losses and may not ever operate profitably.
     For the period of February 7, 2005 through March 31, 2006, we incurred an accumulated net loss of $71,448. We will continue to incur significant losses until we successfully complete construction and commence operations of the plant. There is no assurance that we will be successful in completing this offering and/or in our efforts to build and operate an ethanol plant. Even if we successfully meet all of these objectives and begin operations at the ethanol plant, there is no assurance that we will be able to operate profitably.
Your investment may decline in value due to decisions made by our initial board of directors and until the plant is built, your only recourse to replace these directors will be through amendment to our operating agreement.
     Our operating agreement provides that the initial board of directors will serve until the first annual or special meeting of the members following commencement of substantial operations of the ethanol plant. If our project suffers delays due to financing or construction, our initial board of directors could serve for an extended period of time. In that event, your only recourse to replace these directors would be through an amendment to our operating agreement which could be difficult to accomplish.
We have one full-time employee, but we may not be able to hire employees capable of effectively operating the ethanol plant, which may hinder our ability to operate profitably.
     Because we are a development-stage company, we have only one full-time employee. If we are not able to hire employees who can effectively operate the plant, our ability to generate revenue will be significantly reduced or prevented altogether such that you could lose all or a substantial portion of your investment.

Risks Related to Construction of the Ethanol Plant
We will depend on Fagen, Inc. and ICM, Inc. to design and build our ethanol plant, however, we currently have no binding design build agreement with them and their failure to perform could force us to abandon business, hinder our ability to operate profitably or decrease the value of your investment.
     We will be highly dependent upon Fagen, Inc. and ICM, Inc. to design and build the plant, but we have no definitive binding design build agreement with either company. We have entered into a non-binding letter of intent with Fagen, Inc. for various design and construction services. We have also entered into a phase I and phase II engineering services agreement with Fagen Engineering, LLC for certain engineering and design work to allow us to obtain these services prior to the execution of the design-built agreement. Fagen Engineering, LLC and Fagen, Inc. are both owned by Ron Fagen. Fagen Engineering, LLC provides engineering services for projects constructed by Fagen, Inc. Fagen, Inc. has indicated its intention to deliver to us a proposed design-build contract, in which it will serve as our general contractor and will engage ICM, Inc. to provide design and engineering services. We anticipate that we will execute a definitive binding design-build agreement with Fagen, Inc. to construct the plant when we have received the minimum amount of funds necessary to break escrow and have obtained a debt financing commitment sufficient to carry out our business plan. However, we have not yet negotiated, reviewed or executed the design-build agreement and there is no assurance that such an agreement will be executed.
     If we do not execute a definitive, binding design-build agreement with Fagen, Inc., or if Fagen, Inc. terminates its relationship with us after initiating construction, there is no assurance that we would be able to obtain a replacement general contractor. Any such event may force us to abandon our business. Fagen, Inc. and ICM, Inc. and their affiliates, may have a conflict of interest with us because Fagen, Inc., ICM, Inc. and their employees or agents are involved as owners, creditors and in other capacities with other ethanol plants in the United States. We cannot require Fagen, Inc. or ICM, Inc. to devote their full time and attention to our activities. As a result, Fagen, Inc. and ICM, Inc. may have, or come to have, a conflict of interest in allocating personnel, materials and other resources to our plant.
We may need to increase cost estimates for construction of the ethanol plant, and such increase could result in devaluation of our units if ethanol plant construction requires additional capital.
     We anticipate that Fagen, Inc. will construct the plant for a contract price, based on the plans and specifications in the anticipated design-build agreement. We have based our capital needs on a design for the plant that will cost approximately $105,997,000 with additional start-up and development costs of approximately $44,503,000 for a total project completion cost of approximately $150,500,000. This price includes construction period interest. The estimated total cost of the project is based on preliminary discussions, and there is no assurance that the final cost of the plant will not be higher. There is no assurance that there will not be design changes or cost overruns associated with the construction of the plant. Under the terms of the letter of intent we signed with Fagen, Inc., if as of the date we give a notice to proceed to Fagen, Inc., the Construction Cost Index published by Engineering News-Record Magazine (“CCI”) for the month in which the notice to proceed is given, has increased over the CCI for September 2005, the contract price will be increased by an equal percentage amount. Therefore, the cost of our plant could be significantly higher than the $105,997,000 construction price in the letter of intent.
     In addition, increases in price of steel, cement and other construction materials, as well increases in the cost of labor, could affect the final cost of construction of the ethanol plant. Further, shortages of steel, cement and other construction materials, as well labor shortages, could affect the final completion date of the project. We have budgeted $8,388,000 for our construction contingency to help offset higher construction costs. However, this may not be sufficient to offset increased costs. Advances and changes in technology may require changes to our current plans in order to remain competitive. Any significant increase in the estimated construction cost of the plant could delay our ability to generate revenues and reduce the value of your units because our revenue stream may not be able to adequately support the increased cost and expense attributable to increased construction costs.

Construction delays could result in devaluation of our units if our production and sale of ethanol and its by-products are similarly delayed.
     We currently expect our plant to be operating by summer 2008; however, construction projects often involve delays in obtaining permits, construction delays due to weather conditions, or other events that delay the construction schedule. In addition, changes in interest rates or the credit environment or changes in political administrations at the federal, state or local level that result in policy change towards ethanol or this project, could cause construction and operation delays. If it takes longer to construct the plant than we anticipate, it would delay our ability to generate revenue and make it difficult for us to meet our debt service obligations. This could reduce the value of the units.
Fagen, Inc. and ICM, Inc. may have current or future commitments to design and build other ethanol manufacturing facilities ahead of our plant and those commitments could delay construction of our plant and our ability to generate revenues.
     We do not know how many ethanol plants Fagen, Inc. and ICM, Inc. have currently contracted to design and build. Based upon publicly available information sources, we estimate that Fagen, Inc. is currently designing and building approximately 26 ethanol plants in the United States and all of these facilities are being designed with ICM technology. This number is only our estimate and it is very likely that the actual number varies from our estimate and may vary significantly from our estimate. The actual number of ethanol plants being designed and built by Fagen, Inc., is considered proprietary business information of Fagen, Inc. and is not available to us. It is possible that Fagen, Inc. and ICM, Inc. have outstanding commitments to other facilities that may cause the construction of our plant to be delayed. It is also possible that Fagen, Inc. and ICM, Inc. will continue to contract with new facilities for plant construction and with operating facilities for expansion construction. These current and future building commitments may reduce the resources of Fagen, Inc. and ICM, Inc. to such an extent that construction of our plant is significantly delayed. If this occurs, our ability to generate revenue will also be delayed and the value of your investment will be reduced.
Defects in plant construction could result in devaluation of our units if our plant does not produce ethanol and its by-products as anticipated.
     There is no assurance that defects in materials and/or workmanship in the plant will not occur. Under the terms of the anticipated design-build agreement with Fagen, Inc., Fagen, Inc. would warrant that the material and equipment furnished to build the plant will be new, of good quality, and free from material defects in material or workmanship at the time of delivery. Though we expect the design-build agreement to require Fagen, Inc. to correct all defects in material or workmanship for a period of one year after substantial completion of the plant, material defects in material or workmanship may still occur. Such defects could delay the commencement of operations of the plant, or, if such defects are discovered after operations have commenced, could cause us to halt or discontinue the plant’s operation. Halting or discontinuing plant operations could delay our ability to generate revenues and reduce the value of your units.
The plant site may have unknown environmental problems that could be expensive and time consuming to correct, which may delay or halt plant construction and delay our ability to generate revenue.
     Our board of directors has identified a primary plant site and two alternative sites in east central Indiana. Our board of directors reserves the right to choose an alternative site or any other location of the plant site, in its sole discretion. There can be no assurance that we will not encounter hazardous environmental conditions that may delay the construction of the plant. We do not anticipate Fagen, Inc. to be responsible for any hazardous environmental conditions encountered at the plant site. Upon encountering a hazardous environmental condition, Fagen, Inc. may suspend work in the affected area. If we receive notice of a hazardous environmental condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous environmental condition will likely delay construction of the plant and may require significant expenditure of our resources to correct the condition. In addition, Fagen, Inc. will be entitled to an adjustment in price and time of performance if it has been adversely affected by the hazardous environmental condition. If we encounter any hazardous environmental conditions during construction that require time or money to correct, such event could delay our ability to generate revenues and reduce the value of your units.

Risks Related to Ethanol Production
The expansion of domestic ethanol production in combination with state bans on MTBE and/or state renewable fuels standards may place strains on rail and terminal infrastructure such that our ethanol cannot be marketed and shipped to the blending terminals that would otherwise provide us the best cost advantages.
     If the volume of ethanol shipments continues to increase and blenders switch from methyl tertiary butyl ether (“MTBE”) to ethanol, there may be weaknesses in infrastructure such that our ethanol cannot reach its target markets. Many terminals may need to make infrastructure changes to blend ethanol instead of MTBE. If the blending terminals do not have sufficient capacity or the necessary infrastructure to make this switch, there may be an oversupply of ethanol on the market, which could depress ethanol prices and negatively impact our financial performance. In addition, rail infrastructure may be inadequate to meet the expanding volume of ethanol shipments, which could prevent us from shipping our ethanol to our target markets.
Changes in the prices of corn and natural gas can be volatile and these changes will significantly impact our financial performance and the value of your investment.
     Our results of operations and financial condition will be significantly affected by the cost and supply of corn and natural gas. Changes in the price and supply of corn and natural gas are subject to and determined by market forces over which we have no control. Generally, higher corn and natural gas prices will produce lower profit margins. This is especially true if market conditions do not allow us to pass through increased corn and natural gas costs to our customers. There is no assurance that we will be able to pass through such higher prices. If we experience a sustained period of high corn and/or natural gas prices, such pricing may reduce our ability to generate revenues and our profit margins may significantly decrease or be eliminated and you may lose some or all of your investment.
     Ethanol production at our ethanol plant will require significant amounts of corn. In addition, other new ethanol plants may be developed in the state of Indiana. If these plants are successfully developed and constructed, we expect to compete with them for corn origination. Competition for corn origination may increase our cost of corn and harm our financial performance and the value of your investment.
     We intend to use natural gas as the power source for our ethanol plant. Natural gas costs represent approximately 15-20% of our total cost of production. Natural gas prices are volatile and may lead to higher operating costs, which would lower the value of your investment. In late August and early September 2005, Hurricane Katrina and Hurricane Rita caused dramatic damage to areas of Louisiana and Texas, which are the location of two of the largest natural gas hubs in the United States. The damage became apparent and natural gas prices substantially increased. At this time it is unknown how this damage will affect intermediate and long-term prices of natural gas. Future hurricanes could create additional uncertainty and volatility. We expect natural gas prices to remain high or increase given the unpredictable market situation.
Declines in the prices of ethanol and its by-products will have a significant negative impact on our financial performance and the value of your investment.
     Our revenues will be greatly affected by the price at which we can sell our ethanol and its by-products, i.e., distillers grains. These prices can be volatile as a result of a number of factors. These factors include the overall supply and demand, the price of gasoline, level of government support, and the availability and price of competing products. For instance, the price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol, which may decrease our ethanol sales and reduce revenues, causing a reduction in the value of your investment.
     The price of ethanol has recently been much higher than its 10-year average. We do not expect these prices to be sustainable as supply from new and existing ethanol plants increases to meet increased demand. The total production of ethanol is at an all time high and continues to rapidly expand at this time. Increased production of ethanol may lead to lower prices. Any decrease in the price at which we can sell our ethanol will negatively impact our future revenues and could cause the value of your investment to decline.

     We believe that ethanol production is expanding rapidly at this time. Increased production of ethanol may lead to lower prices and other adverse effects. For example, the increased ethanol production could lead to increased supplies of by-products from the production of ethanol, such as distillers grains. Those increased supplies could outpace demand, which would lead to lower prices for those by-products. In addition, distillers grains competes with other protein based animal feed products. The price of distillers grains may decrease when the price of competing feed products decreases. The price of competing animal feed products is based in part on the price of the commodity from which it is derived. Downward pressure on commodity prices, such as soybeans, will generally cause the price of competing animal feed products to decline, resulting in downward pressure on the price of distillers grains. Any decrease in the prices at which we can sell our distillers grains will negatively affect our revenues and could cause the value of your investment to decline.
We have no current plan to sell the raw carbon dioxide we produce to a third party processor resulting in the loss of a potential source of revenue.
     At this time, we have no agreement to sell the raw carbon dioxide we produce. We cannot provide any assurances that we will sell our raw carbon dioxide at any time in the future. If we do not enter into an agreement to sell our raw carbon dioxide, we will have to emit it into the air. This will result in the loss of a potential source of revenue.
Our ability to successfully operate is dependent on the availability of energy at anticipated prices.
     Adequate energy is critical to plant operations. We have not yet entered into any definitive agreements to obtain energy resources and we may have to pay more than we expect to access efficient energy resources. As a result, our ability to make a profit may decline.
We will depend on others for sales of our products, which may place us at a competitive disadvantage and reduce profitability.
     We expect to hire or contract with a third-party marketing firm to market all of the ethanol we plan to produce. Although we currently expect to do our own distillers grains marketing to livestock markets in approximately the 100 miles surrounding our plant, we may contract with one or more brokers to market and sell our distillers grains locally. In addition, if the local livestock markets do not provide an adequate outlet for our distillers grains at the prices we desire, we expect to contract with one or more brokers to market and sell a portion or all of our distillers grains regionally and nationally. As a result, we expect to be dependent on the ethanol broker and any distillers grains broker we engage. There is no assurance that we will be able to enter into contracts with any ethanol broker or distillers grains broker on terms that are favorable to us. If the ethanol or distillers grains broker breaches the contract or does not have the ability, for financial or other reasons to market all of the ethanol or distillers grains we produce, we will not have any readily available means to sell our products. Our lack of a sales force and reliance on third parties to sell and market our products may place us at a competitive disadvantage. Our failure to sell all of our ethanol and distillers dried grains feed products may result in less income from sales, reducing our revenue stream, which could reduce the value of your investment.
Changes and advances in ethanol production technology could require us to incur costs to update our ethanol plant or could otherwise hinder our ability to compete in the ethanol industry or operate profitably.
     Advances and changes in the technology of ethanol production are expected to occur. Such advances and changes may make the ethanol production technology installed in our plant less desirable or obsolete. These advances could also allow our competitors to produce ethanol at a lower cost than us. If we are unable to adopt or incorporate technological advances, our ethanol production methods and processes could be less efficient than our competitors, which could cause our plant to become uncompetitive or completely obsolete. If our competitors develop, obtain or license technology that is superior to ours or that makes our technology obsolete, we may be required to incur significant costs to enhance or acquire new technology so that our ethanol production remains competitive. Alternatively, we may be required to seek third-party licenses, which could also result in significant expenditures. We cannot guarantee or assure you that third-party licenses will be available or, once obtained, will continue to be available on commercially reasonable terms, if at all. These costs could negatively impact our financial performance by increasing our operating costs and reducing our net income, all of which could reduce the value of your investment.
Risks Related to Ethanol Industry
New plants under construction or decreases in the demand for ethanol may result in excess production capacity in our industry.
     The supply of domestically produced ethanol is at an all-time high. In 2005, 95 ethanol plants located in 19 states produced a record 4 billion gallons of ethanol; a 17% increase from 2004 and nearly 1.5 times the ethanol produced in 2000. As of April  2006, there were 97 ethanol plants with a combined annual production capacity of more than 4.49 billion gallons and an additional 34 ethanol plants and nine expansions under construction expected to result in an increase of combined annual capacity of more than 2.17 billion gallons. Excess capacity in the ethanol industry would have an adverse impact on our results of operations, cash flows and general financial condition. Excess capacity may also result or intensify from increases in production capacity coupled with insufficient demand. If the demand for ethanol does not grow at the same pace as increases in supply, we would expect the price for ethanol to decline. If excess capacity in the ethanol industry occurs, the market price of ethanol may decline to a level that may adversely affect our ability to generate profits and our financial condition.
We operate in a competitive industry and compete with larger, better financed entities which could impact our ability to operate profitably.
     There is significant competition among ethanol producers with numerous producer and privately owned ethanol plants planned and operating throughout the Midwest and elsewhere in the United States. The number of ethanol plants being developed and constructed in the United States continues to increase at a rapid pace. The recent passage of the Energy Policy Act of 2005 included a renewable fuels mandate that we expect will further increase the number of domestic ethanol production facilities. The largest ethanol producers include Abengoa Bioenergy Corp., Archer Daniels Midland (“ADM”), Aventine Renewable Energy, Inc., Cargill, Inc., New Energy Corp. and VeraSun Energy Corporation, all of which are each capable of producing more ethanol than we expect to produce. In 2005, ADM announced its plan to add approximately 500 million gallons per year of additional ethanol production capacity in the United States. ADM is currently the largest ethanol producer in the U.S. and controls a significant portion of the ethanol market. ADM’s plan to produce an additional 500 million gallons of ethanol per year will strengthen its position in the ethanol industry and cause a significant increase in domestic ethanol supply. If the demand for ethanol does not grow at the same pace as increases in supply, we expect that lower prices for ethanol will result which may adversely affect our ability to generate profits and our financial condition.
     Our ethanol plant is also expected to compete with producers of other gasoline additives made from raw materials other than corn having similar octane and oxygenate values as ethanol, such as producers of methyl tertiary butyl ether (MTBE). MTBE is a petrochemical derived from methanol which generally costs less to produce than ethanol. Many major oil companies produce MTBE and strongly favor its use because it is petroleum-based. However, MTBE has caused groundwater contamination and many states have enacted MTBE bans. Alternative fuels, gasoline oxygenates and alternative ethanol production methods are also continually under development. The major oil companies have significantly greater resources than we have to market MTBE, to develop alternative products, and to influence legislation and public perception of MTBE and ethanol. These companies also have significant resources to begin production of ethanol should they choose to do so.
Competition from the advancement of alternative fuels may lessen the demand for ethanol and negatively impact our profitability, which could reduce the value of your investment.
     Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing more efficient engines, hybrid engines and alternative clean power systems using fuel cells or clean burning gaseous fuels. Vehicle manufacturers are working to develop vehicles that are more fuel efficient and have reduced emissions using conventional gasoline. Vehicle manufacturers have developed and continue to work to improve hybrid technology, which powers vehicles by engines that utilize both electric and conventional gasoline fuel sources. In the future, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell and hydrogen industries continue to expand and gain broad acceptance, and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively. This additional competition could reduce the demand for ethanol, which would negatively impact our profitability, causing a reduction in the value of your investment.
Corn-based ethanol may compete with cellulose-based ethanol in the future, which could make it more difficult for us to produce ethanol on a cost-effective basis and could reduce the value of your investment.
     Most ethanol is currently produced from corn and other raw grains, such as milo or sorghum, especially in the Midwest. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste, and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn, and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas which are unable to grow corn. Although current technology is not sufficiently efficient to be competitive, a report by the U.S. Department of Energy entitled “Outlook for Biomass Ethanol Production and Demand” indicates that new conversion technologies may be developed in the future. If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. It may not be cost-effective to convert the ethanol plant we are proposing into a plant which will use cellulose-based biomass to produce ethanol. If we are unable to produce ethanol as cost-effectively as cellulose-based producers, our ability to generate revenue will be negatively impacted and your investment could lose value.
As domestic ethanol production continues to grow, ethanol supply may exceed demand causing ethanol prices to decline and the value of your investment to be reduced.
     The number of ethanol plants being developed and constructed in the United States continues to increase at a rapid pace. As these plants begin operations, we expect domestic ethanol production to significantly increase. If the demand for ethanol does not grow at the same pace as increases in supply, we would expect the price for ethanol to decline. Declining ethanol prices will result in lower revenues and may reduce or eliminate profits causing the value of your investment to be reduced.
Competition from ethanol imported from Caribbean basin countries may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.
     A portion of the ethanol produced or processed in certain countries in Central America and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative. Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. Competition from ethanol imported from Caribbean Basin countries may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.
Competition from ethanol imported from Brazil may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.
     Brazil is currently the world’s largest producer and exporter of ethanol. In Brazil, ethanol is produced primarily from sugarcane, which is also used to produce food-grade sugar. Reports in early January 2006 estimate that Brazil produced approximately 4.5 billion gallons of ethanol in 2005 and exported a total of 554 million gallons of ethanol worldwide. Ethanol imported from Brazil may be a less expensive alternative to domestically produced ethanol, which is primarily made from corn. Tariffs presently protecting U.S. ethanol producers may be reduced or eliminated. Competition from ethanol imported from Brazil may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.

Risks Related to Regulation and Governmental Action
A change in government policies favorable to ethanol may cause demand for ethanol to decline.
     Growth and demand for ethanol may be driven primarily by federal and state government policies, such as state laws banning MTBE and the national renewable fuels standard. The continuation of these policies is uncertain, which means that demand for ethanol may decline if these policies change or are discontinued. A decline in the demand for ethanol is likely to cause lower ethanol prices which in turn will negatively affect our results of operations, financial condition and cash flows.
Loss of or ineligibility for favorable tax benefits for ethanol production could hinder our ability to operate at a profit and reduce the value of your investment in us.
     The ethanol industry and our business are assisted by various federal ethanol tax incentives, including those included in the Energy Policy Act of 2005. The provision of the Energy Policy Act of 2005 likely to have the greatest impact on the ethanol industry is the creation of a 7.5 billion gallon Renewable Fuels Standard (RFS). The RFS will begin at 4 billion gallons in 2006, increasing to 7.5 billion gallons by 2012. The RFS helps support a market for ethanol that might disappear without this incentive. The elimination or reduction of tax incentives to the ethanol industry could reduce the market for ethanol, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell ethanol. If the federal tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result, which could result in the failure of the business and the potential loss of some or all of your investment.
     Another important provision involves an expansion in the definition of who qualifies as a small ethanol producer. Historically, small ethanol producers were allowed a 10-cents-per-gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005 the size limitation on the production capacity for small ethanol producers increases from 30 million to 60 million gallons. Because we intend to build a plant with the capacity to annually produce 100-million gallons of ethanol, we do not expect to qualify for this tax credit which could hinder our ability to compete with other plants who will receive the tax credit.
A change in environmental regulations or violations thereof could result in the devaluation of our units and a reduction in the value of your investment.
     We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits to construct and operate the plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various environmental permits that we will require.
     Before we can begin construction of our plant, we must obtain numerous regulatory approvals and permits. While we anticipate receiving these approvals and permits, there is no assurance that these requirements can be satisfied in a timely manner or at all. If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all.
     Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, which may reduce our profitability and you may lose some or all of your investment.
Our lack of eligibility for payments under the Commodity Credit Corporation Bioenergy Program could hinder our ability to operate at a profit and reduce the value of your investment in us.
     The United States Department of Agriculture’s (the “USDA”) Commodity Credit Corporation Bioenergy Program reimburses eligible ethanol producers of less than 65 million gallons of ethanol, one bushel of corn for every two and one-half bushels of corn used for the increased production of ethanol. In January 2006, the

Commodity Credit Corporation issued notice that the Bioenergy Program would be terminated as of June 30, 2006 because the funds have been exhausted. Originally, the Bioenergy Program was scheduled to expire on September 30, 2006. Based upon our current anticipated completion date of summer 2008, we will not be eligible to participate in the Bioenergy Program unless it is extended. In addition, even if the program were extended, because we expect to produce approximately 100 million gallons of ethanol per year, we would not qualify for the program unless the maximum eligible production capacity was expanded. We do not include Bioenergy Program payments in our forecasted sources of funds but we may be competing with other ethanol plants that receive these payments. This could result in decreased profitability and you could lose some or all of your investment.
Risks Related to the Units
There has been no independent valuation of the units, which means that the units may be worth less than the purchase price.
     The per unit purchase price has been determined by us without independent valuation of the units. We established the offering prices based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the units. The units may have a value significantly less than the offering prices and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.
No public trading market exists for our units and we do not anticipate the creation of such a market, which means that it will be difficult for you to liquidate your investment.
     There is currently no established public trading market for our units and an active trading market will not develop despite this offering. To maintain partnership tax status, you may not trade the units on an established securities market or readily trade the units on a secondary market (or the substantial equivalent thereof). We, therefore, will not apply for listing of the units on any securities exchange or on the NASDAQ Stock Market. As a result, you will not be able to readily sell your units.
Public investors will experience immediate and substantial dilution as a result of this offering.
     Our seed capital investors and our founders paid substantially less per unit for our membership units than the current public offering price. Accordingly, if you purchase units in this offering, you will experience immediate and substantial dilution of your investment. Based upon the issuance and sale of the minimum number of units (9,000) at the public offering price of $5,000 per unit, you will incur immediate dilution of $178.38 in the net tangible book value per unit if you purchase units in this offering. If we sell the maximum number of units (16,400) at the public offering price of $5,000 per unit, you will incur immediate dilution of $100.59 in the net tangible book value per unit if you purchase units in this offering.
We have placed significant restrictions on transferability of the units, limiting an investor’s ability to withdraw from Cardinal Ethanol.
     The units are subject to substantial transfer restrictions pursuant to our operating agreement and tax and securities laws. This means that you will not be able to easily liquidate your investment and you may have to assume the risks of investments in us for an indefinite period of time. See “SUMMARY OF OUR OPERATING AGREEMENT.”
     To help ensure that a secondary market does not develop, our amended and restated operating agreement prohibits transfers without the approval of our board of directors. The board of directors will not approve transfers unless they fall within “safe harbors” contained in the publicly-traded partnership rules under the tax code, which include, without limitation, the following:
•	transfers by gift to the member’s spouse or descendants;

•	transfer upon the death of a member;

•	transfers between family members; and

•	transfers that comply with the “qualifying matching services” requirements.

There is no assurance that an investor will receive cash distributions which could result in an investor receiving little or no return on his or her investment.
     Distributions are payable at the sole discretion of our board of directors, subject to the provisions of the Indiana Limited Liability Company Act, our operating agreement and the requirements of our creditors. We do not know the amount of cash that we will generate, if any, once we begin operations. Cash distributions are not assured, and we may never be in a position to make distributions. See “DESCRIPTION OF MEMBERSHIP UNITS.” Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion or the addition of new technology. This means that you may receive little or no return on your investment and be unable to liquidate your investment due to transfer restrictions and lack of a public trading market. This could result in the loss of your entire investment.
These units will be subordinate to company debts and other liabilities, resulting in a greater risk of loss for investors.
     The units are unsecured equity interests and are subordinate in right of payment to all our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the holders of the units. In the event of our bankruptcy, liquidation, or reorganization, all units will be paid ratably with all our other equity holders, and there is no assurance that there would be any remaining funds after the payment of all our debts for any distribution to the holders of the units.
You may have limited access to information regarding our business because our operating agreement does not require us to deliver an annual report to security holders, we do not expect to be required to furnish proxy statements until a later date, our directors, officers and beneficial owners will not be required to report their ownership of units until a future time, and our obligations to file periodic reports with the Securities and Exchange Commission could be automatically suspended under certain circumstances.
     Except for our duty to deliver audited annual financial statements to our members pursuant to our operating agreement, we are not required to deliver an annual report to security holders and currently have no plan to do so. We also will not be required to furnish proxy statements to security holders and our directors, officers and beneficial owners will not be required to report their beneficial ownership of units to the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more unit holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. However, as of effectiveness of our registration statement, we will be required to file periodic reports with the Securities and Exchange Commission which will be immediately available to the public for inspection and copying. These reporting obligations will be automatically suspended under Section 15(d) of the Securities Exchange Act of 1934 if we have less than 300 members. If this occurs, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.
The presence of members holding 25% or more of the outstanding units is required to take action at a meeting of our members.
     In order to take action at a meeting, a quorum of members holding at least 25% of the outstanding units must be represented in person, by proxy or by mail ballot. See “SUMMARY OF OUR OPERATING AGREEMENT.” Assuming a quorum is present, members take action by a vote of the majority of the units represented at the meeting and entitled to vote on the matter. The requirement of a 25% quorum protects Cardinal Ethanol from actions being taken when less than 25% of the members have not considered the matter being voted upon. However, this also means that the unit holders of a minority of outstanding units could pass a vote and take an action which would then bind all unit holders. Conversely, the requirement of a 25% quorum also means that members will not be able to take actions which may be in the best interests of Cardinal Ethanol if we cannot secure the presence in person, by proxy, or by mail ballot of members holding 25% or more of the outstanding units.

After the plant is substantially operational, our operating agreement provides for staggered terms for our directors.
     The terms of our initial directors expire at the first annual meeting following substantial completion of the ethanol plant. At that time, our members will elect directors for staggered three-year terms. Because our directors will serve on the board for staggered terms, it will be difficult for our members to replace our board of directors. In that event, your only recourse to replace these directors would be through an amendment to our operating agreement which could be difficult to accomplish.
Risks Related to Tax Issues
EACH PROSPECTIVE MEMBER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE IMPACT THAT HIS OR HER PARTICIPATION IN CARDINAL ETHANOL MAY HAVE ON HIS OR HER FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO HIS OR HER PARTICIPATION IN THIS OFFERING.
IRS classification of Cardinal Ethanol as a corporation rather than as a partnership would result in higher taxation and reduced profits, which could reduce the value of your investment in us.
     We are a Indiana limited liability company that has elected to be taxed as a partnership for federal and state income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of the units. However, if for any reason the IRS would successfully determine that we should be taxed as a corporation rather than as a partnership, we would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the units. If we were to be taxed as a corporation for any reason, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, thus resulting in double taxation of our earnings and profits. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS- Partnership Status.” If we pay taxes as a corporation, we will have less cash to distribute as a distribution to our Unit holders.
The IRS May Classify Your Investment as Passive Activity Income, Resulting in Your Inability to Deduct Losses Associated with Your Investment.
     If you are not involved in our operations on a regular, continuing and substantial basis, it is likely that the Internal Revenue Service will classify your interest in us as a passive activity. If an investor is either an individual or a closely held corporation, and if the investor’s interest is deemed to be “passive activity,” then the investor’s allocated share of any loss we incur will be deductible only against income or gains the investor has earned from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict an investor’s ability to currently deduct any of our losses that are passed through to such investor.
Income allocations assigned to an investor’s units may result in taxable income in excess of cash distributions, which means you may have to pay income tax on your investment with personal funds.
     Investors will pay tax on their allocated shares of our taxable income. An investor may receive allocations of taxable income that result in a tax liability that is in excess of any cash distributions we may make to the investor. Among other things, this result might occur due to accounting methodology, lending covenants that restrict our ability to pay cash distributions, or our decision to retain the cash generated by the business to fund our operating activities and obligations. Accordingly, investors may be required to pay some or all of the income tax on their allocated shares of our taxable income with personal funds.
An IRS audit could result in adjustments to Cardinal Ethanol’s allocations of income, gain, loss and deduction causing additional tax liability to our members.
     The IRS may audit the income tax returns of Cardinal Ethanol and may challenge positions taken for tax purposes and allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging

Cardinal Ethanol’s allocations in a manner that reduces losses or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns.
Risks Related to Conflicts of Interest
Our directors and officers have other business and management responsibilities which may cause conflicts of interest in the allocation of their time and services to our project.
     Since our project is currently managed by the board of directors rather than a professional management group, the devotion of the directors’ time to the project is critical. However, our directors and officers have other management responsibilities and business interests apart from our project. Therefore, our directors and officers may experience conflicts of interest in allocating their time and services between us and their other business responsibilities. See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS — Business Experience of Directors and Officers” for a summary of our directors and officers business activities. However, we anticipate that our executive officers will dedicate approximately 15 hours per week to our project and that our directors will dedicate between four hours and 20 hours per week to our project depending upon which committees they serve. In addition, conflicts of interest may arise if the directors and officers, either individually or collectively, hold a substantial percentage of the units because of their position to substantially influence our business and management.
Our directors, officers and members may enter into agreements or other arrangements with us from time to time which may cause conflicts of interests if they put their financial interests ahead of ours.
     Our operating agreement permits us to enter into agreements and other arrangements with our directors, officers, members and their affiliates; provided, however, that such arrangements are on terms no more favorable to the directors, officers or members than generally afforded to non-affiliate parties in a similar transaction. As of the date of this memorandum, the directors have not received any cash compensation for services as directors (i.e., directors’ or meeting fees). We have entered into a project development fee agreement with Troy Prescott, the Chairman of the board of directors and our President. Pursuant to the development fee agreement , we have agreed to pay a one-time fee of $100,000 to Mr. Prescott in exchange for services provided to us on the date upon which we execute and deliver all required documents to project lender(s) for debt financing.
We may have conflicting financial interests with Fagen, Inc. and ICM, Inc., which could cause Fagen, Inc. or ICM, Inc. to put their financial interests ahead of ours.
     Fagen, Inc. and ICM, Inc., and their affiliates, may have conflicts of interest because Fagen, Inc., ICM, Inc. and their employees or agents are involved as owners, creditors and in other capacities with other ethanol plants in the United States. We cannot require Fagen, Inc. or ICM, Inc. to devote their full time or attention to our activities. As a result, Fagen, Inc. and ICM, Inc. may have, or come to have, a conflict of interest in allocating personnel, materials and other resources to our plant.
Affiliated investors may purchase additional units and influence decisions in their favor.
     We may sell units to affiliated or institutional investors and they may acquire enough units to influence the manner in which we are managed. These investors may influence our business in a manner more beneficial to themselves than to our other investors. This may reduce the value of your units, impair the liquidity of your units and/or reduce our profitability.
     Before making any decision to invest in us, investors should read this entire prospectus, including all of its exhibits, and consult with their own investment, legal, tax and other professional advisors.

DETERMINATION OF OFFERING PRICE
     There is no established market for our units. We established the offering price without an independent valuation of the units. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. In considering our capitalization requirements, we determined the minimum and maximum aggregate offering amounts based upon our cost of capital analysis and debt to equity ratios acceptable in the industry. In determining the offering price per unit we considered the additional administrative expense which would likely result from a lower offering price per unit, such as the cost of increased unit trading. We also considered the dilution impact of our recent private placement offering price in determining an appropriate public offering price per unit. The units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.
DILUTION
          An investor purchasing units in this offering will receive units diluted by the prior purchase of units by purchasers during our previous private placement offerings. We have sold units to our founders and seed capital investors at prices substantially below the price at which we are currently selling units. The presence of these previously sold units will dilute the relative ownership interests of the units sold in this offering because these earlier investors received a relatively greater share of our equity for less consideration than investors are paying for units issued in this offering. Generally, all investors in this offering will notice immediate dilution. We have and will continue to use this previously contributed capital to finance development costs and for initial working capital purposes. We intend to use any remaining balance for the same purposes as those of this offering.
          The following chart sets forth the units issued since our inception through the date of this prospectus:

Issuance Event	Number of Units Issued
Founders’ Private Placement	72
Seed Capital Private Placement	496

TOTAL:	568
          As of March 31, 2006, we had 568 outstanding units, of which 72 units were sold to our founders for $1,666.67 per unit and 496 units were issued to our seed capital investors for $2,500.00 per unit. The units, as of March 31, 2006, had a net tangible book value of $1,133,263 or $1,995.18 per unit. The net tangible book value per unit represents members’ equity less intangible assets which includes deferred offering costs, divided by the number of units outstanding.
          The offering price of $5,000 per unit substantially exceeds the net tangible book value per unit of our outstanding units. Therefore, all current holders will realize an immediate increase of at least $2,826.44 per unit in the pro forma net tangible book value of their units if the minimum (9,000 units) is sold at a price of $5,000 per unit, and an increase of at least $2,904.23 per unit if the maximum (16,400 units) is sold at a price of $5,000 per unit. Purchasers of units in this offering will realize an immediate dilution of at least $178.38 per unit in the net tangible book value of their units if the minimum (9,000 units) is sold at a price of $5,000 per unit, and a decrease of at least $100.59 per unit if the maximum (16,400 units) is sold at a price of $5,000 per unit.
          The following table illustrates the increase to existing unit holders and the dilution to purchasers in the offering in the net tangible book value per unit assuming the minimum or the maximum number of units is sold. The table does not take into account any other changes in the net tangible book value of our units occurring after March 31, 2006 or offering expenses related to this offering.

		Minimum	Maximum
•	Pro forma net tangible book value per unit at March 31, 2006	$1,995.18	$1,995.18

•	Increase in pro forma net tangible book value per unit attributable to the sale of 9,000 (minimum) and 16,400 (maximum) units at $5,000 per unit(1)	$2,826.44	$2,904.23

•	Pro forma net tangible book value per unit at March 31, 2006, as adjusted for the sale of units in this offering	$4,821.62	$4,899.41

•	Dilution per unit to new investors in this offering	$(178.38)	$(100.59)

(1)	The minimum and maximum number of units is circumscribed by the minimum offering amount of $45,000,000 and maximum offering amount of $82,000,000, before additional offering costs incurred since March 31, 2006.
          We may seek additional equity financing in the future, which may cause additional dilution to investors in this offering, and a reduction in their equity interest. The holders of the units purchased in this offering will have no preemptive rights on any units to be issued by us in the future in connection with any such additional equity financing. We could be required to issue warrants to purchase units to a lender in connection with our debt financing. If we sell additional units or warrants to purchase additional units, the sale or exercise price could be higher or lower than what investors are paying in this offering. If we sell additional units at a lower price it could lower the value of an existing investor’s units.
          The tables below sets forth as of this prospectus, on an “as-if-converted” basis, the difference between the number of units purchased, and total consideration paid for those units, by existing unit holders, compared to units purchased by new investors in this offering without taking into account any offering expenses.

	Total Number of Units Purchased
	Minimum Offering		Maximum Offering
		Percent of		Percent of
	Units	Total	Units	Total
Existing unit holders	568	5.94%	568	3.35%
New investors	9,000	94.06%	16,400	96.65%

Total	9,568	100.00%	16,968	100.00%
Total Consideration Paid for Units

	Minimum Offering			Maximum Offering
		Percent	Average Price		Percent of	Average Price
	Amount Paid	of Total	Per Unit	Amount Paid	Total	Per Unit
Existing unit holders	$1,360,000	2.93%	$2,394.37	$1,360,000	1.63%	$2,394.37
New investors	$45,000,000	97.07%	$5,000.00	$82,000,000	98.37%	$5,000.00

Total	$46,360,000	100.00%	$4,845.32	$83,360,000	100.00%	$4,912.78
CAPITALIZATION
          We have issued a total of 72 units to our founders at a purchase price of $1,666.67 per units, for total unit proceeds of $120,000. In addition, we have issued a total of 496 units to our seed capital investors at a purchase price of $2,500 per unit, for total unit proceeds of $1,240,000. If the minimum offering of $45,000,000 is attained, we will have total membership proceeds of $46,360,000 at the end of this offering, less offering expenses. If the maximum offering of $82,000,000 is attained, we will have total membership proceeds of $83,360,000 at the end of this offering, less offering expenses.
Capitalization Table
          The following table sets forth our capitalization at March 31, 2006 and our expected capitalization following this offering.

	Actual		Pro Forma (1)
	(unaudited)		Minimum	Maximum
Unit holders’ equity	$1,335,348	(2)	$46,335,348	$83,335,348
Accumulated deficit	(71,448)		(71,448)	(71,448)

Total Unit holder’s equity (deficit)	1,263,900		46,263,900	83,263,900

Total Capitalization(3)	$1,263,900		$46,263,900	$83,263,900

(1)	As adjusted to reflect receipt of gross proceeds from this offering prior to deducting offering expenses related to this offering and prior to securing a debt financing commitment.

(2)	Includes founders’ equity of $120,000 contributed in exchange for 72 units at $1,666.67 per unit and seed capital equity of $1,240,000 contributed in exchange for 496 units at $2,500.00 per unit.

(3)	In order to fully capitalize the project, we will also need to obtain debt financing ranging from approximately $67,140,000 to $104,140,000 less any grants we are awarded and any bond or tax increment financing we can obtain. Our estimated long-term debt requirements are based upon our project consultants’ past experience with similar projects, preliminary discussions with lenders and our independent research regarding capitalization requirements for ethanol plants of similar size.

          Our previous private placements were made directly by us without use of an underwriter or placement agent and without payment of commissions or other remuneration. The aggregate sales proceeds, after payment of offering expenses of approximately $24,700, were applied to our working capital and other development and organizational purposes.
          With respect to the exemption from registration of issuance of securities claimed under Rule 506 and Section 4(2) of the Securities Act, neither we, nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or advertising. Prior to making any offer or sale, we had reasonable grounds to believe and believed that each prospective investor was capable of evaluating the merits and risks of the investment and were able to bear the economic risk of the investment. Each purchaser represented in writing that the securities were being acquired for investment for such purchaser’s own account, and agreed that the securities would not be sold without registration under the Securities Act or exemption from the Securities Act. Each purchaser agreed that a legend was placed on each certificate evidencing the securities stating the securities have not been registered under the Securities Act and setting forth restrictions on their transferability.
DISTRIBUTION POLICY
          We have not declared or paid any distributions on the units. We do not expect to generate earnings until the proposed ethanol plant is operational, which is expected to occur approximately 18 to 20 months after we close the offering. After operation of the proposed ethanol plant begins, it is anticipated, subject to any loan covenants or restrictions with any senior and term lenders, that we will distribute “net cash flow” to our members in proportion to the units that each member holds relative to the total number of units outstanding. “Net cash flow,” means our gross cash proceeds less any portion, as determined by the board of directors in their sole discretion, used to pay or establish reserves for operating expenses, debt payments, capital improvements, replacements and contingencies. However, there can be no assurance that we will ever be able to pay any distributions to the unit holders including you. Additionally, our lenders may further restrict our ability to make distributions during the initial period of the term debt.

SELECTED FINANCIAL DATA
          The following table summarizes important financial information from our March 31, 2006 unaudited financial statements. You should read this table in conjunction with the financial statements and the notes included elsewhere in this prospectus.
Statement of Operations

	Six months	From Inception	From Inception
	Ending	(Feb. 7, 2005) to	(Feb. 7, 2005)
	March 31, 2006	Sept. 30, 2005	to March 31, 2006
	(unaudited)	(audited)	(unaudited)
Revenues	$—	$—	$—

Operating Expenses
Professional fees	62,569	35,322	97,891
General and administrative	45,764	10,149	55,913

Total	108,333	45,471	153,804

Operating Loss	(108,333)	(45,471)	(153,804)

Other Income
Grant Income	63,699	—	63,699
Interest	17,368	—	17,368
Dividend Income	514	1,487	2,001
Gain (loss) on sale of investments	(810)	98	(712)

Total	80,771	1,585	82,356

Net Loss	$(27,562)	$(43,886)	$(71,448)

Weighted average units outstanding	385	68	206

Net Loss Per Unit	$(71.59)	$(645.38)	$(346.83)

Balance Sheet

	March 31, 2006	Sept. 30, 2005
	(unaudited)	(audited)
Assets:
Current Assets
Cash and equivalents	$1,071,207	$5,295
Investments	—	66,573
Grants receivable	63,699	—
Interest receivable	6,801	—
Prepaid expenses	12,331	13,726

Total current assets	1,154,038	85,594

Property and Equipment
Office equipment	11,273	5,681
Less accumulated depreciation	(852)	(79)

Net property and equipment	10,421	5,602

Other Assets
Deferred offering costs	130,637	18,685
Land options	16,800	—

Total other assets	147,437	18,685

Total Assets	$1,311,896	$109,881

	March 31, 2006	Sept. 30, 2005
	(unaudited)	(audited)
Liabilities and Equity:

Current Liabilities
Accounts payable	46,448	33,392
Accrued expenses	1,548	375

Total current liabilities	47,996	33,767

Members’ Equity
Member contributions, net cost of raising capital	1,335,348	120,000
Deficit accumulated during development stage	(71,448)	(43,886)

Total members’ equity	1,263,900	76,114

Total Liabilities and Members’ Equity	$1,311,896	$109,881

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION
Overview
          This prospectus contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those risk factors described elsewhere in this prospectus. The following discussion of the financial condition and results of our operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus.
          We are an Indiana limited liability company. We were initially formed as Indiana Ethanol, LLC, an Indiana limited liability company on February 7, 2005, for the purpose of constructing and operating a plant to produce ethanol and distillers grains in east central Indiana. We then changed our name to Cardinal Ethanol, LLC on September 27, 2005. We do not expect to generate any revenue until the plant is completely constructed and operational.
          We anticipate building our plant near Harrisville, Indiana, in Randolph county which is located in east central Indiana. We have options for the real estate which make up our primary plant site in Randolph County. We also have options for two alternate sites in the event it is later determined that our primary site is not suitable for any reason. Our secondary alternative site is approximately 14 miles from our primary site. Our third alternative site is approximately 31 miles from our primary site. For more information about our potential plant sites, please refer to “DESCRIPTION OF BUSINESS — Project Location and Proximity to Markets.” Our board of directors reserves the right to choose the location of the final plant site, in their sole discretion. We expect that we will make a final determination as to the suitability of our primary site after this offering is completed. We anticipate the final plant site will have access to both truck and rail transportation.
          Currently, our principal place of business is located at 2 OMCO Square, Suite 201, Winchester, Indiana 47394. On August 15, 2005, we entered into a lease of this commercial office space with OMCO Mould, Inc. Under the terms of the lease, we pay OMCO Mould, Inc. $600 per month. The term of the lease is through August 31, 2006, which may be extended at our option on a month-to-month basis on the same terms and conditions as the lease.
          Based upon engineering specifications produced by Fagen, Inc., the plant will annually consume approximately 36 million bushels of corn and annually produce approximately 100-million gallons of fuel grade ethanol and 320,000 tons of distillers grains for animal feed. We currently estimate that it will take 18 to 20 months from the date that we close the offering, which includes obtaining our debt financing, and obtaining all necessary permits, to complete the construction of the plant.

          We expect the project will cost approximately $150,500,000 to complete. This includes approximately $105,997,000 to build the plant and an additional $44,503,000 in other capital expenditures and working capital. In addition, our letter of intent with Fagen, Inc. provides for an increase in the construction price in certain circumstances. As a result, our anticipated total project cost is not a firm estimate and is expected to change from time to time as the project progresses. These changes may be significant. We have budgeted $8,388,000 in construction contingency to help offset any increases in our costs of construction. However, it is unknown whether this allowance will be sufficient to offset any increased cost. If it is not sufficient, we intend to seek either additional debt financing to offset any increase in the total project cost. We may also seek additional equity investment in this offering if necessary. In no event will we exceed the maximum offering amount of $82,000,000. We have also entered into a phase I and phase II engineering services agreement with Fagen Engineering, LLC for the performance of certain engineering and design work in exchange for $92,500, which will be credited against the total design build costs of our project. See “DESCRIPTION OF BUSINESS — Design-Build Team” for detailed information about our letter of intent with Fagen, Inc. and our phase 1 and phase II engineering services agreement with Fagen Engineering, LLC. Except for the non-binding letter of intent with Fagen, Inc. and the engineering agreement with Fagen Engineering, LLC, we do not have any binding or non-binding agreements with any contractor for the labor or materials necessary to build the plant.
          We are still in the development phase, and until the proposed ethanol plant is operational, we will generate no revenue. We anticipate that accumulated losses will continue to increase until the ethanol plant is operational.
Plan of Operations Until Start-Up of Ethanol Plant
          We expect to spend at least the next 12 months focused on three primary activities: (1) project capitalization; (2) site acquisition and development; and (3) plant construction and start-up operations. Assuming the successful completion of this offering and the related debt financing, we expect to have sufficient cash on hand to cover all costs associated with construction of the project, including, but not limited to, site acquisition and development, utilities, construction and equipment acquisition. In addition, we expect our seed capital proceeds to supply us with enough cash to cover our costs through this period, including staffing, office costs, audit, legal, compliance and staff training. We estimate that we will need approximately $150,500,000 to complete the project.
Project capitalization
          We raised $1,360,000 in our previous private placements to our founders and seed capital investors. We will not close our current offering until we have raised the minimum offering amount of $45,000,000. We have until June 12, 2007 to sell the minimum number of units required to raise the minimum offering amount. If we sell the minimum number of units prior to June 12, 2007, we may decide to continue selling units until we sell the maximum number of units or June 12, 2007, whichever occurs first. Even if we successfully close the offering by selling at least the minimum number of units by June 12, 2007, we will not release the offering proceeds from escrow until the cash proceeds in escrow equal $45,000,000 or more and we secure a written debt financing commitment for debt financing ranging from a minimum of $67,140,000 to a maximum of $104,140,000 depending on the level of equity raised and any grant funding received. A debt financing commitment only obligates the lender to lend us the debt financing that we need if we satisfy all the conditions of the commitment. These conditions may include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts acceptable to the lender, evidence of the issuance of all permits, acceptable insurance coverage and title commitment, the contribution of a specified amount of equity and attorney opinions. At this time, we do not know what business and financial conditions will be imposed on us. We may not satisfy the loan commitment conditions before closing, or at all. If this occurs we may:
•	commence construction of the plant using all or a part of the equity funds raised while we seek another debt financing source;

•	hold the equity funds raised indefinitely in an interest-bearing account while we seek another debt financing source; or

•	return the equity funds, if any, to investors with accrued interest, after deducting the currently indeterminate expenses of operating our business or partially constructing the plant before we return the funds.
          While the foregoing alternatives may be available, we do not expect to begin substantial plant construction activity before satisfying the loan commitment conditions or closing the loan transaction because it is very likely that Fagen, Inc., and any lending institution will prohibit substantial plant construction activity until satisfaction of loan commitment conditions or loan closing. We expect that proceeding with plant construction prior to satisfaction of the loan commitment conditions or closing the loan transaction could cause us to abandon the project or terminate operations. As a result, you could lose all or part of your investment.
Site acquisition and development
          During and after the offering, we expect to continue work principally on the preliminary design and development of our proposed ethanol plant, acquiring our plant site, obtaining the necessary construction permits, identifying potential sources of debt financing and negotiating the corn supply, ethanol and distillers grains marketing, utility and other contracts. We plan to fund these initiatives using the $1,360,000 of equity capital raised in our previous private placements. We believe that our existing funds will permit us to continue our preliminary activities through the end of this offering. If we are unable to close on this offering by that time or otherwise obtain other funds, we may need to discontinue operations.
          We anticipate building our plant near Harrisville, Indiana, in Randolph County which is located in east central Indiana. We have options for the real estate which make up our primary plant site in Randolph County. We also have options for two alternate sites in the event it is later determined that our primary site is not suitable for any reason. Our secondary alternative site is approximately 14 miles form our primary site near Farmland, Indiana in Randolph County. Our third alternative site is approximately 31 miles from our primary site near Dunkirk, Indiana in Jay County. Our board of directors reserves the right to choose the location of the final plant site, in their sole discretion. We expect that we will not make a final determination as to the suitability of our primary site until after this offering is completed.
          Our Primary Plant Site. On March 22, 2006, we executed a real estate option agreement with Nelson E. Bateman, granting us an option to purchase approximately 205 acres of land near Harrisville, Indiana in Randolph County. We paid $5,000 for this option. Under the terms of the option agreement, we have the option to purchase the land for $9,000 per surveyed acre except for a 2.5 acre building site which shall be an additional $100,000. This option expires on April 1, 2007, however we may extend the option to October 1, 2007 for an additional payment of $2,500, and thereafter we may extend the option to April 1, 2008 for an additional payment of $5,000. In the event we exercise this option, the option agreement allows us to apply the amounts paid for the option and extensions of the option towards the total purchase price for the land. On May 11, 2006, we executed a real estate option agreement with M.J.C.F. Farms, Inc., granting us an option to purchase approximately 87 acres adjacent to the 205-acre site. We paid $5,000 for the option and have the option to purchase the land for $9,000 per surveyed acre. This option expires on April 1, 2007, however, we may extend the option to October 1, 2007 for an additional payment of $2,500, and thereafter to April 1, 2008 for an additional payment of $5,000. If the option is excercised during the time permitted, all option consideration will be applied to the purchase price.
           Our Secondary Alternative Plant Site. On January 10, 2006, we executed a real estate option agreement with Timothy L. and Diana S. Cheesman, the Lydia E. Harris Trust, and the Mary Frances James Revocable Trust Agreement dated September 18, 2003, granting us an option to purchase 3 tracts of land near Farmland, Indiana in Randolph County totaling approximately 216 acres. Under the terms of the option agreement, we paid $1,500 to each party for an aggregate option price of $4,500 and have the option to purchase the land for $4,200 per surveyed acre plus $60,000 for the buildings located on tract 1. This option expires on January 30, 2007, unless we choose to extend the option to January 30, 2008, for an additional payment of $1,500 to each party. On January 11, 2006, we executed a real estate option agreement with Dale and Bonnie Bartels granting us an option to purchase 5 acres of land adjacent to the 216-acre site. Under the terms of the option agreement, we paid $1,500 for the option and have the option to purchase the land for $40,000. This option expires on January 30, 2007, unless we choose to extend the option to January 30, 2008, for an additional payment of $1,500.
          Our Third Alternative Plant Site. On December 21, 2005, we executed a real estate option agreement with Rodgers Farm, LLC granting us an option to purchase approximately 133 acres of land in near Dunkirk, Indiana in Jay County. Under the terms of the option agreement, we paid $5,000 for the option and have the option to purchase the land for $7,700 per surveyed acre. This option expires on July 1, 2006, however we may extend the option every six months to July 1, 2008 for an additional payment of $5,000 for each six-month extension. On February 17, 2006, we executed a real estate option agreement with Douglas R. and Mary E. Stafford granting us an option to purchase one-half acre of land adjacent to the 133-acre site. Under the terms of the option agreement, we paid $800 for the option and have the option to purchase the land for $75,000. This option expires on January 30, 2007, unless we choose to extend the option to January 30, 2008, for an additional payment of $800. In the event we exercise this option, the option agreement allows us to apply the amounts paid for the option and the extension of the option towards the total purchase price for the land.

Plant construction and start-up of plant operations
          We expect to complete construction of the proposed plant and commence operations approximately 18 to 20 months from the date this offering closes. Our work will include completion of the final design and development of the plant. We also plan to negotiate and execute finalized contracts concerning the construction of the plant, provision of necessary electricity, natural gas and other power sources and marketing agreements for ethanol and distillers grains. Assuming the successful completion of this offering and our obtaining the necessary debt financing, we expect to have sufficient cash on hand to cover construction and related start-up costs necessary to make the plant operational. We estimate that we will need approximately $105,997,000 to construct the plant and approximately $44,503,000 to cover all capital expenditures necessary to complete the project, make the plant operational and produce revenue.
Trends and Uncertainties Impacting the Ethanol Industry and Our Future Operations
          If we are able to build the plant and begin operations, we will be subject to industry-wide factors that affect our operating and financial performance. These factors include, but are not limited to, the available supply and cost of corn from which our ethanol and distillers grains will be processed; the cost of natural gas, which we will use in the production process; dependence on our ethanol marketer and distillers grain marketer to market and distribute our products; the intensely competitive nature of the ethanol industry; possible legislation at the federal, state and/or local level; changes in federal ethanol tax incentives and the cost of complying with extensive environmental laws that regulate our industry.
          If we are successful in building and constructing the ethanol plant, we expect our revenues will consist primarily of sales of ethanol and distillers grains. We expect ethanol sales to constitute the bulk of our future revenues. Ethanol prices have recently been much higher than their 10-year average. Historically, ethanol prices have been seasonal, increasing in the late summer and fall as gasoline blenders and marketers increase inventory in anticipation of mandatory blending in the winter months, and decreasing in the spring and summer when mandatory blending ceases. However, ethanol prices began increasing during the latter part of our 2005 and have continued through the first quarter of 2006, despite a significant increase in supply of ethanol resulting from many additional producers in the industry. Increased demand, firm crude oil and gas markets, public acceptance, and positive political signals have all contributed to a strengthening of ethanol prices. In order to sustain these higher price levels however, management believes the industry will need to continue to grow demand to offset the increased supply brought to the market place by additional production. Areas where demand may increase are new markets in New Jersey, Pennsylvania, Massachusetts, North Carolina, South Carolina, Michigan, Tennessee, Louisiana and Texas. According to the Renewable Fuels Association, Minnesota may also generate additional demand due to the recent passage of state legislation mandating a 20% ethanol blend in its gasoline. Montana passed a similar mandate this year, but it will not go into effect until 60 million gallons of ethanol are produced in the state. See “INDUSTRY OVERVIEW — General Ethanol Demand and Supply.”
          We also expect to benefit from federal and ethanol supports and tax incentives. Changes to these supports or incentives could significantly impact demand for ethanol. The most recent ethanol supports are contained in the Energy Policy Act of 2005. Most notably, the Act creates a 7.5 billion gallon Renewable Fuels Standard (RFS). The RFS requires refiners to use 4 billion gallons of renewable fuels in 2006, increasing to 7.5 billion gallons by 2012. See “INDUSTRY OVERVIEW — Federal Ethanol Supports.”
          In addition to government supports that encourage production and the use of ethanol, demand for ethanol may increase as a result of increased consumption of E85 fuel.. E85 fuel is a blend of 70% to 85% ethanol and gasoline. According to the Energy Information Administration, E85 consumption is projected to increase from a national total of 11 million gallons in 2003 to 47 million gallons in 2025. E85 can be used as an aviation fuel, as reported by the National Corn Growers Association, and as a hydrogen source for fuel cells. According to the National Ethanol Vehicle Coalition, there are currently about 6.0 million flexible fuel vehicles capable of operating on E85 in the United States. Automakers have indicated plans to produce an estimated one million more flexible fuel vehicles per year. In addition, Ford and General Motors have recently begun national campaigns to promote ethanol and flexible fuel vehicles. The American Coalition for Ethanol reports that there are currently approximately 600 retail gasoline stations supplying E85. However, this remains a relatively small percentage of the total number of U.S. retail gasoline stations, which is approximately 170,000.
          Ethanol production continues to rapidly grow as additional plants and plant expansions become operational. According to the Renewable Fuels Association, as of April 2006, over 97 ethanol plants were producing ethanol with a combined annual production capacity of 4.49 billion gallons per year and current expansions and plants under construction constituted an additional future production capacity of 2.17 billion gallons per year. In 2005, ADM announced its plan to add 500 million gallons of ethanol production, clearly indicating its desire to maintain a significant share of the ethanol market. Since the current national ethanol production capacity exceeds the 2006 RFS requirement, we believe that other market factors, such as the growing trend for reduced usage of MTBE by the oil industry, state renewable fuels standards and increases in voluntary blending by terminals, are primarily responsible for current ethanol prices. Accordingly, it is possible that the RFS requirements may not significantly impact ethanol prices in the short-term. However, the increased requirement of 7.5 billion by 2012 is expected to support ethanol prices in the long term. A greater supply of ethanol on the market from these additional plants and plant expansions could reduce the price we are able to charge for our ethanol. This may decrease our revenues when we begin sales of product.
          Demand for ethanol has been supported by higher oil prices and its refined components. While the mandated usage required by the renewable fuels standard is driving demand, our management believes that the industry will require an increase in voluntary usage in order to experience long-term growth. We expect this will happen only if the price of ethanol is deemed economical by blenders. Our management also believes that increased consumer awareness of ethanol-blended gasoline will be necessary to motivate blenders to voluntarily increase the amount of ethanol blended into gasoline. In the future, a lack of voluntary usage by blenders in combination with additional supply may damage our ability to generate revenues and maintain positive cash flows.
Trends and Uncertainties Impacting the Corn and Natural Gas Markets and Our Future Cost of Goods Sold
          We expect our future cost of goods sold will consist primarily of costs relating to the corn and natural gas supplies necessary to produce ethanol and distillers grains for sale.
          The 2005 national corn crop was the second largest on record with national production reported by the USDA at approximately 11.11 billion bushels, exceeded only by the 2004 crop which is the largest ever recorded at approximately 11.8 billion bushels. As a result of the large 2005 corn crop, we expect corn prices to remain at relatively low levels into the 2005-2006 marketing year. However, variables such as planting dates, rainfall, and temperatures will likely cause market uncertainty and create corn price volatility throughout the year. We do not expect corn prices to remain at the current low levels indefinitely. Although we do not expect to begin operations until summer 2008, we expect these same factors will continue to cause continuing volatility in the price of corn, which will significantly impact our cost of goods sold.
          Natural gas is an important input to the ethanol manufacturing process. We estimate that our natural gas usage will be approximately 15-20% of our annual total production cost. We use natural gas to dry our distillers grains products to moisture contents at which they can be stored for longer periods and transported greater distances. Dried distillers grains have a much broader market base, including the western cattle feedlots, and the dairies of California and Florida. Recently, the price of natural gas has risen along with other energy sources and has only been available at prices exceeding the 10-year historical average. The prices may increase our costs of production when we become operational. Due to the active hurricane season in late 2005 that disrupted up to 29% of the natural gas wells in the Gulf of Mexico, natural gas prices substantially increased and became more volatile. Future hurricanes in the Gulf of Mexico could cause similar or greater uncertainty. Natural gas prices tend to follow crude oil prices, which also reached historic highs during 2005. We expect this trend to continue into 2006. In addition, the price of natural gas has historically fluctuated with seasonal weather changes, often experiencing price spikes during extended cold spells. We look for continued volatility in the natural gas market. Any ongoing increases in the price of natural gas will increase our cost of production and may negatively impact our future profit margins.

Competition within the State of Indiana and the North Central Region of the United States
          Currently, there is one commercial scale operating ethanol plant in the state of Indiana, New Energy Corp., located near South Bend, Indiana, is approximately 154 miles from our proposed primary plant site. In addition, we believe that there are several ethanol plants in various stages of planning and development throughout the north central region of the United States including the state of Indiana. Some of these development-stage plants may be built near our proposed plant site. Due to the preliminary nature of many of these projects, it is difficult to estimate the number of potential ethanol projects within our region. See “INDUSTRY OVERVIEW — Our Primary Competition.”
Technology Developments
          A new technology has recently been introduced, to remove corn oil from concentrated thin stillage (a by-product of “dry milling” ethanol processing facilities) which would be used as an animal feed supplement or possibly as an input for bio-diesel production. Although the recovery of oil from the thin stillage may be economically feasible, it fails to produce the advantages of removing the oil prior to the fermentation process. Various companies are currently working on or have already developed starch separation technologies that economically separate a corn kernel into its main components. The process removes the germ, pericarp and tip of the kernel leaving only the endosperm of kernel for the production of ethanol. This technology has the capability to reduce drying costs and the loading of volatile organic compounds. The separated germ would also be available through this process for other uses such as high oil feeds or bio-diesel production. Each of these new technologies is currently in its early stages of development. There is no guarantee that either technology will be successful or that we will be able to implement the technology in our ethanol plant.
Employees
          We currently have one full-time employee, Angela Armstrong, our project coordinator. We expect to hire approximately 45 full-time employees before commencing plant operations. Our officers are Troy Prescott, Chairman; Tom Chalfant, Vice Chairman; Dale Schwieterman, Treasurer; and John Shanks, II, Secretary. As of the date of this prospectus, we have not hired any additional employees. One of our directors, Troy Prescott, has been engaged as an independent contractor to provide project development and consulting services in exchange for cash compensation. See “EXECUTIVE COMPENSATION” for further details on the compensation paid to Mr. Prescott.
Recent Private Placement to Raise Seed Capital
          In February 2005, we sold a total of 72 of our membership units to our founders at a price of $1,666.67 per unit and received aggregate proceeds of $120,000. In December 2005, we sold an additional 496 units to our seed capital investors at a price of $2,500 per unit for proceeds of $1,240,000. We determined the offering price per unit of $1,666.67 for our founders’ units and $2,500 for our seed capital units based upon the capitalization requirements necessary to fund our development, organization and financing activities as a development-stage company. We did not rely upon any independent valuation, book value or other valuation criteria in determining the seed capital offering price per unit. We expect the proceeds from our previous private placements to provide us with sufficient liquidity to fund the developmental, organizational and financing activities necessary to advance our project. Specifically, we expect our seed capital proceeds will be sufficient to fund the following activities which we expect to conduct during this offering: identification of and negotiation with potential senior lenders and providers of subordinated debt, bond and tax increment financing, initial construction permitting, identification of and negotiation with potential ethanol and distillers grains marketing firms and project capitalization including equity raising activities. We do not expect that we will be able to begin significant site development and plant construction activity until we receive proceeds from this offering.
          All of the seed capital proceeds were immediately at-risk at the time of investment. We increased the public offering price per unit based upon the differences in risk and the development stage of our project at the time of investment.

Liquidity and Capital Resources
          As of March 31, 2006, we had total assets of $1,311,896 consisting primarily of cash and cash equivalents. As of March 31, 2006, we had current liabilities of $47,996 consisting primarily of our accounts payable. Since our inception through March 31, 2006, we have an accumulated deficit of $71,448. Total members’ equity as of March 31, 2006, was $1,263,900, taking into account the accumulated deficit. Since our inception, we have generated no revenue from operations. From our inception to March 31, 2006, we have a net loss of $71,448, primarily due to start-up business costs.
Capitalization Plan
          Based on our business plan and current construction cost estimates, we believe the total project will cost approximately $150,500,000. Our capitalization plan consists of a combination of equity, including equity capital raised in our previous private placements, debt, government grants and tax increment financing. In the event that our total project cost exceeds $150,500,000 for any reason, we intend to seek additional debt financing to offset the increase. We may also seek additional equity investment in this offering if necessary. In no event will we exceed the maximum offering amount of $82,000,000.
Equity Financing
          We raised $1,360,000 in our previous private placement offerings. In addition, we are seeking to raise a minimum of $45,000,000 and a maximum of $82,000,000 of equity in this offering. Including the $1,360,000 we raised in our seed capital offering and depending on the level of equity raised in this offering and the amount of grants and other incentives awarded to us, we expect to require debt financing ranging from a minimum of $67,140,000 to a maximum of $104,140,000.
Debt Financing
          We hope to attract the senior bank loan from a major bank, with participating loans from other banks, to construct the proposed ethanol plant. We expect the senior loan will be a construction loan secured by all of our real property, including receivables and inventories. We plan to pay near prime rate on this loan, plus annual fees for maintenance and observation of the loan by the lender, however, there is no assurance that we will be able to obtain debt financing or that adequate debt financing will be available on the terms we currently anticipate. If we are unable to obtain senior debt in an amount necessary to fully capitalize the project, we may have to seek subordinated debt financing which could require us to issue warrants. The issuance of warrants could reduce the value of our units.
          We do not have contracts or commitments with any bank, lender, underwriter, governmental entity or financial institution for debt financing. We have started identifying and interviewing potential lenders, however, we have not signed any commitment or contract for debt financing. Completion of the project relies entirely on our ability to attract these loans and close on this offering.
          We are also discussing the potential issuance of $10 million in industrial revenue bond financing with Randolph County, Indiana, which may be used to purchase the plant and/or certain equipment and would be subordinate to our senior debt financing. In addition, this bond financing will only be available to us if we construct our plant in Randolph County, Indiana. Both our primary proposed plant site, near Harrisville, Indiana, and our secondary proposed plant site, near Farmland, Indiana, are in Randolph County. We reserve the right, in the sole discretion of our board of directors, to select a different location for the plant. If we do not build the plant in Randolph County, we intend to pursue alternative bond financing if it is available to us in any alternate location.
          We anticipate that if we proceed with the bond financing, the industrial revenue bonds will be issued by Randolph County and then sold to other private or institutional investors. After the bonds are sold, Randolph County would then loan the proceeds of the bond sale to us pursuant to a promissory note. Alternatively, Randolph County may use the proceeds of the bond sale to purchase certain plant and/or equipment and thereafter, lease the plant and/or equipment to us. The bonds would then be payable from our payments on the note or our lease rental payments, which will, in the aggregate, equal the debt service on the bonds. The issuance of this debt or bond financing could reduce the amount of equity and/or term debt financing required to fully capitalize our project. However, we do not have any contracts or commitments with Randolph County, Indiana to provide this bond financing and there is no assurance that Randolph County, Indiana or any other governmental entity will facilitate such bond financing. In addition, even if debt or bond financing becomes available, there is no assurance that it will be on terms favorable to us.
Grants and Government Programs
          On June 8, 2005, we entered into an agreement with PlanScape Partners to serve as a consultant in researching and applying for local and state financial incentives for our project. Under the terms of the agreement, we will pay PlanScape Partners an hourly rate for their services. The agreement projects a fee between $12,000 and $16,000 for PlanScape Partners’ services.
          Indiana Incentives. If we choose to build our ethanol plant in Indiana, we may qualify for the following incentive programs administered by the Indiana Economic Development Corporation:
•	Ethanol Production Tax Credit. The Ethanol Production Tax Credit is available to ethanol plants that have the capacity to produce at least 40 million gallons of ethanol per year or which after December 31, 2003 increased its ethanol production capacity by at least 40 million gallons per year. Under the program, eligible ethanol plants may receive a credit against the state tax liability of $0.125 multiplied by the number of gallons ethanol produced at the facility. The total amount of credits allowed by a taxpayer may not exceed a total of $3,000,000 for all taxable years, however, the aggregate total may increased to $5,000,000 with prior approval of the Indiana Economic Development Corporation.

•	Economic Development for a Growing Economy (“EDGE”). The EDGE tax credit program provides a tax credit to eligible companies creating new jobs. EDGE credits are calculated as a percentage of payroll tax withholding may be awarded for up to 100% of the projected state income tax withholdings attributable to the company’s Indiana project. EDGE tax credits may be awarded for a term of up to 10 years. In addition to certain other requirements a company must commit to maintaining operations in Indiana for at least 2 years beyond the term of the company’s EDGE award to be eligible for EDGE tax credits.

•	Hoosier Business Investment Tax Credit (“HBITC”). The HBITC program provides a credit against a company’s Indiana tax liability to encourage capital investment in Indiana by companies. The amount of the tax credit is based on a company’s qualified capital investment and may be up to 10% of their qualified capital investment carried forward for up to 9 years. The final credit amount and carry forward term is determined by the Indiana Economic Development Corporation on a case by case analysis of the economic benefits of the proposed investment.

•	Tax Increment Financing (“TIF”). Tax increment financing is a program created by state statute and provides city and county councils the power to use all of the real property tax resulting from the increase in taxable valuation due to the construction of new industrial or commercial facilities to provide economic incentives. We must obtain approval from the county council of Randolph County, Indiana, or any other governing body of the county or city in which we locate the plant in order to receive tax increment financing. There is no guarantee that tax increment financing will be approved. If it is not approved, we will require additional equity.
          At this time, we have not yet applied for any of the above tax incentive programs. In addition, there is no guarantee that we will be eligible to participate in any of the above tax incentive programs or, if eligible, that the incentives will remain at current levels.
          USDA Grants. We have been approved for and have accepted a USDA Rural Development Grant in the amount of $100,000, which is to be used for start-up costs. We receive funds from this grant on a monthly basis as reimbursement for expenses incurred.
          We plan to apply for additional grants from the USDA and other sources. Although we may apply under several programs simultaneously and may be awarded grants or other benefits from more than one program, it must be noted that some combinations of programs are mutually exclusive. Under some state and federal programs, awards are not made to applicants in cases where construction on the project has started prior to the award date. There is no guarantee that applications will result in awards of grants or loans.
          Commodity Credit Corporation Bioenergy Program. Additionally, Congress provides an ethanol production incentive to ethanol producers through the United States Department of Agriculture Commodity Credit Corporation’s Bioenergy Program. The BioEnergy Program reimburses eligible ethanol producers of less than 65 million gallons of ethanol, one bushel of corn for every two and one-half bushels of corn used for the increased production of ethanol. No eligible producer may receive more than $7,500,000 annually under the program. In January 2006, the Commodity Credit Corporation issued notice that the Bioenergy Program would be terminated as of June 30, 2006 because the funds have been exhausted. Originally, the Bioenergy program was scheduled to continue through September 30, 2006. Unless the program is extended, it is unlikely that our plant will be eligible for payments under the program since our current anticipated completion date is summer 2008. In addition, even if the program were extended, we do not expect to qualify for bioenergy program payments because we expect to produce approximately 100 million gallons of ethanol per year, significantly more than the program’s current maximum eligible production capacity of 65 million gallons of ethanol. As such, we do not expect to qualify for the Commodity Credit Corporation Bioenergy Program and our capitalization plan does not assume we will receive any program payments. If the program is extended and expanded, we expect to apply for enrollment in the program, however, there is no guarantee that the program will be extended beyond June 2006 or that the maximum eligible production capacity will be expanded.
Critical Accounting Estimates
          Management uses estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Significant estimates include the deferral of expenditures for offering costs, which are dependent upon successful financing of the project. We defer the costs incurred to raise equity financing until that financing occurs. At the time we issue new equity, we will net these costs against the equity proceeds received. Alternatively, if the equity financing does not occur, we will expense the offering costs. It is at least reasonably possible that financing for our project will not be successful, causing these estimates to change in the near term.
Off-Balance Sheet Arrangements.
          We do not have any off-balance sheet arrangements.
ESTIMATED SOURCES OF FUNDS
          The following tables set forth various estimates of our sources of funds, depending upon the amount of units sold to investors and based upon various levels of equity that our lenders may require. The information set forth below represents estimates only and actual sources of funds could vary significantly due to a number of factors, including those described in the section entitled “RISK FACTORS” and elsewhere in this prospectus.

	Minimum 9,000	Percent of
Sources of Funds	Units Sold	Total
Unit Proceeds	$45,000,000	29.90%
Previous Private Placement Proceeds	$1,360,000	0.90%
Term Debt Financing, Bonds, Grants and Incentives	$104,140,000	69.20%

Total Sources of Funds	$150,500,000	100.00%

	If 12,700	Percent of
Sources of Funds	Units Sold	Total
Unit Proceeds	$63,500,000	42.20%
Previous Private Placement Proceeds	$1,360,000	0.90%
Term Debt Financing, Bonds, Grants and Incentives	$85,640,000	56.90%

Total Sources of Funds	$150,500,000	100.00%

	Maximum 16,400	Percent of
Sources of Funds	Units Sold	Total
Unit Proceeds	$82,000,000	54.49%
Previous Private Placement Proceeds	$1,360,000	0.90%
Term Debt Financing, Bonds, Grants and Incentives	$67,140,000	44.61%

Total Sources of Funds	$150,500,000	100.00%

          Our board has elected to obtain debt financing instead of raising the entire project cost in equity because it believes that debt financing provides better leverage for the company since the rate of return for investors is anticipated to exceed the rate of interest paid to a lender.
ESTIMATED USE OF PROCEEDS
          The gross proceeds from this offering, before deducting offering expenses, will be $45,000,000 if the minimum amount of equity offered is sold and $82,000,000 if the maximum number of units offered is sold for $5,000 per unit. We estimate the offering expenses to be $558,499. Therefore, we estimate the net proceeds of the offering to be $44,441,501 if the minimum amount of equity is raised, and $81,441,501 if the maximum number of units offered is sold.

	Maximum Offering	Minimum Offering
Offering Proceeds ($5,000 per unit)	$82,000,000	$45,000,000
Less Estimated Offering Expenses(1)	$558,499	$558,499

Net Proceeds from Offering	$81,441,501	$44,441,501

(1)	Estimated Offering Expenses are as follows:

Securities and Exchange Commission registration fee	$8,774
Legal fees and expenses	75,000
Consulting Fees	200,000
Accounting fees	65,000
Blue Sky filing fees	9,725
Printing expenses	50,000
Advertising	150,000
Total	$558,499
          We intend to use the net proceeds of the offering to construct and operate a 100-million gallon per year gas-fired ethanol plant. We must supplement the proceeds of this offering with debt financing to meet our stated goals. We estimate that the total capital expenditures for the construction of the plant will be approximately $150,500,000. The total project cost is a preliminary estimate primarily based upon the experience of our general contractor, Fagen, Inc., with ethanol plants similar to the plant we intend to construct and operate. However, our letter of intent with Fagen, Inc. provides for an increase in construction costs in certain circumstances. In addition, we expect the total project cost will change from time to time as the project progresses. These changes may be significant.
          The following table describes our proposed use of proceeds. The actual use of funds is based upon contingencies, such as the estimated cost of plant construction, the suitability and cost of the proposed site, the regulatory permits required and the cost of debt financing and inventory costs, which are driven by the market. Therefore, the following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below depending on contingencies such as those described above. However, we anticipate that any variation in our use of proceeds will occur in the level of proceeds attributable to a particular use (as set forth below) rather than a change from one of the uses set forth below to a use not identified in this prospectus.

		Percent of
Use of Proceeds	Amount	Total
Plant construction	$105,997,000	70.43%
Land & site development costs	6,470,000	4.30%
Railroad	5,500,000	3.66%
Fire protection & water supply	5,495,000	3.66%
Administrative building	500,000	0.33%
Office equipment	100,000	0.07%
Computers, software, network	190,000	0.13%
Construction insurance costs	200,000	0.13%
Construction contingency	8,388,000	5.57%
Construction performance bond	300,000	0.20%
Capitalized interest	1,750,000	1.16%
Rolling stock	460,000	0.31%
Start up costs:		0.00%
Financing costs	800,000	0.53%
Organization costs(1)	1,500,000	1.00%
Pre-production period costs	850,000	0.56%
Inventory — spare parts	500,000	0.33%
Working capital	5,000,000	3.32%
Inventory — corn	3,000,000	1.99%
Inventory — chemicals and ingredients	500,000	0.33%
Inventory — ethanol and DDGS	3,000,000	1.99%

Total	$150,500,000	100%

(1) Includes estimated offering expenses of $558,499.
          We expect the total funding required for the plant to be $150,500,000 or $1.51 per gallon of annual denatured ethanol production capacity at 100-million gallons per year. Our use of proceeds is measured from our date of inception and we have already incurred some of the related expenditures.
          Plant Construction. The construction of the plant itself is by far the single largest expense at $105,997,000. We expect Fagen, Inc., will design and build the plant using ICM, Inc., technology. We have a letter of intent with Fagen, Inc., but we have not yet signed a binding definitive agreement for plant construction. Our estimated cost of construction of the plant is subject to increase in certain circumstances according to our letter of intent. These increases could be significant. See “DESCRIPTION OF BUSINESS — Design-Build Team, Letter of Intent with Fagen, Inc.” Neither Fagen, Inc. nor ICM, Inc. is an affiliate.
          Land cost and site development. We expect the land and site development to cost an additional $6,470,000.
          Construction contingency. We project approximately $8,388,000 for unanticipated expenditures in connection with the construction of our plant and offset any increases in the cost of construction. We plan to use excess funds for our general working capital.
          Construction performance bond and insurance costs. We estimate the construction bond for the project to cost approximately $300,000. We have budgeted approximately $200,000 for builder’s risk insurance, general liability insurance, workers’ compensation and property insurance. We have not yet determined our actual costs and they may exceed this estimate.
          Administration building, furnishings, office and computer equipment. We anticipate spending approximately $500,000 to build our administration building on the plant site. We expect to spend an additional $100,000 on our furniture and other office equipment and $190,000 for our computers, software and network.
          Rail infrastructure and rolling stock. Depending upon the final site chosen, we anticipate the costs of rail improvements to be $5,500,000. We anticipate the need to purchase rolling stock at an estimated cost of $460,000.

          Fire protection and water supply. We anticipate spending $5,495,000 to equip the plant with adequate fire protection and water supply.
          Capitalized interest. This consists of the interest we anticipate incurring during the development and construction period of our project. For purposes of estimating capitalized interest and financing costs, we have assumed senior debt financing of approximately $85,640,000. We determined this amount of debt financing based upon an assumed equity amount of $63,500,000 and seed capital proceeds of $1,360,000. If any of these assumptions changed, we would need to revise the level of term debt accordingly. Loan interest during construction will be capitalized and is estimated to be $1,750,000, based upon senior debt of $85,640,000 and an estimated interest rate of 7% or better.
          Financing costs. We anticipate incurring $800,000 of financing costs. Financing costs consist of all costs associated with the procurement of approximately $85,640,000 of debt financing. These costs include bank origination and legal fees, loan processing fees, appraisal and title insurance charges, recording and deed registration tax, our legal and accounting fees associated with the financing and project coordinator fees, if any, associated with securing the financing. Our actual financing costs will vary depending on the amount we borrow.
          Organizational costs. We have budgeted $1,500,000 for developmental, organizational, legal, accounting and other costs associated with our organization and operation as an entity, including, but not limited to estimated offering expenses of $558,499.
          Pre-production period costs and inventory. We project $12,850,000 of pre-production period costs and inventory. These represent costs of beginning production after the plant construction is finished, but before we begin generating income. These costs include $850,000 of pre-production period expenses, $3,500,000 of initial inventories of corn and other ingredients, our initial $3,000,000 of ethanol and dried distillers grain work in process inventories, $500,000 of spare parts for our process equipment and $5,000,000 of working capital.
INDUSTRY OVERVIEW
          Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains, and can be used as: (i) an octane enhancer in fuels; (ii) an oxygenated fuel additive for the purpose of reducing ozone and carbon monoxide vehicle emissions; and (iii) a non-petroleum-based gasoline substitute. According to the Energy Information Administration, a section of the U.S. Department of Energy, approximately 95% of all ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. The implementation of the Federal Clean Air act has made ethanol fuels an important domestic renewable fuel additive. Used as a fuel oxygenate, ethanol provides a means to control carbon monoxide emissions in large metropolitan areas (“Air Quality and Ethanol in Gasoline” by Gary Z. Whitten, Ph.D., available at www.ethanolrfa.org). The principal purchasers of ethanol are generally the wholesale gasoline marketer or blender. Oxygenated gasoline is commonly referred to as reformulated gasoline.
          According to the Renewable Fuels Association, over the past twenty years the U.S. fuel ethanol industry has grown from almost nothing to an estimated current annual production capacity of 4.49 billion gallons of ethanol production per year. As of April 2006, plans to construct new ethanol plants or expand existing plants have been announced which would increase capacity by approximately 2.17 billion gallons per year. There are currently over 97 ethanol production facilities producing ethanol throughout the United States. Most of these facilities are based in the Midwest because of the nearby access to the corn and grain feedstock necessary to produce ethanol.
General Ethanol Demand and Supply
Demand for Ethanol
          According to the Renewable Fuels Association, the annual demand for fuel ethanol in the United States reached a new high in 2005 of 3.57 billion gallons per year. In its report titled, “Ethanol Industry Outlook 2006,” (dated February 2006 and available free of charge at www.ethanolrfa.org), the Renewable Fuels Association anticipates demand for ethanol to remain strong as a result of the national renewable fuels standard contained in the

Energy Policy Act of 2005, rising gasoline and oil prices and increased state legislation banning the use of MTBE or requiring the use of renewable fuels. The RFA also notes that interest in E85, a blend of 85% ethanol and 15% gasoline, has been invigorated due to continued efforts to stretch U.S. gasoline supplies (“Ethanol Industry Outlook 2006”). The RFA also expects that the passage of the Volumetric Ethanol Excise Tax Credit (“VEETC”) in 2004 will provide the flexibility necessary to expand ethanol blending into higher blends of ethanol such as E85, E diesel and fuel cell markets.
          The RFS will begin at 4 billion gallons in 2006, increasing to 7.5 billion gallons by 2012. The RFS is a national flexible program that does not require that any renewable fuels be used in any particular area or state, allowing refiners to use renewable fuel blends in those areas where it is most cost-effective. According to the Renewable Fuels Association, the bill is expected to lead to about $6 billion in new investment in ethanol plants across the country. An increase in the number of new plants will bring an increase in the supply of ethanol. Thus, while this bill may cause ethanol prices to increase in the short term due to additional demand, future supply could outweigh the demand for ethanol. This would have a negative impact on our earnings. Alternatively, since the RFS begins at 4 billion gallons in 2006 and national production is expected to exceed this amount, there could be a short-term oversupply until the RFS requirements exceed national production. This would have an immediate adverse effect on our earnings.
          The following chart illustrates the RFS program adopted by the Energy Policy Act of 2005.
ETHANOL PRODUCTION
          Source: American Coalition for Ethanol (ACE)
          While we believe that the nationally mandated usage of renewable fuels is currently driving demand, management believes that an increase in voluntary usage will be necessary for the industry to continue its growth trend. Our management expects that voluntary usage by blenders will occur only if the price of ethanol makes increased blending economical. In addition, we believe that heightened consumer awareness and consumer demand for ethanol-blended gasoline may play an important role in growing overall ethanol demand and voluntary usage by blenders. If blenders do not voluntarily increase the amount of ethanol blended into gasoline and consumer awareness does not increase, it is possible that additional ethanol supply will outpace demand and depress ethanol prices.

Ethanol Supplies
          According to the Renewable Fuels Association, the supply of domestically produced ethanol is at an all-time high. In 2005, 95 ethanol plants located in 19 states annually produced a record 4 billion gallons according to the RFA’s Ethanol Industry Outlook 2006; an approximately 17% increase from 2004 and nearly 1.5 times the ethanol produced in 2000. In April 2006, there were 97 ethanol production facilities operating in 19 states with a combined annual production capacity of more than 4.49 billion gallons, with an additional 34 new plants and nine expansions under construction expected to add an additional estimated 2.17 billion gallons of annual production capacity.
          Indiana has the sixth largest ethanol production capacity in the country, based on the latest production, expansion and construction figures from the Renewable Fuels Association. As of April 2006, Indiana has 392 million gallons of ethanol production capacity, including plants in operation or under construction, which is approximately 6% of the nation’s capacity of 6.66 billion gallons. Iowa has the largest production capacity (approximately 1.8 billion gallons of capacity in operation, expansion or under construction, approximately 28% of the nation’s total), and Georgia has the smallest production capacity (0.4 million gallons in operation). The following table shows U.S. annual ethanol production capacity by state as of April 2006:
Ethanol Production Capacity Ranked by State
(Largest to Smallest Production Capacity as of April 2006)

		Ethanol Production Capacity
		(MMGY)
				Under
Rank	State	Online	Expansion	Construction	Total
1	Iowa	1,279.5	60.0	470.0	1,809.5
2	Nebraska	544.5	13.0	491.0	1,048.5
3	Illinois	774.0	57.0	50.0	881.0
4	South Dakota	475.0	18.0	110.0	603.0
5	Minnesota	538.6	8.0	50.0	596.6
6	Indiana	102.0		290.0	392.0
7	Wisconsin	188.0		40.0	228.0
8	Kansas	172.5		40.0	212.5
9	Michigan	50.0		157.0	207.0
10	Missouri	110.0		45.0	155.0
11	Colorado	43.5	1.5	40.0	85.0
12	North Dakota	33.5		100.0	133.5
13	California	33.0		35.0	68.0
14	Tennessee	67.0			67.0
15	Arizona			55.0	55.0
16	Kentucky	26.4	9.0		35.4
17	New Mexico	30.0			30.0
18	Texas			30.0	30.0
19	Wyoming	5.0			5.0
20	Ohio	3.0			3.0
21	Georgia	0.4			0.4
Total US Production Capacity		4,485.9	166.5	2,003.0	6,655.4

Source: Renewable Fuels Association, Plant Locations, publicly available at www.ethanolrfa.org (last updated: March 20, 2006).
          Ethanol supply is also affected by ethanol produced or processed in certain countries in Central America and the Caribbean region. Ethanol produced in these countries is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative (“CBI”). Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. The International Trade Commission announced the 2005 CBI import quota of 240.4 million gallons of ethanol. Last year, legislation was introduced in the Senate that would limit the transshipment of ethanol through the CBI. It is possible that similar legislation will be introduced this year, however, there is no assurance or guarantee that such legislation will be introduced or that it will be successfully passed.
Federal Ethanol Supports
          The ethanol industry is heavily dependent on several economic incentives to produce ethanol, including federal ethanol supports. The most recent ethanol supports are contained in the Energy Policy Act of 2005. Most notably, the Energy Policy Act of 2005creates a 7.5 billion gallon Renewable Fuels Standard (RFS). The RFS requires refiners to use 4 billion gallons of renewable fuels in 2006, increasing to 7.5 billion gallons by 2012. See “INDUSTRY OVERVIEW – General Ethanol Demand and Supply, Demand for Ethanol.”
          On December 30, 2005, the Environmental Protection Agency published an “interim rule” in the Federal Register imposing a 2.78% default provision (equating to 4 billion gallons of renewable fuel) of the RFS. The interim rule was prepared as a Direct Final Rule, meaning it became effective upon publication due to the absence of compelling negative comments filed within 30 days. The Direct Final Rule applies a collective compliance approach, meaning no refiner individually has to meet the standard, but that the industry as a whole will have to blend at least 2.78% renewable fuels into gasoline this year. Any shortfall in meeting this requirement would be added to the 4.7 billion gallon RFS requirement in 2007. There are no other consequences for failure to collectively meet the 2006 standard. Although there is not a requirement for individual parties to demonstrate compliance in 2006, the EPA found that increases in ethanol production and projections for future demand indicate that the 2006 volume is likely to be met and that more than 4 billion gallons of ethanol and biodiesel will be blended this year. An EPA brief explaining its action can be viewed at www.epa.gov/otaq/renewablefuels/. The Direct Final Rule is only expected to apply in 2006. The EPA expects to promulgate more comprehensive regulations by August 8, 2006, but the interim rules and collective compliance approach are expected to apply for the entire 2006 calendar year. In 2007 and subsequent years, the EPA expects to specifically identify liable parties, determine the applicable RFS, and develop a credit trading program. Further, the standards for compliance, record-keeping and reporting are expected to be clarified.
          Historically, ethanol sales have also been favorably affected by the Clean Air Act amendments of 1990, particularly the Federal Oxygen Program which became effective November 1, 1992. The Federal Oxygen Program requires the sale of oxygenated motor fuels during the winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Ethanol use has increased due to a second Clean Air Act program, the Reformulated Gasoline Program. This program became effective January 1, 1995, and requires the sale of reformulated gasoline in nine major urban areas to reduce pollutants, including those that contribute to ground level ozone, better known as smog. The two major oxygenates added to reformulated gasoline pursuant to these programs are MTBE and ethanol, however MTBE has caused groundwater contamination and has been banned from use by many states. Although the Energy Policy Act of 2005 did not impose a national ban of MTBE, but it also did not include liability protection for manufacturers of MTBE. The National Corn Growers Association expects the failure to include liability protection for manufacturers of MTBE to result in refiners and blenders using ethanol as an oxygenate rather than MTBE to satisfy the reformulated gasoline oxygenate requirement. While this may create increased demand in the short-term, we do not expect this to have a long term impact on the demand for ethanol as the Act repeals the Clean Air Act’s 2% oxygenate requirement for reformulated gasoline immediately in California and 270 days after enactment elsewhere. However, the Act did not repeal the 2.7% oxygenate requirement for carbon monoxide nonattainment areas which are required to use oxygenated fuels in the winter months. While we expect ethanol to be the oxygenate of choice in these areas, there is no assurance that ethanol will in fact be used.
          The government’s regulation of the environment changes constantly. It is possible that federal or state environmental rules or regulations could be adopted that could have an adverse effect on the use of ethanol. For example, changes in the environmental regulations regarding ethanol’s use due to currently unknown effects on the environment could have an adverse effect on the ethanol industry and negatively impact future demand for ethanol. Any decrease in demand for ethanol due to unknown effects on the environment, may impair our ability to market our ethanol which could reduce our net income and the value of your investment. The use of ethanol as an alternative fuel source has been aided by federal tax policy. On October 22, 2004, President Bush signed H.R. 4520, which contained the Volumetric Ethanol Excise Tax Credit (“VEETC”) and amended the federal excise tax structure effective as of January 1, 2005. Prior to VEETC, ethanol-blended fuel was taxed at a lower rate than regular gasoline (13.2 cents on a 10% blend). Under VEETC, the ethanol excise tax exemption has been eliminated, thereby allowing the full federal excise tax of 18.4 cents per gallon of gasoline to be collected on all gasoline and allocated to the highway trust fund. The Renewable Fuels Association expects the highway trust fund to add approximately $1.4 billion to the highway trust fund revenue annually. In place of the exemption, the bill creates a new volumetric ethanol excise tax credit of 5.1 cents per gallon of ethanol blended at 10%. Refiners and gasoline blenders apply for this credit on the same tax form as before only it is a credit from general revenue, not the highway trust fund. Based on volume, the VEETC is expected to allow much greater refinery flexibility in blending ethanol since it makes the tax credit available on all ethanol blended with all gasoline, diesel and ethyl tertiary butyl ether (“ETBE”), including ethanol in E85 and the E-20 in Minnesota. The VEETC is scheduled to expire on December 31, 2010.
          The Energy Policy Act of 2005 expands who qualifies for the small ethanol producer tax credit. Historically, small ethanol producers were allowed a 10-cents-per-gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005 the size limitation on the production capacity for small ethanol producers increases from 30 million to 60 million gallons. The credit can be taken on the first 15 million gallons of production. The tax credit is capped at $1.5 million per year per producer. We anticipate that our annual production will exceed production limits of 60 million gallons a year and that we will be ineligible for the credit.
          In addition, the Energy Policy Act of 2005 creates a new tax credit that permits taxpayers to claim a 30% credit (up to $30,000) for the cost of installing clean-fuel vehicle refueling equipment, such as an E85 fuel pump, to be used in a trade or business of the taxpayer or installed at the principal residence of the taxpayer. Under the provision, clean fuels are any fuel of at least 85% of the volume of which consists of ethanol, natural gas, compressed natural gas, liquefied natural gas, liquefied petroleum gas, and hydrogen and any mixture of diesel fuel and biodiesel containing at least 20% biodiesel. The provision is effective for equipment placed in service January 9, 2007 and before January 1, 2010. While it is unclear how this credit will affect the demand for ethanol in the short term, we expect it will help raise consumer awareness of alternative sources of fuel and could positively impact future demand for ethanol.
          The ethanol industry and our business depend upon continuation of the federal ethanol supports discussed above. These incentives have supported a market for ethanol that might disappear without the incentives. Alternatively, the incentives may be continued at lower levels than at which they currently exist. The elimination or reduction of such federal ethanol supports would make it more costly for us to sell our ethanol and would likely reduce our net income and the value of your investment.
Our Primary Competition
          We will be in direct competition with numerous other ethanol producers, many of whom have greater resources than we do. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Our plant will compete with other ethanol producers on the basis of price, and to a lesser extent, delivery service. We believe that we can compete favorably with other ethanol producers, due to our expected rail access and anticipated grain supplies at favorable prices. However, we believe that we can compete favorably with other ethanol producers due to the following factors:
•	rail access facilitating use of unit trains with large volume carrying capacity;

•	access to a skilled workforce;

•	the modern plant design will help us to operate more efficiently than older plants; and

•	the use of a state-of-the-art process control system to provide product consistency.
          According to the Renewable Fuels Association, there are 97 ethanol production facilities operating in the United States with the capacity to produce over 4.49 billion gallons of ethanol annually and there are 34 ethanol refineries and nine expansions under construction which if completed will result in additional annual capacity of nearly 2.17 billion gallons. The largest ethanol producers include Abengoa Bioenergy Corp., Archer Daniels Midland, Aventine Renewable Energy, Inc., Cargill, Inc., New Energy Corp. and VeraSun Energy Corporation, all of which are capable of producing more ethanol than we expect to produce. In 2005, ADM announced that it intends to increase its ethanol production capacity by 500 million gallons through the construction of two new dry corn milling facilities. According to ADM’s news release, the facilities will be located adjacent to ADM’s existing ethanol plants. ADM is currently the largest ethanol producer in the U.S. and controls a significant portion of the ethanol market. ADM’s plan to produce an additional 500 million gallons of ethanol per year will strengthen its position in the ethanol industry and cause a significant increase in domestic ethanol supply.
     Currently, there are two operational ethanol plants in our region. New Energy Corp near South Bend, Indiana has an annual production capacity of 102 million gallons. Liquid Resources of Ohio near Medina, Ohio has an annual production capacity of 3 million gallons. At least three additional plants are under construction in Indiana, including Iroquois Bio-Energy Company, LLC near Rensselaer, Central Indiana Ethanol, LLC near Marion, and ASAlliance Biofuels, LLC near Linden. These plants would add an additional 180 million gallons of annual capacity to Indiana. In addition, ASAlliance Biofuels, LLC has announced its plans to build a 100 million gallon commercial ethanol plant near Bloomingburg, Ohio. A public company, The Andersons, Inc., has announced its plans to build a 110 million gallon commercial ethanol plant in the Clymers, Indiana area and a second 110 million gallon ethanol plant in the Dunkirk, Indiana area which is only 21 miles from our primary site. A company called Indiana Bio Energy, LLC is in the planning stages for a one hundred million gallon plant to be located in Bluffton, Indiana. A development stage company, Indiana Renewable Fuels, LLC, is planning a 100 million gallon plan near Rochester, Indiana. Broin, Inc. has announced plans to build a plant near Portland, Indiana which is only 25 miles from our primary site. We also expect that there are more entities that have been recently formed or in the process of formation that will begin construction on plants in Indiana and surrounding states and become operational in the future. However, there is often little information available to the public regarding ethanol projects that are in the earlier stages of planning and development; therefore, it is difficult to estimate the total number of potential ethanol projects within our region.
     The following table identifies most of the producers in the United States along with their production capacities.
U.S. FUEL ETHANOL PRODUCTION CAPACITY
million gallons per year (mmgy)

			Current	Under	Under
			Capacity	Expansions	Construction
Company	Location	Feedstock	(mmgy)	(mmgy)	(mmgy)

Abengoa Bioenergy Corp.	York, NE	Corn/milo	55
	Colwich, KS		25
	Portales, NM		30
	Ravenna, NE				88
ACE Ethanol, LLC	Stanley, WI	Corn	39
Adkins Energy, LLC*	Lena, IL	Corn	40
Advanced Bioenergy	Fairmont, NE	Corn			100
AGP*	Hastings, NE	Corn	52
Agra Resources Coop. d.b.a. EXOL*	Albert Lea, MN	Corn	40	8
Agri-Energy, LLC*	Luverne, MN	Corn	21
Alchem Ltd. LLLP	Grafton, ND	Corn	10.5
Al-Corn Clean Fuel*	Claremont, MN	Corn	35
Amaizing Energy, LLC*	Denison, IA	Corn	40
Archer Daniels Midland	Decatur, IL	Corn	1,070
	Cedar Rapids, IA	Corn
	Clinton, IA	Corn
	Columbus, NE	Corn
	Marshall, MN	Corn

			Current	Under	Under
			Capacity	Expansions	Construction
Company	Location	Feedstock	(mmgy)	(mmgy)	(mmgy)
	Peoria, IL	Corn
	Wallhalla, ND	Corn/barley
ASAlliances Biofuels, LLC	Albion, NE	Corn			100
	Linden, IN	Corn			100
Aventine Renewable Energy, LLC	Pekin, IL	Corn	100	57
	Aurora, NE	Corn	50
Badger State Ethanol, LLC*	Monroe, WI	Corn	48
Big River Resources, LLC*	West Burlington, IA	Corn	40
Blue Flint Ethanol	Underwood, ND	Corn			50
Broin Enterprises, Inc.	Scotland, SD	Corn	9
Bushmills Ethanol, Inc.*	Atwater, MN	Corn	40
Cargill, Inc.	Blair, NE	Corn	85
	Eddyville, IA	Corn	35
Central Indiana Ethanol, LLC	Marion, IN	Corn			40
Central MN Ethanol Coop*	Little Falls, MN	Corn	21.5
Central Wisconsin Alcohol	Plover, WI	Seed corn	4
Chief Ethanol	Hastings, NE	Corn	62
Chippewa Valley Ethanol Co.*	Benson, MN	Corn	45
Commonwealth Agri-Energy, LLC*	Hopkinsville, KY	Corn	24	9
Corn, LP*	Goldfield, IA	Corn	50
Cornhusker Energy Lexington, LLC	Lexington, NE	Corn			40
Corn Plus, LLP*	Winnebago, MN	Corn	44
Dakota Ethanol, LLC*	Wentworth, SD	Corn	50
DENCO, LLC*	Morris, MN	Corn	21.5
E3 Biofuels	Mead, NE	Corn			24
East Kansas Agri-Energy, LLC*	Garnett, KS	Corn	35
ESE Alcohol Inc.	Leoti, KS	Seed corn	1.5
Ethanol2000, LLP*	Bingham Lake, MN	Corn	32
Frontier Ethanol, LLC	Gowrie, IA	Corn			60
Front Range Energy, LLC	Windsor, CO	Corn			40
Glacial Lakes Energy, LLC*	Watertown, SD	Corn	50
Golden Cheese Company of California*	Corona, CA	Cheese whey	5
Golden Grain Energy, LLC*	Mason City, IA	Corn	40
Golden Triangle Energy, LLC*	Craig, MO	Corn	20
Grain Processing Corp.	Muscatine, IA	Corn	20
Granite Falls Energy, LLC	Granite Falls, MN	Corn	45
Great Plains Ethanol, LLC*	Chancellor, SD	Corn	50
Green Plains Renewable Energy	Shenandoah, IA	Corn			50
Hawkeye Renewables, LLC	Iowa Falls, IA	Corn	50	50
	Fairbank, IA	Corn			100
Heartland Corn Products*	Winthrop, MN	Corn	36
Heartland Grain Fuels, LP*	Aberdeen, SD	Corn	9

			Current	Under	Under
			Capacity	Expansions	Construction
Company	Location	Feedstock	(mmgy)	(mmgy)	(mmgy)
	Huron, SD	Corn	12	18
Heron Lake BioEnergy, LLC	Heron Lake, MN	Corn			50
Horizon Ethanol, LLC	Jewell, IA	Corn	60
Husker Ag, LLC*	Plainview, NE	Corn	26.5
Illinois River Energy, LLC	Rochelle, IL	Corn			50
Iowa Ethanol, LLC*	Hanlontown, IA	Corn	50
Iroquois Bio-Energy Company, LLC	Rensselaer, IN	Corn			40
James Valley Ethanol, LLC	Groton, SD	Corn	50
KAAPA Ethanol, LLC*	Minden, NE	Corn	40
Land O’ Lakes*	Melrose, MN	Cheese whey	2.6
Lincolnland Agri-Energy, LLC*	Palestine, IL	Corn	48
Lincolnway Energy, LLC*	Nevada, IA	Corn			50
Liquid Resources of Ohio	Medina, OH	Waste Beverage	3
Little Sioux Corn Processors, LP*	Marcus, IA	Corn	52
Merrick/Coors	Golden, CO	Waste beer	1.5	1.5
MGP Ingredients, Inc.	Pekin, IL	Corn/wheat starch	78
	Atchison, KS
Michigan Ethanol, LLC	Caro, MI	Corn	50
Mid America Agri Products/Wheatland	Madrid, NE	Corn			44
Mid-Missouri Energy, Inc.*	Malta Bend, MO	Corn	45
Midwest Grain Processors*	Lakota, IA	Corn	95
	Riga, MI	Corn			57
Midwest Renewable Energy, LLC	Sutherland, NE	Corn	22	3
Minnesota Energy*	Buffalo Lake, MN	Corn	18
Missouri Ethanol	Laddonia, MO	Corn			45
New Energy Corp.	South Bend, IN	Corn	102
North Country Ethanol, LLC*	Rosholt, SD	Corn	20
Northeast Missouri Grain, LLC*	Macon, MO	Corn	45
Northern Lights Ethanol, LLC*	Big Stone City, SD	Corn	50
Northstar Ethanol, LLC	Lake Crystal, MN	Corn	52
Otter Creek Ethanol, LLC*	Ashton, IA	Corn	55
Pacific Ethanol	Madera, CA	Corn			35
Panhandle Energies of Dumas, LP	Dumas, TX	Corn/Grain Sorghum			30
Parallel Products	Louisville, KY	Beverage waste	5.4
	R. Cucamonga, CA
Permeate Refining	Hopkinton, IA	Sugars & starches	1.5
Phoenix Biofuels	Goshen, CA	Corn	25
Pinal Energy, LLC	Maricopa, AZ	Corn			55
Pine Lake Corn Processors, LLC*	Steamboat Rock, IA	Corn	20
Platte Valley Fuel Ethanol, LLC	Central City, NE	Corn	40
Prairie Ethanol, LLC	Loomis, SD	Corn			60

			Current	Under	Under
			Capacity	Expansions	Construction
Company	Location	Feedstock	(mmgy)	(mmgy)	(mmgy)
Prairie Horizon Agri-Energy, LLC	Phillipsburg, KS	Corn			40
Pro-Corn, LLC*	Preston, MN	Corn	42
Quad-County Corn Processors*	Galva, IA	Corn	27
Red Trail Energy, LLC	Richardton, ND	Corn			50
Redfield Energy, LLC	Redfield, SD	Corn			50
Reeve Agri-Energy	Garden City, KS	Corn/milo	12
Siouxland Energy & Livestock Coop*	Sioux Center, IA	Corn	25	10
Siouxland Ethanol, LLC	Jackson, NE	Corn			50
Sioux River Ethanol, LLC*	Hudson, SD	Corn	55
Sterling Ethanol, LLC	Sterling, CO	Corn	42
Tall Corn Ethanol, LLC*	Coon Rapids, IA	Corn	49
Tate & Lyle	Loudon, TN	Corn	67
The Andersons Albion Ethanol LLC	Albion, MI	Corn			55
The Andersons Clymers Ethanol, LLC	Clymers, IN	Corn			110
Trenton Agri Products, LLC	Trenton, NE	Corn	35	10
United WI Grain Producers, LLC*	Friesland, WI	Corn	49
US BioEnergy Corp.	Albert City, IA	Corn			100
	Lake Odessa, MI	Corn			45
U.S. Energy Partners, LLC	Russell, KS	Milo/wheat starch	48
Utica Energy, LLC	Oshkosh, WI	Corn	48
Val-E Ethanol, LLC	Ord, NE	Corn			45
VeraSun Energy Corporation	Aurora, SD	Corn	120
	Ft. Dodge, IA	Corn	110
	Charles City, IA	Corn			110
Voyager Ethanol, LLC*	Emmetsburg, IA	Corn	52
Western Plains Energy, LLC*	Campus, KS	Corn	45
Western Wisconsin Renewable Energy, LLC*	Boyceville, WI	Corn			40
Wind Gap Farms	Baconton, GA	Brewery waste	0.4
Wyoming Ethanol	Torrington, WY	Corn	5
Xethanol BioFuels, LLC	Blairstown, IA	Corn	5
	Total Current Capacity at 97 ethanol biorefineries		4,485.9
	Total Under Expansions (9)			166.5
	Total Under Construction (34 Total Capacity		6,655.4		2,003.0

*	farmer-owned
Source: Renewable Fuels Association, Plant locations, available free of charge at www.ethanolrfa.org, last updated April 12, 2006.
Competition from Alternative Fuel Additives
     Alternative fuels and ethanol production methods are continually under development by ethanol and oil companies with far greater resources. Alternative fuels and alternative ethanol production methods are continually under development. The major oil companies have significantly greater resources than we have to develop alternative products and to influence legislation and public perception of ethanol. New ethanol products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages and harm our business.
DESCRIPTION OF BUSINESS
     We are an Indiana limited liability company. We were initially formed as Indiana Ethanol, LLC as an Indiana limited liability company on February 7, 2005, for the purpose of constructing and operating a plant to produce ethanol and distillers grains in east central Indiana. We then changed our name to Cardinal Ethanol, LLC on September 27, 2005. Our website address is www.cardinalethanol.com.
     Generally, our board members have little to no experience in building, operating and managing ethanol plants or in marketing, selling and distributing ethanol, distillers grains or raw carbon dioxide. Troy Prescott, one of our directors, currently serves on the board of directors for Liberty Renewable Fuels, LLC, an early stages ethanol project expected to be constructed in Michigan.
     Based upon engineering specifications from Fagen, Inc., we expect the ethanol plant to annually process approximately 36 million bushels of corn per year into approximately 100 million gallons of denatured fuel grade ethanol, 320,000 tons of dried distillers grains with solubles and 220,500 tons of raw carbon dioxide gas.
     The following diagram from Fagen, Inc. depicts the plant we anticipate building:
Source: Fagen, Inc.

Primary Product – Ethanol
     Ethanol is an alcohol produced by the fermentation of sugars found in grains and other biomass. Ethanol can be burned in engines just like gasoline and can be blended with gasoline as an oxygenate to decrease harmful emissions and meet clean air standards. Unlike gasoline, which is made by distilling crude oil, ethanol can be produced from a number of different types of grains, such as wheat and milo, as well as from agricultural waste products such as rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. However, according to the Renewable Fuels Association, approximately 85 percent of ethanol in the United States today is produced from corn, and approximately 90 percent of ethanol is produced from a corn and other input mix. Corn produces large quantities of carbohydrates, which convert into glucose more easily than most other kinds of biomass. The U.S. Department of Energy estimated domestic ethanol production at approximately 3.25 billion gallons in 2004.
     While the ethanol we intend to produce is the same alcohol used in beverage alcohol, it must meet fuel grade standards before it can be sold. Ethanol that is to be used as a fuel is denatured by adding a small amount of gasoline to it in order to make it unfit for drinking. We anticipate entering into an agreement with a company to market our ethanol, however, we have not yet negotiated or discussed the terms of an ethanol marketing agreement with any ethanol marketing company.
     We anticipate that our business will be that of the production and marketing of ethanol and distillers dried grains. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant, or if we are not able to market ethanol and its by-products.
Description of Dry Mill Process
     Our plant will produce ethanol by processing corn. Changing corn to ethanol by fermentation takes many steps. The corn will be received by rail and by truck, then weighed and unloaded in a receiving building. It will then be transported to storage bins. Thereafter, it will be converted to a scalper to remove rocks and debris. Starch in the corn must be broken down into simple sugars before fermentation that produces alcohol (ethanol) can occur. This is achieved by grinding the corn in a hammermill into a mash and conveying the mash into a slurry tank for enzymatic processing. Then, water, heat and enzymes are added to break the ground grain into a fine slurry. The slurry will be heated for sterilization and pumped to a liquefaction tank where additional enzymes are added. Next, the grain slurry is pumped into fermenters, where yeast is added, to begin a batch fermentation process. Yeast is a single-celled fungus that feeds on the sugar and causes the fermentation. As the fungus feeds on the sugar, it produces alcohol (ethanol) and carbon dioxide. A vacuum distillation system will divide the alcohol from the grain mash. Alcohol is then transported through a rectifier column, a side stripper and a molecular sieve system where it is dehydrated. The 200 proof alcohol is then pumped to farm shift tanks and blended with five percent denaturant, usually gasoline, as it is pumped into storage tanks. The 200 proof alcohol and five percent denaturant constitute ethanol.
     Corn mash from the distillation stripper is pumped into one of several decanter-type centrifuges for dewatering. The water (“thin stillage”) is then pumped from the centrifuges to an evaporator where it is dried into thick syrup. The solids that exit the centrifuge or evaporators (the “wet cake”) are conveyed to the distillers dried grains dryer system. Syrup is added to the wet cake as it enters the dryer, where moisture is removed. The process will produce distillers grains, which is processed corn mash that can be used as animal feed.
     The following chart provided by the Renewable Fuels Association, illustrates the dry mill process:

Source: Renewable Fuels Association, report entitled “How Ethanol is Made,” current as of April 7, 2006, available free of charge at www.ethanolrfa.org.
     We expect that the ethanol production technology we will use in our plant will be supplied by Fagen, Inc. and/or ICM, Inc. and that they will either own the technology or have obtained any license to utilize the technology that is necessary.
Thermal Oxidizer
     Ethanol plants such as ours may produce odors in the production of ethanol and its primary by-product, distillers dried grains with solubles, which some people may find unpleasant. We intend to eliminate odors by routing dryer emissions through thermal oxidizers. Based upon materials and information from ICM, Inc., we expect thermal oxidation to significantly reduce any unpleasant odors caused by the ethanol and distillers grains manufacturing process. We expect thermal oxidation, which burns emissions, will eliminate a significant amount of the volatile organic carbon compounds in emissions that cause odor in the drying process and allow us to meet the applicable permitting requirements. We also expect this addition to the ethanol plant to reduce the risk of possible nuisance claims and any related negative public reaction against us.
Ethanol Markets
     Ethanol has important applications. Primarily, ethanol can be used as a high quality octane enhancer and an oxygenate capable of reducing air pollution and improving automobile performance.
     The principal purchasers of ethanol are generally the wholesale gasoline marketer or blender. The principal markets for our ethanol are petroleum terminals in the continental United States. We expect to use a ethanol marketer to sell our ethanol in both the regional and national markets. We may also attempt to access local markets, but these will be limited and must be evaluated on a case-by-case basis. Although local markets will be the easiest to service, they may be oversold.

     We intend to serve the regional and national markets by rail. Because ethanol use results in less air pollution than regular gasoline, regional and national markets typically include large cities that are subject to anti-smog measures in either carbon monoxide or ozone non-attainment areas. We expect to reach these markets by delivering ethanol to terminals who then blends the ethanol to E-10 and E85 gasoline and transports the blended gasoline to retail outlets in these markets.
     In addition to rail, we may try to service the regional markets by truck. Occasionally, there are opportunities to obtain backhaul rates from local trucking companies. These are rates that are reduced since the truck is loaded both ways. Normally, the trucks drive to the refined fuels terminals empty and load gasoline product for delivery. A backhaul is the opportunity to load the truck with ethanol to return to the terminal.
Ethanol Pricing
     Ethanol prices have historically tended to track the wholesale gasoline price. The following chart illustrates the historical relationship between the price of crude oil, retail gasoline and ethanol based upon information contained in our May 2005 feasibility study prepared by PRX Geographic, Inc.:
     Regional pricing tends to follow national pricing less the freight difference. Ethanol price histories for regional markets for our proposed plant are presented in the following graph:

Source: California Energy Commission, available free of charge at http://www.energy.ca.gov/gasoline/graphs/, (last updated April 17, 2006)
     Historic prices may not be indicative of future prices. On March 23, 2005, the Chicago Board of Trade (“CBOT”) launched the CBOT Denatured Fuel Ethanol futures contract. The new contract is designed to address the growing demand for an effective hedging instrument for domestically produced ethanol. Since we expect to engage a third party marketing firm to sell all of our ethanol we do not expect to directly use the new ethanol futures contract. However, it is possible that any ethanol marketing firm we engage may use the new ethanol futures contracts to manage ethanol price volatility.
By-products
      The principal by-product of the ethanol production process is distillers grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Distillers grains contain bypass protein that is superior to other protein supplements such as cottonseed meal and soybean meal. According to a 1986 study by the University of Nebraska reported in “Nebraska Company Extension Study MP51 – Distillers Grains,” bypass proteins are more digestible to the animal, thus generating greater lactation in milk cows and greater weight gain in beef cattle. Dry mill ethanol processing creates three forms of distillers grains: distillers wet grains with solubles (“distillers wet grains”), distillers modified wet grains with solubles (“distillers modified wet grains”) and distillers dry grains. Distillers wet grains are processed corn mash that contains approximately 70% moisture and has a shelf life of approximately three days. Therefore, it can be sold only to farms within the immediate vicinity of an ethanol plant. Distillers modified wet grains are distillers wet grains that have been dried to approximately 50% moisture. It has a slightly longer shelf life of approximately three weeks and is often sold to nearby markets. Distillers dried grains are distillers wet grains that have been dried to 10% moisture. Distillers dried grains has an almost indefinite shelf life and may be sold and shipped to any market regardless of its proximity to an ethanol plant.

     The plant is expected to produce approximately 220,500 tons annually of raw carbon dioxide as another by-product of the ethanol production process according to Fagen, Inc.’s engineering specifications. At this time, we do not intend to capture and market our carbon dioxide gas.
Distillers Grains Markets
     In its Ethanol Industry Outlook for 2006, the Renewable Fuels Association reported that 39 million metric tons of distillers grains were produced in 2005 by ethanol plants. We expect the amount of distillers grains produced to increase significantly as the number of ethanol plants increase. The primary consumers of distillers grains are dairy and beef cattle, according to the Renewable Fuels Association’s Ethanol Industry Outlook 2006 (dated February 2006, publicly available free of charge at www.ethanolrfa.org). In recent years, an increasing amount of distillers grains have been used in the swine and poultry markets. Numerous feeding trials show advantages in milk production, growth, rumen health, and palatability over other dairy cattle feeds. With the advancement of research into the feeding rations of poultry and swine, these markets will continue to grow. The following charts illustrate how the distillers’ grain usage has changed among animal species from 2001 to 2004.

     The market for distillers grains is generally confined to locations where freight costs allow it to be competitively priced against other feed ingredients. Distillers grains competes with three other feed formulations: corn gluten feed, dry brewers grain and mill feeds. The primary value of these products as animal feed is their protein content. Dry brewers grain and distillers grains have about the same protein content, and corn gluten feed and mill feeds have slightly lower protein contents.
     As with ethanol, the distillers grains markets are both regional and national. These national markets are just emerging, primarily in the southeast and southwest United States where significant dairy and poultry operations are located. In addition, there is the possibility of some local marketing. Local markets are very limited and highly competitive for the use of distiller’s grains. The following chart shows distillers grains production comparative to the potential regional market for distillers grains:

          Source: University of Minnesota DDGS Web site, http://www.ddgs.umn.edu/ppt-pqd.htm; Pro Exporter Network
     Although local markets will be the easiest to service, they may be oversold, which would depress distillers grains prices. We plan to initially market our distillers grains to the local livestock markets surrounding the plant, however, if the local livestock markets prove insufficient to absorb our distillers grains at the prices we desire, we will engage a company to market our distillers grains nationally. We have not yet discussed or negotiated the terms of a distillers grains marketing agreement with any distillers grains marketing company.
Distillers Grains Pricing
     Historically, the price of distillers grains has been relatively steady. Various factors affect the price of distillers grains, including, among others, the price of corn, soybean meal and other alternative feed products, and the general supply and demand of domestic and international markets for distillers grains. We believe that unless demand increases, the price of distillers grains may be subject to future downward pressure as the supply of distillers grains increases because of increased ethanol production. As demonstrated in the table below, the price of distillers grains may be subject to downward pressure.

Corn Feedstock Supply
     We anticipate that our plant will need approximately 36 million bushels of grain per year for our dry milling process. The corn supply for our plant will be obtained primarily from local markets. Traditionally, corn grown in the area has been fed locally to livestock or exported for feeding or processing. We believe, based on our feasibility study, that in the year 2004, the eight county area surrounding the locations we are considering for our plant produced approximately 98.9 million bushels of corn. Our feasibility study, performed by PRX Geographic and Holbrook Consulting Services, LLC, was obtained for us by the Randolph Economic Development Corporation, which paid approximately $34,700 for the preparation of the feasibility study. We have agreed to repay the Randolph Economic Development Corporation for all expenses associated with obtaining the feasibility study if we decide to locate our plant outside of Randolph County. The chart below describes the amount of corn grown in Randolph County, Indiana and surrounding counties for 2000 through 2004 which was contained in our May 2005 feasibility study performed by ProExporter, Inc.:

	2004 Corn	2003 Corn	2002 Corn	2001 Corn	2000 Corn
	Production	Production	Production	Production	Production
County	(million bushels)	(million bushels)	(million bushels)	(million bushels)	(million bushels)

Blackford, IN	3.2	3.0	1.9	3.9	3.6
Delaware, IN	10.3	9.8	6.4	11.7	10.4
Henry, IN	11.9	11.6	8.0	12.2	11.3
Jay, IN	11.5	8.7	4.2	10.8	10.0
Randolph, IN	14.7	12.7	7.8	13.3	12.7
Wayne, IN	9.8	9.0	5.0	9.5	9.5
Darke, OH	21.7	20.6	7.9	18.1	18.9
Mercer, OH	15.8	13.0	4.5	13.6	14.3
Total	98.9	88.4	45.7	93.1	90.7
     We will be dependent on the availability and price of corn. The price at which we will purchase corn will depend on prevailing market prices. Although the areas surrounding the locations we are considering for our plant produce a significant amount of corn and we do not anticipate problems sourcing corn, there is no assurance that a shortage will not develop, particularly if there are other ethanol plants competing for corn, an extended drought in the area, or other production problem. In addition, our financial projections assume that we can purchase grain for prices near the ten-year average for corn in the areas we are considering for the location of the plant. The following table shows the USDA ten-year average price for the Indiana and Ohio counties surrounding the locations we are considering for our plant which was contained in our feasibility study:

10-Year Average
County	Corn Price ($/Bu.)

Blackford, IN	$2.35
Delaware, IN	$2.39
Henry, IN	$2.43
Jay, IN	$2.34
Randolph, IN	$2.38
Wayne, IN	$2.42
Darke, OH	$2.45
Mercer, OH	$2.42
Total / Avg.	$2.40
     Source: USDA Corn Price History (obtained by ProExporter for Feasibility Study)
     Grain prices are primarily dependent on world feedstuffs supply and demand and on U.S. and global corn crop production, which can be volatile as a result of a number of factors, the most important of which are weather, current and anticipated stocks and prices, export prices and supports and the government’s current and anticipated agricultural policy. Historical grain pricing information indicates that the price of grain has fluctuated significantly in the past and may fluctuate significantly in the future. Because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. We, therefore, anticipate that our plant’s profitability will be negatively impacted during periods of high corn prices.
Grain origination and risk management
     We anticipate establishing ongoing business relationships with local farmers and grain elevators to acquire the corn needed for the project. We have no contracts, agreements or understandings with any grain producer in the area. Although we anticipate procuring grains from these sources, there can be no assurance that such grains can be procured on acceptable terms, or if at all.
     We expect to hire or contract with a commodities manager to ensure the consistent scheduling of corn deliveries and to establish and fill forward contracts through grain elevators and producers. The commodities manager will utilize forward contracting and hedging strategies, including certain derivative instruments such as futures and option contracts, to manage our commodity risk exposure and optimize finished product pricing on our behalf. We anticipate that most of our grain will be acquired in this manner. Forward contracts allow us to purchase corn for future delivery at fixed prices without using the futures market. The corn futures market allows us to trade in standard units of corn for delivery at specific times in the future. Option contracts consist of call options (options to purchase a fixed amount of a commodity) and put options (options to sell a fixed amount of a commodity). We expect to use a combination of these derivative instruments in our hedging strategies to help guard against corn price volatility. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of such hedging activities will depend on, among other things, the cost of corn and our ability to sell enough ethanol and distillers grains to use all of the corn subject to futures and option contracts we have purchased as part of our hedging strategy. Although we will attempt to link hedging activities to sales plans and pricing activities, such hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur such costs and they may be significant.
Project Location and Proximity to Markets
     We currently lease commercial office space from an unrelated third party. Our business office is located at 2 OMCO Square, Suite 201, Winchester, Indiana 47394. We pay monthly rent of $600 and the term of our lease is up to and including August 31, 2006.
     We anticipate building our plant near Harrisville, Indiana, in Randolph County which is located in east central Indiana. We have options for the real estate which make up our primary site in Randolph County. We also have options for two alternate sites in the event it is later determined that our primary site is not suitable for any reason. Our secondary alternative site is approximately 14 miles from our primary site near Farmland, Indiana in Randolph County. Our third alternative site is approximately 31 miles from our primary site near Dunkirk, Indiana in Jay County. Our board of directors reserves the right to choose the location of the final plant site, in their sole discretion. We expect that we will not make a final determination as to the suitability of our primary site until after this offering is completed.
     Our Primary Plant Site. On March 22, 2006, we executed a real estate option agreement with Nelson E. Bateman, granting us an option to purchase approximately 205 acres of land near Harrisville, Indiana in Randolph County. We paid $5,000 for this option. Under the terms of the option agreement, we have the option to purchase the land for $9,000 per surveyed acre except for a 2.5 acre building site which shall be an additional $100,000. This option expires on April 1, 2007, however we may extend the option to October 1, 2007 for an additional payment of $2,500, and thereafter we may extend the option to April 1, 2008 for an additional payment of $5,000. In the event we exercise this option, the option agreement allows us to apply the amounts paid for the option and extensions of the option towards the total purchase price for the land. On May 11, 2006, we executed a real estate option agreement with M.J.C.F. Farms, Inc., granting us an option to purchase approximately 87 acres adjacent to the 205-acre site. We paid $5,000 for the option and have the option to purchase the land for $9,000 per surveyed acre. This option expires on April 1, 2007, however, we may extend the option to October 1, 2007 for an additional payment of $2,500, and thereafter to April 1, 2008 for an additional payment $5,000. If the option is exercised during the time permitted, all option consideration will be applied to the purchase price.
     Our Secondary Alternative Plant Site. On January 10, 2006, we executed a real estate option agreement with Timothy L. and Diana S. Cheesman, the Lydia E. Harris Trust, and the Mary Frances James Revocable Trust Agreement dated September 18, 2003, granting us an option to purchase 3 tracts of land near Farmland, Indiana in Randolph Countytotaling approximately 216 acres. Under the terms of the option agreement, we paid $1,500 to each party for an aggregate option price of $4,500 and have the option to purchase the land for $4,200 per surveyed acre plus $60,000 for the buildings located on tract 1. This option expires on January 30, 2007, unless we choose to extend the option to January 30, 2008, for an additional payment of $1,500 to each party. On January 11, 2006, we executed a real estate option agreement with Dale and Bonnie Bartels granting us an option to purchase 5 acres of land adjacent to the 216-acre site. Under the terms of the option agreement, we paid $1,500 for the option and have the option to purchase the land for $40,000. This option expires on January 30, 2007, unless we choose to extend the option to January 30, 2008, for an additional payment of $1,500.
     Our Third Alternative Plant Site. On December 21, 2005, we executed a real estate option agreement with Rodgers Farm, LLC granting us an option to purchase approximately 133 acres of land in near Dunkirk, Indiana in Jay County. Under the terms of the option agreement, we paid $5,000 for the option and have the option to purchase the land for $7,700 per surveyed acre. This option expires on July 1, 2006, however we may extend the option every six months to July 1, 2008 for an additional payment of $5,000 for each six-month extension. On February 17, 2006, we executed a real estate option agreement with Douglas R. and Mary E. Stafford granting us an option to purchase one-half acre of land adjacent to the 133-acre site. Under the terms of the option agreement, we paid $800 for the option and have the option to purchase the land for $75,000. This option expires on January 30, 2007, unless we choose to extend the option to January 30, 2008, for an additional payment of $800. In the event we exercise this option, the option agreement allows us to apply the amounts paid for the option and the extension of the option towards the total purchase price for the land.
     On January 17, 2006, we entered into a service agreement with RTP Environmental Engineering Associates, Inc., of New York, to provide environmental consulting to us for any prospective sites. Under the terms of the agreement, we will pay RTP Environmental Engineering Associates, Inc. on an hourly basis for services rendered. However, there can be no assurance that we will not encounter environmental hazardous conditions such as groundwater or other subsurface contamination at the plant site. We are relying on Fagen, Inc. to determine the adequacy of the site for construction of the ethanol plant. We may encounter environmental hazardous conditions at the chosen site that may delay the construction of the ethanol plant. We do not expect that Fagen, Inc. will be responsible for any environmental hazardous conditions encountered at the site. Upon encountering an environmental hazardous condition, Fagen, Inc. may suspend work in the affected area. If we receive notice of an environmental hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of an environmental hazardous condition will likely delay construction of the ethanol plant and may require significant expenditure of our resources to correct the condition. In addition, it is anticipated that Fagen, Inc. will be entitled to an adjustment in price if it has been adversely affected by the environmental hazardous condition. If we encounter any environmental hazardous conditions during construction that require time or money to correct, such event may have a material adverse effect on our operations, cash flows and financial performance.
Transportation and delivery
     We anticipate our plant will have the facilities to receive grain by truck and rail and to load ethanol and distillers grains onto trucks and rail cars. We believe rail is considerably more cost effective than truck transportation to the more distant markets. The railways and highways we will use will be dependent on our choice of location to build our plant. At this time, we do not have any contracts in place with any railway.
     We have engaged TerraTec Engineering, LLC of Cedarburg, Wisconsin, to assist us with the rail engineering and design services necessary to install rail infrastructure for our proposed plant. TerraTec Engineering is an engineering consulting firm specializing in rail track design for industrial users. Their personnel have been involved in the design and construction of rail track for several ethanol plants throughout the Midwest. TerraTec Engineering has teamed with several well-known ethanol plant consultants, builders, and process technology engineers to streamline the construction process on several projects. The four phases of rail engineering services include Task 1 – Site Selection Assistance, Task 2 – Preliminary and Final Design, Task 2 – Bidding Assistance and Task 4 – Construction Observance Assistance. We will pay TerraTec Engineering a fixed fee of $1,950 for each proposed site plus $56,200 for the rail engineering services provided in each of the Task phases.
Utilities
     The production of ethanol is a very energy intensive process that uses significant amounts of electricity and natural gas. Water supply and quality are also important considerations. We plan to enter into agreements with local electric and water utilities to provide our needed energy and water. In addition, we are in negotiations with suppliers to purchase the natural gas needed for the plant. There can be no assurance that those utilities and companies will be able to reliably supply the natural gas, electricity, and water that we need.
     If there is an interruption in the supply of energy or water for any reason, such as supply, delivery, or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows, and financial performance.
     We have engaged U.S. Energy Services, Inc. to assist us in negotiating our utilities contracts and provide us with on-going energy management services. U.S. Energy manages the procurement and delivery of energy to their clients’ locations. U.S. Energy Services is an independent, employee-owned company, with their main office in Minneapolis, Minnesota and branch offices in Kansas City, Kansas and Omaha, Nebraska. U.S. Energy Services manages energy costs through obtaining, organizing and tracking cost information. Their major services include supply management, price risk management and plant site development. Their goal is to develop, implement, and maintain a dynamic strategic plan to manage and reduce their clients’ energy costs. A large percentage of U.S. Energy Services’ clients are ethanol plants and other renewable energy plants. We will pay U.S. Energy Services, Inc. a fee of $3,500 per month plus pre-approved travel expenses for its services up until plant operations. The agreement will continue until 12 months after the plant is complete. There can be no assurance that any utility provider that we contract with will be able to reliably supply the gas and electricity that we need.
Natural Gas
     In order to operate a 100-million gallon ethanol plant, we will require 3,000,000 MMBTU of natural gas per year. The plant will produce process steam from its own boiler system and dry the distillers dried grains by-product via a direct gas-fired dryer. The price we will pay for natural gas has not yet been determined. Recently, natural gas prices increased sharply as Hurricane Katrina devastated operations and impacted infrastructure on the Gulf Coast. Natural gas prices have risen from approximately $3.00 — 6.50/mcf mmbtu to nearly $5.00 — 12.00/mcf. mmbtu.
Source: Energy Information Administration
     There is still considerable uncertainty as to the extent of infrastructure damage and the ultimate amount of lost production from Hurricane Katrina. Therefore, we are uncertain as to how Hurricane Katrina will impact long term natural gas prices.
Electricity
     Based on engineering specifications, we anticipate the proposed plant will require approximately 9.0 mw of electricity at peak demand. We have not yet negotiated, reviewed or executed any agreement with a power company to provide electricity to our site. The price at which we will be able to purchase electric services has not yet been determined.
Water
     We will require a significant supply of water. Engineering specifications show our plant water requirements to be approximately 774 gallons per minute depending upon the site we select and the quality of water. That is approximately 1.1 million gallons per day. Depending upon the site we select, and once we have assessed our water needs and available supply, we expect to drill four 500-gallon-per-minute high-capacity wells to provide for our water needs. If we are unable to access sufficient well water supply or unable to drill the wells for any reason, we may utilize nearby surface water or municipal water to meet the plant’s water needs.
     Much of the water used in an ethanol plant is recycled back into the process. There are, however, certain areas of production where fresh water is needed. Those areas include boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that will harm the boiler and recycled water cannot be used for this process. Cooling tower water is deemed non-contact water because it does not come in contact with the mash, and, therefore, can be regenerated back into the cooling tower process. The makeup water requirements for the cooling tower are primarily a result of evaporation. Depending on the type of technology utilized in the plant design, much of the water can be recycled back into the process, which will minimize the discharge water. This will have the long-term effect of lowering wastewater treatment costs. Many new plants today are zero or near zero effluent facilities. We anticipate our plant design incorporating the ICM/Phoenix Bio-Methanator wastewater treatment process resulting in a zero discharge of plant process water.
Employees
     We presently have one full-time employee, Angela Armstrong, our project coordinator. Under the terms of the agreement, Ms. Armstrong receives an annual salary of $50,000.
     Prior to completion of the plant construction and commencement of operations, we intend to hire approximately 45 full-time employees. Approximately nine of our employees will be involved primarily in management and administration and the remainder will be involved primarily in plant operations. As of the date of this prospectus, we have not hired any employees. One of our directors, Troy Prescott, has been engaged as an independent contractor to provide project development and consulting services in exchange for cash compensation. See “EXECUTIVE COMPENSATION.” Our other executive officers, Tom Chalfant, Dale Schwieterman and John Shanks, II, are not employees and they do not currently receive any compensation for their services.
     The following table represents some of the anticipated positions within the plant and the minimum number of individuals we expect will be full-time personnel:

# Full-Time
Position	Personnel
General Manager	1
Plant Manager	1
Commodities Manager	1
Controller	1
Lab Manager	1
Lab Technician	2
Secretary/Clerical	3
Shift Supervisors	4
Office Manager	1
Maintenance Supervisor	1
Maintenance Craftsmen	6
Plant Operators	23

TOTAL	45
     The positions, titles, job responsibilities and number allocated to each position may differ when we begin to employ individuals for each position.
     We intend to enter into written confidentiality and assignment agreements with our officers and employees. Among other things, these agreements will require such officers and employees to keep all proprietary information developed or used by us in the course of our business strictly confidential.
     Our success will depend in part on our ability to attract and retain qualified personnel at a competitive wage and benefit level. We must hire qualified managers, accounting, human resources and other personnel. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those we have assumed in our project. If we are unsuccessful in this regard, we may not be competitive with other ethanol plants which would have a material adverse affect on our operations, cash flows and financial performance.
Sales and Marketing
     We intend to sell and market the ethanol and distillers grains produced at the plant through normal and established markets. We hope to market all of the ethanol produced with the assistance of an ethanol distributor, but have not yet entered into any agreements regarding the sale of our ethanol. Similarly, we hope to sell all of our distillers grains through the use of an ethanol-byproducts marketing firm, but have not yet entered into any agreements regarding the sale of our distillers grains.
     We do not plan to hire or establish a sale organization to market any of the products or by-products we produce. Consequently, we will be extremely dependent on the entities we plan to engage to market each of our products.
Design-Build Team
Fagen, Inc.
     We have entered into a non-binding letter of intent with Fagen, Inc. in connection with the design, construction and operation of the proposed plant. Fagen, Inc. was founded by Ron Fagen, CEO and President, and originally began in 1972 as Fagen-Pulsifer Building, Inc. It became Fagen, Inc. in 1988. Fagen, Inc. has more than 25 years experience in the ethanol industry and been involved in the construction of more ethanol plants than any other company in this industry. Fagen. Inc. employed over 5,000 construction workers last year and employs approximately 120 personnel at its headquarters and two regional offices. The family-owned company posted $315 million in sales in fiscal year 2004. It is expected that fiscal year 2005 sales will top $375 million. Fagen, Inc. continues to design and construct a number of ethanol plants around the country. Based upon publicly available information sources, we estimate that Fagen, Inc. is currently designing and building approximately 26 ethanol plants in the United States and all of these facilities are being designed with ICM technology. This number is only our estimate and it is very likely that the actual number varies from our estimate and may vary significantly from our estimate. The actual number of ethanol plants being designed and built by Fagen, Inc., is considered proprietary business information of Fagen, Inc. and is not available to us. Fagen, Inc.’s other construction commitments could cause Fagen, Inc. to run out of sufficient resources to timely construct our plant. This could result in construction delays if Fagen, Inc. is not able to perform according to the timetable we anticipate.
     The expertise of Fagen, Inc. in integrating process and facility design into a construction and operationally efficient facility is very important. Fagen, Inc. also has knowledge and support to assist our management team in executing a successful start-up. Fagen, Inc. is a meaningful project participant because of its desire to facilitate the project’s successful transition from start-up to day-to-day profitable operation.
Letter of intent with Fagen, Inc.
     We have not entered into any legally binding agreements with Fagen, Inc. or ICM, Inc. for the design or construction of our plant. We have executed a letter of intent with Fagen, Inc. who has agreed to enter into good faith negotiations with us to prepare definitive agreements for financial, design and construction services. We anticipate entering into a definitive agreement with Fagen, Inc. once we have received the minimum amount of funds necessary to break escrow and have received a debt financing commitment sufficient to carry out our business plan. We expect to pay Fagen, Inc. $105,997,000 in exchange for the following services:
•	Providing a preliminary design and construction schedule and a guaranteed maximum price for the design and construction of the plant;

•	Assisting us with site evaluation and selection;

•	Designing and building the plant; and

•	Assisting us in locating appropriate operational management for the plant.
     However, under the terms of the letter of intent, the contract price of $105,997,000 may be further increased if the construction cost index (“CCI”) published by Engineering News-Record Magazine reports a CCI greater than the CCI for September 2005 in the month in which we issue to Fagen, Inc., a notice to proceed with plant construction. The amount of the contract price increase will be equal to the increase in the CCI based upon the September 2005 CCI of 7540.38. The construction price will also be subject to any change orders we may approve. Therefore, the cost of our plant could be significantly higher than the $105,997,000 construction price in the letter of intent. We have included in our budget $8,388,000 for construction contingency to help offset any increases in construction costs. However, this allowance may not be sufficient to offset any increased costs that we may face. If it is not sufficient, we intend to seek additional debt financing to offset any increase in the total project cost. We may also seek additional equity investment in this offering if necessary. In no event will we exceed the maximum offering amount of $82,000,000.

     We will be responsible for fees and expenses related to financing, such as printing and publication expenses, legal fees, ratings, credit enhancements, trustee or agent fees and any registration fees.
     Our letter of intent requires that we utilize qualified project consultants recommended to us by Fagen, Inc. Accordingly, we have selected and retained the following from a reference list of various qualified service providers recommended by Fagen, Inc.:
•	TerraTec Engineering, LLC, our railroad engineering consultant;

•	U.S. Energy Services, Inc., our energy procurement consultant;

•	RTP Environmental Associates, Inc., our environmental permitting consultant;

•	Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C., our legal counsel; and

•	Boulay, Heutmaker, Zibell & Co., P.L.L.P., an independent registered public accounting firm.
     To our knowledge, Fagen, Inc. has not received any compensation, directly or indirectly, for our engagement of any of the above consultants.
Phase I and Phase II Engineering Services Agreement with Fagen Engineering, LLC
     Although, we have not yet entered into a design-build agreement with Fagen, Inc., we have executed a Phase I and Phase II Engineering Services Agreement with Fagen Engineering, LLC, an entity related to our design-builder Fagen, Inc., for the performance of certain engineering and design work. Fagen Engineering, LLC performs the engineering services for projects constructed by Fagen, Inc. In exchange for the following engineering and design services, we have agreed to pay Fagen Engineering, LLC $92,500, which will be credited against the total design build costs:
•	Phase I design package consisting of the engineering and design of the plant site, including the following drawings:

•	Cover sheet

•	Property layout drawing

•	Grading, drainage and erosion control plan drawing

•	Roadway alignment drawing

•	Culvert cross sections and details

•	Seeding and landscaping

•	Phase II design package consisting of the engineering and design of site work and utilities for the plant, including the following:

•	Cover sheet

•	Property layout and drawing

•	Site grading and drainage drawing

•	Roadway alignment

•	Utility layout (fire loop)

•	Utility layout (potable water)

•	Utility layout (well water)

•	Utility layout (sanitary sewer)

•	Utility layout (utility water blowdown)

•	Utility layout (natural gas)

•	Geometric layout

•	Site utility piping tables drawing

•	Tank farm layout drawing

•	Tank farm details drawing

•	Sections and details drawing (if required)

•	Miscellaneous details drawing (if required)

ICM, Inc.
     We have not entered into any legally binding agreements with ICM, Inc. Based on discussions we have had with both Fagen, Inc. and ICM, Inc. and provisions found in our Letter of Intent with Fagen, Inc., we expect that ICM, Inc. will serve as the principal subcontractor for the plant and to provide the process engineering operations for Fagen, Inc.
     ICM, Inc. is a full-service engineering, manufacturing and merchandising firm based in Colwich, Kansas and founded in 1995 by President and CEO, Dave Vander Griend. ICM, Inc. is expected to provide the process engineering operations for Fagen, Inc. ICM, Inc. has been involved in the research, design and construction of ethanol plants for many years. The principals of ICM, Inc. each have over 20 years of experience in the ethanol industry and have been involved in the design, fabrication and operations of many ethanol plants. ICM employs over 250 engineers, professional and industry experts, craftsmen, welders and painters and full-time field employees that oversee the process. IMC, Inc. has been involved in sixty ethanol plant projects. At least twenty of the projects involved a partnership between IMC, Inc. and Fagen, Inc. Fagen, Inc. and ICM, Inc. could lack the capacity to serve our plant due to the increased number of plants that they are designing and building at any one time. In addition, due to the large number of plants that ICM, Inc. is currently designing, ICM, Inc. may not be able to devote as much time to the advancement of new technology as other firms that have more available personnel resources.
Construction and timetable for completion of the project
     Assuming this offering is successful, and we are able to complete the debt portion of our financing, we estimate that the project will be completed approximately 18-20 months after we close on this offering. This schedule further assumes that two months of detailed design will occur prior to closing and the construction schedule will be followed by two months of commissioning. During the period of commissioning, we expect preliminary testing, training of personnel and start-up of operations at our plant to occur. This schedule also assumes that bad weather, and other factors beyond our control do not upset our timetable as there is no additional time built into our construction schedule for unplanned contingencies. There can be no assurance that the timetable that we have set will be followed, and factors or events beyond our control could hamper our efforts to complete the project in a timely fashion.
Other Consultants
Above Zero Media, LLC
     We have entered into a consulting agreement with Above Zero Media, LLC pursuant to which Above Zero Media, LLC will assist in contract negotiations with various service and product providers; assist the planning of our equity marketing effort; assist in the graphic design and placement of marketing materials; assist the education of local lenders; and perform such other reasonably necessary duties as we may request reasonably within the scope of the services. In exchange for these project development services, we have agreed to pay Above Zero Media, LLC the following amounts:
•	a one-time commitment fee of $15,000 upon execution of the agreement;

•	payment of $60,000 upon satisfactory completion of written and visual equity marketing materials;

•	payment of $60,000 thirty days following the date of payment for written and visual equity marketing materials;

•	$300 per day (not to exceed $1,500 per week) for each day that Above Zero Media personnel provide technical assistance to us, through personal attendance, at our equity drive meetings; and

•	a one-time conditional bonus of $15,000 on the date of execution and delivery of all required documents by us with our project lender(s) for debt financing.
     There is no assurance that Above Zero Media will be able to assist us in securing adequate financing.
Regulatory Permits and Compliance with Environmental Laws
     We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits to construct and operate the plant. In addition, it is likely that our senior debt

Financing will be contingent on our ability to obtain the various required environmental permits. We anticipate Fagen, Inc. and RTP Environmental Associates, Inc. will coordinate and assist us with obtaining certain environmental permits, and to advise us on general environmental compliance. RTP Environmental Engineering Associates, Inc. is a full-service environmental consulting firm with a highly experienced technical staff. They provide consulting services in air, water, and solid waste disciplines, including air permitting, national pollutant discharge elimination system permits, storm water pollution prevention, spill prevention, countermeasures and control planning, and risk management planning activities. Founded in 1978, their years of experience provide them with excellent knowledge of the complex technical and regulatory issues involved in environmental permitting for ethanol facilities as well as numerous other applications. In addition, we may retain consultants with specific expertise for the permit being pursued to ensure all permits are acquired in a cost efficient and timely manner.
     Of the permits described below, we must obtain a minor source construction permit for air emissions and a construction storm water discharge permit prior to starting construction. The remaining permits will be required shortly before or shortly after we begin to operate the plant. If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition to the state requirements, the United States Environmental Protection Agency (“EPA”) could impose conditions or other restrictions in the permits that are detrimental to us or which increase permit requirements or the testing protocols and methods necessary to obtain a permit either before, during or after the permitting process. The State of Indiana and the EPA could also modify the requirements for obtaining a permit. Any such event would likely have a material adverse impact on our operations, cash flows and financial performance.
     Even if we receive all required permits from either the State of Indiana, we may also be subject to regulatory oversight from the EPA. Currently, the EPA’s statutes and rules do not require us to obtain separate EPA approval in connection with the construction and operation of the proposed plant. Indiana is authorized to enforce the EPA’s federal emissions program. However, the EPA does retain authority to take action if it decides that Indiana is not correctly enforcing its emissions program. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change, and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations to the detriment of our financial performance.
Minor source construction permit for air emissions
     Our preliminary estimates indicate that our facility will be considered a minor source of regulated air pollutants. There are a number of emission sources that are expected to require permitting. These sources include the boiler, ethanol process equipment, storage tanks, scrubbers, and baghouses. The types of regulated pollutants that are expected to be emitted from our plant include particulate matter (“PM10”), carbon monoxide (“CO”), nitrous oxides (“NOx”) and volatile organic compounds (“VOCs”). The activities and emissions mean that we are expected to obtain a minor source construction permit for the facility emissions. Because of regulatory requirements, we anticipate that we will agree to limit production levels to a certain amount, which may be slightly higher than the production levels described in this document (currently projected at 100 million gallons per year at the nominal rate with the permit at a slightly higher rate) in order to avoid having to obtain Title V air permits. These production limitations will be a part of the New Source Construction/Federally Enforceable State Operating Permit (FESOP) “synthetic minor” in Indiana. If we exceed these production limitations, we could be subjected to very expensive fines, penalties, injunctive relief and civil or criminal law enforcement actions. Exceeding these production limitations could also require us to pursue a Title V air permit. There is also a risk that further analysis prior to construction, a change in design assumptions or a change in the interpretation of regulations may require us to file for a Title V air permit. If we must obtain a Title V air permit, then we will experience significantly increased expenses and a significant delay in obtaining a subsequently sought Title V air permit. There is also a risk that Indiana might reject a Title V air permit application and request additional information, further delaying startup and increasing expenses. Even if we obtain a FESOP permit in Indiana prior to construction, the air quality standards may change, thus forcing us to later apply for a Title V air permit. There is also a risk that the area in which the plant is situated may be determined to be a non-attainment area for a particular pollutant. In this event, the threshold standards that require a Title V permit may be changed, thus requiring us to file for and obtain a Title V air permit. The cost of complying and documenting compliance should a Title V air permit be required is also higher. It is also possible that in order to comply with applicable air regulations or to avoid having to obtain a Title V permit, we would have to install additional air pollution control equipment such as additional or different scrubbers.
Air pollution standard
     There are a number of air pollution standards which may effect the construction and operation of the plant going forward. The Prevention of Significant Deterioration (“PSD”) regulation creates more stringent and complicated permit review procedures for construction permits. It is possible, but not expected, that the plant may exceed applicable PSD levels for NOx, CO, and VOCs.
Waste Water National Pollutant Discharge Elimination System Permits (NPDES Permit)
     We expect that we will use water to cool our closed circuit systems in the proposed plant based upon engineering specifications. Although the water in the cooling system will be re-circulated to decrease facility water demands, a certain amount of water will be continuously replaced to make up for evaporation and to maintain a high quality of water in the cooling tower. In addition, there will be occasional blowdown water that will have to be discharged. The exact details regarding the source of water and the amount of non-process and other wastewater that needs to be discharged will not be known until tests confirm the water quality and quantity for the site. Although unknown at this time, the quality and quantity of the water source and the specific requirements imposed by Indiana for discharge will materially affect the financial performance of Cardinal Ethanol. We expect to file for a permit to allow the discharge of non-contact cooling and boiler blowdown water. In Indiana, a Non-Contact Cooling Water General NPDES permit is available for non-contact cooling water discharges. If additives are used for the cooling water, these general permits may not be available. Also, boiler blowdown water does not qualify for a general permit in Indiana. Indiana may therefore require an individual permit for waste water from industrial sources. If an individual permit is required then the permit application for a major discharge permit in Indiana must be filed 270 days before discharge and a permit application for a minor discharge permit must be filed 180 days before discharge. There can be no assurances that these permits will be granted to us. If these permits are not granted, then our plant may not be allowed to operate.
Water Withdrawal Permit
     Indiana requires registration with the Indiana Department of Natural Resources for any water withdrawal facility that, in the aggregate from all sources and by all methods, has the capability of withdrawing more than one hundred thousand (100,000) gallons of ground water, surface water, or ground and surface water combined in one day.
Storm Water Discharge Permit and Storm Water Pollution Prevention Program (General NPDES Permits)
     Before we can begin construction of our proposed ethanol plant, we must obtain a Rule 5 General NPDES permit for storm water runoff associated with land disturbing activity in Indiana. A notice of intent to file the Rule 5 General NPDES permit must be filed 48 hours before construction begins and the application must be submitted to the local County Soil and Water Conservation Districts for review. Those agencies in Indiana have 28 days in which to review an application. In addition, if the site is located in certain municipal areas in Indiana, a Municipal Separate Storm Sewer System may impose additional permit requirements (a Rule 13 NPDES Permit). We must also file a separate application for a General NPDES Rule 6 Stormwater Runoff Associated with Industrial Activity Permit in Indiana. A Rule 6 Storm Water Runoff Associated with Industrial Activity NPDES General Permit application must be filed 90 days before construction in Indiana. In connection with this permit, we must have a Pollution Prevention Plan in place that outlines various measures we plan to implement to prevent storm water pollution.
New source performance standards
     The plant will be subject to new source performance standards for both the plant’s distillation processes and the storage of volatile organic compounds used in the denaturing process. These duties include initial notification, emissions limits, compliance, monitoring requirements, and record keeping requirements.

Spill prevention, control, and countermeasures plan
     Before we can begin operations, we must prepare and implement a Spill Prevention Control and Countermeasure (“SPCC”) plan in accordance with the guidelines contained in 40 CFR § 112. This plan will address oil pollution prevention regulations and must be reviewed and certified by a professional engineer. The SPCC must be reviewed and updated every three years.
Alcohol and Tobacco Tax and Trade Bureau, Requirements
     Before we can begin operations, we must comply with applicable Alcohol and Tobacco Tax and Trade Bureau (formerly the Bureau of Alcohol, Tobacco and Firearms) regulations. These regulations require that we first make application for and obtain an alcohol fuel producer’s permit. The application must include information identifying the principal persons involved in our venture and a statement as to whether any of them have ever been convicted of a felony or misdemeanor under federal or state law. The term of the permit is indefinite until terminated, revoked or suspended. The permit also requires that we maintain certain security measures. We must also secure an operations bond pursuant to 27 CFR § 19.957. There are other taxation requirements related to special occupational tax and a special stamp tax.
Risk management plan
     Pursuant to § 112(r)(7) of the Clean Air Act, stationary sources with processes that contain more than a threshold quantity of a regulated substance are required to prepare and implement a Risk Management Plan. Since we plan to use anhydrous ammonia, we must establish a plan to prevent spills or leaks of the ammonia and an emergency response program in the event of spills, leaks, explosions or other events that may lead to the release of the ammonia into the surrounding area. The same requirement may also be true for denaturant. This determination will be made as soon as the exact chemical makeup of the denaturant is obtained. We will need to conduct a hazardous assessment and prepare models to assess the impact of an ammonia and/or denaturant release into the surrounding area. The program will be presented at one or more public meetings. In addition, it is likely that we will have to comply with the prevention requirements under OSHA’s Process Safety Management Standard. These requirements are similar to the Risk Management Plan requirements. The Risk Management Plan should be filed before use.
Environmental Protection Agency Oversight; Changes in Environmental Regulation
     Even if we receive all Indiana environmental permits for construction and operation of the plant, we will also be subject to oversight activities by the EPA. There is always a risk that the EPA may enforce certain rules and regulations differently than Indiana’s environmental administrators.
     In addition, the government’s regulation of the environment changes constantly. Indiana and EPA rules and regulations are subject to change, and it is possible that more stringent environmental rules or regulations could be adopted, which may result in greater regulatory burdens which could increase our operating costs and expenses. Furthermore, plant operations likely will be governed by the Occupational Safety and Health Administration (“OSHA”). OSHA regulations may change such that the costs of the operation of the plant may increase. Any of these regulatory factors may result in higher costs or other materially adverse conditions effecting our operations, cash flows and financial performance.
Nuisance
     Ethanol production has been known to produce an odor to which surrounding residents could object. Ethanol production may also increase dust in the area due to operations and the transportation of grain to the plant and ethanol and distillers dried grains from the plant. Such activities may subject us to nuisance, trespass, or similar claims by employees or property owners or residents in the vicinity of the plant. To help minimize the risk of nuisance claims based on odors related to the production of ethanol and its by-products, we intend to install a thermal oxidizer in the plant. See “DESCRIPTION OF BUSINESS — Thermal Oxidizer” for additional information. Nonetheless, any such claims or increased costs to address complaints may have a material adverse effect on us, our operations, cash flows, and financial performance. We are not currently involved in any litigation involving nuisance or any other claims.
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
     Our operating agreement provides that our initial board of directors will be comprised of no fewer than 12 and no more than 35 members. We have 24 directors on our initial board of directors. The initial board of directors will serve until the first annual or special meeting of the members following the date on which substantial operations of the ethanol plant commences. If our project suffers delays due to financing or construction, our initial board of directors could serve for an extended period of time. In that event, your only recourse to replace these directors would be through an amendment to our operating agreement which could be difficult to accomplish.
     Our operating agreement further provides that at the first annual or special meeting of the members following the date on which substantial operations of the facilities commence, the number of elected directors shall be reduced to a minimum of 7 and a maximum of 9. In addition, each member purchasing 400 units or more in this offering is entitled to appoint a director to the board. Therefore, the total number of directors may exceed 9 depending on the number of appointed directors. However, our operating agreement requires that a majority of the board be elected by the members. Accordingly, the number of elected directors will be increased if the number of directors appointed by members purchasing 400 units or more in this offering is greater than or equal to the number of elected directors on our board. Any member eligible to appoint a director cannot vote in the general election. Appointed directors serve until removed by the member appointing them, so long as such member owns 400 or more units.
     The operating agreement further provides for a staggered board of directors, where, upon the expiration of the initial board, the first group of directors shall serve for one year, the second group shall serve for two years, and the third group shall serve for three years. The successors for each group of directors shall be elected for a 3-year term and at that point, one-third of the total number of directors will be elected by the members each year. Prior to expiration of the initial directors’ terms, the initial directors shall conduct a lottery to separately identify the director positions to be elected. Each director position will be designated as either Group I (serving one year), Group II (serving two years) and Group III (serving three years).
Identification of Directors, Executive Officers and Significant Employees
     The following table shows the directors and officers of Cardinal Ethanol as of the date of this prospectus:

Director	Office
Troy Prescott	Director & Chairman/President
Thomas Chalfant	Director & Vice Chairman/Vice President
Dale Schwieterman	Director & Treasurer
John N. Shanks II	Director & Secretary
Robert E. Anderson	Director
Lawrence Allen Baird	Director
Larry J. Barnette	Director
Ralph Brumbaugh	Director
Thomas C. Chronister	Director
Robert John Davis	Director
David Matthew Dersch	Director
G. Melvin Featherston	Director
John W. Fisher	Director
Everett Leon Hart	Director
Jeremey Jay Herlyn	Director
Barry Hudson	Director
James Lee Kunzman	Director
Cyril George LeFevre	Director
Robert L. Morris	Director

Director	Office
Curtis Allan Rosar	Director
Michael Alan Shuter	Director
Steven John Snider	Director
Jerrold Lee Voisinet	Director
Andrew J. Zawosky	Director
Business Experience of Directors and Officers
     The following is a brief description of the business experience and background of our officers and Directors.
     Troy Prescott, Chairman/President, Director, Age 41, 3780 North 250 East, Winchester, Indiana 47394.
     Mr. Prescott has been a grain farmer in Randolph County, Indiana for the past 22 years and presently owns and operates a 2,500-acre row crop farm near Winchester, Indiana. In addition, for the past 11 years Mr. Prescott and his wife owned and operated Cheryl’s Restaurant which they sold in December 2005. He is currently serving his second term on the board of directors for the Randolph Central School District. Mr. Prescott also currently serves on the board of directors for Liberty Renewable Fuels, LLC, an early stages ethanol project in Michigan.
     Mr. Prescott has served as our president and a director since our inception. Pursuant to our operating agreement, Mr. Prescott will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     Thomas E. Chalfant, Vice Chairman/Vice President, Director, Age 56, 12028 West 700 North, Parker City, Indiana 47368.
     Mr. Chalfant has been farming in Randolph County since 1974 and is the Vice President and Secretary of Chalfant Farms, Inc. He also is a member of the board of directors for United Communities National Bank since 1999, and is the President of the Randolph County Farm Bureau. Mr. Chalfant graduated from Purdue University with a bachelors of science in agriculture.
     Mr. Chalfant has served as our vice chairman/vice president and a director since our inception. Pursuant to our operating agreement, Mr. Chalfant will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     Dale A. Schwieterman, Treasurer, Director, Age 56, 3924 Cr 716 A, Celina, Ohio 45822.
     Since 1974, Mr. Schwieterman has been employed as a Certified Public Accountant. Since July 17, 1987, he has served as the President of McCrate DeLaet and Co., which provides accounting and tax consulting and preparation services. He also manages a 940-acre grain farm operation in Mercer County, Ohio. He graduated from Bowling Green University with a degree in business in 1972.
     Mr. Schwieterman has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. Schwieterman will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     John Nelton Shanks II, Secretary, Director, Age 61, 349 N 500 W, Anderson, Indiana 46011.
     Mr. Shanks has been a practicing attorney since 1971. Since 2003, he has been practicing as Shanks Law Office. Prior to that, Mr. Shanks was a partner at Ayres, Carr and Sullivan, P.C. He is also a registered civil mediator and a public and governmental affairs consultant and a licensed Indiana insurance agent. Mr. Shanks was admitted to practice before the Supreme Court of Indiana in 1971, the United States District Court for the Southern District in Indiana in 1971, and the United States Court of Appeals for the Seventh Circuit in 1972. He also is a member of the board of directors and treasurer for Capital Plus Credit Union and serves an officer and director for Capital Plus Service Corporation and Indiana Public Employers’ Plan, Inc. Mr. Shanks is also a member of the Indiana State Bar Association where he serves as editor of the General Practice Newsletter and is a founder, officer and director of the Indiana Workers Compensation Institute, Inc. Since August 2005, Mr. Shanks has served as a Title IV-D Commissioner for the Unified Courts of Madison County, Indiana. He received his bachelor of arts from Indiana University in 1968, then went on to Indiana University School of Law, graduating in 1971 with a juris doctorate.
     Mr. Shanks has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. Shanks will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     Robert E. Anderson, Director, Age 76, 5737 East 156th Street, Noblesville, Indiana 46062.
     For the past 33 years, Mr. Anderson has been an owner and operator of Iron Wheel Farm, Inc., an 1,800-acre farming operating. Until his retirement in 1987, he worked 42 years as a life insurance agent for Equitable Life Insurance Company. He is also the Past President of Indianapolis Life Insurance Association. Mr. Anderson previously served as Lt. Governor for Kiwanis of Indiana.
     Mr. Anderson has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. Anderson will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     Lawrence Allen Baird, Director, Age 62, 2579 S 500 West, Tipton, Indiana 46072.
     Since 1962, Mr. Baird has been farming in the Tipton, Indiana area and he is currently the owner and operator of Baird Farms, a 3,000-acre crop farming operation. Mr. Baird has been a seed sales representative for Pioneer Hi-Bred International, Inc. since 1973.
     Mr. Baird has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. Baird will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     Larry J. Barnette, Director, Age 53, 3247 North 300 East, Portland, Indiana 47371.
     Mr. Barnette is the operations manager of LPI Transportation and LPI Excavation for the past 30 years. He also has 200-acre grain farm in the Portland, Indiana area. He is a former member of the board of directors for the Jay County Farm Bureau. Mr. Barnette has served as a director since our inception.
     Mr. Barnette has served as a director since our inception. Pursuant to our operating agreement, Mr. Barnette will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     Ralph E. Brumbaugh, Director, Age 64, 6290 Willis Road, Greenville, Ohio 45331.
     Mr. Brumbaugh is a director and part-owner of Brumbaugh Construction, Inc., a commercial construction business which he founded in 1962. Since 1974, he has been the owner of Creative Cabinets, a commercial interior supply company. In 2005, his companies employed over 200 people and grossed over $50 million in sales.
     Mr. Brumbaugh has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. Brumbaugh will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     Thomas C. Chronister, Director, Age 55, 10905 Sandpiper Cover, Ft. Wayne, Indiana 46845.
     Since 1975, Mr. Chronister has worked as the manager and pharmacist for Chronister Kendallville Drug, Inc. He also owns and operates 160 apartments in the Fort Wayne, Indiana area. Mr. Chronister graduated from Purdue University in 1975 with a bachelor’s degree in pharmacy.

     Mr. Chronister has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. Chronister will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     Robert John Davis, Director, Age 46, 4465 North County Road 100 E, New Castle, Indiana 47362.
     Mr. Davis has been the owner and operator of Spiceland Wood Products, Inc., a manufacturing firm supplying the residential and commercial marketplace with customized wood products, since 2001. Previously he was the Vice President of Operations for Frank Miller Lumber Company. He also owns a 160-acre farm near New Castle, Indiana. He graduated from Purdue University School of Engineering in Materials Engineering
     Mr. Davis has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. Davis will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     David Mathews Dersch, Director, Age 69, 305 Greenbriar Road, Muncie, Indiana 47304.
     In 1987, Dr. Dersch co-founded S & S Steel Corporation in Anderson, Indiana and currently serves as its Vice President. He has also served as a member of the Dean’s Council of Indiana University Medical School for past 15 years and has been a member of the Board of Directors of Bob Jones University, in Greenville, South Carolina for the last 10 years. He is a practicing physician for OB-GYN, PC, since 1969, and is now semi-retired. Dr. Dersch graduated from the University of Indiana.
     Dr. Dersch has served as a director since December 7, 2005. Pursuant to our operating agreement, Dr. Dersch will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     G Melvin Featherston, Director, Age 80, 14740 River Road, Noblesville, Indiana 46062.
     Mr. Featherston began his farming career in 1943, and is now semi-retired. He currently manages Featherston Farm, LLC, an approximately 2,200-acre farming operation located throughout Randolph County, Wayne County and Shelby County, Indiana.
     Mr. Featherston has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. Featherston will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     John Wesley Fisher, Director, Age 90, 3711 Burlington, Muncie, Indiana 47302.
     Mr. Fisher is an honorary director and chairman emeritus of the board of directors of Ball Corporation, a manufacturer of metal and plastic container and aerospace components. Mr. Fisher joined Ball Corporation in 1941 as a trainee. Following nine years in various manufacturing assignments he was named vice president of manufacturing, and in 1954 became vice president of sales. Mr. Fisher was elected a corporate vice president in 1963, and was named president and CEO in 1970. He was elected chairman and CEO in 1978. Mr. Fisher retired as CEO in 1981 and as chairman of the board in 1986. He had served as a director of Ball Corporation since 1943. Mr. Fisher is a life director and past chairman of the board of directors of the National Association of Manufacturers. He currently serves as chairman of Cardinal Health System in Muncie, Indiana, a life trustee of DePauw University, a member of the University of Tennessee Development Council, a regent of the Indiana Academy and a member of the East Central Indiana Committee on Medical Education. Mr. Fisher is the President of Fisher Properties of Indiana, Inc., which operates a large fish farm, cherry and apple orchard, and a grain farm. Mr. Fisher received a bachelor’s degree from the University of Tennessee in 1938 and an MBA from the Harvard Graduate School of Business Administration in 1942.
     Mr. Fisher has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. Fisher will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.

     Everett Leon Hart, Director, Age 68, 6934 Bradford Childrens Home Road, Greenville, Ohio 45331.
     Since February 2003, Mr. Hart has been in Sales Service with L.A.H. Development LLC, and fo r the past 30years, he has owned and operated Nu-Way Farm Systems, Inc.
     Mr. Hart has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. Hart will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     Jeremey Jay Herlyn, Director, Age 34, 841 Hidden Valley Drive, Richmond, Indiana 47374.
     Since December 1999, Mr. Herlyn has been the Plant Manager for Land O’Lakes Purina Fee d, LLC in Richmond, Indiana, where he has been employed since June 1994. He received a bachelor’s of science in Agricultural Engineering from South Dakota State University in 1994.
     Mr. Herlyn has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. Herlyn will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     Barry Hudson, Director, Age 66, 1525 S Meridian, Portland, Indiana 47371.
     Mr. Hudson is the Chairman of the Board and President of First National Bank in Portland, Indiana. He retired from First National Bank in March 2005 after 22 years of service.
     Mr. Hudson has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. Hudson will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     Lee James Kunzman, Director, Age 63, 4740 Pennington Ct, Indianapolis, Indiana 46254.
     Mr. Kunzman is the Vice President and General Manager for Hemelgarn Racing Inc. since 1984. He has also served as the Vice President of Kunzman Motor Co Inc. from 1972 to 1979.
     Mr. Kunzman has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. Kunzman will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     Cyril George LeFevre, Director, Age 59, 1318 Fox Road, Ft. Recovery, Ohio 45846.
     Mr. LeFevre is President and owner of Ft. Recovery Equipment Co. Inc. for the past 35 years. He also owns and operates a 2,500 acre farming operation. Mr. LeFevre received an industrial engineering degree from University of Dayton in 1969.
     Mr. LeFevre has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. LeFevre will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     Robert L. Morris, Director, Age 59, 9380 W. CR 1000 South, Losantville, Indiana 47354.
     Mr. Morris has been a practicing certified public accountant for the past 32 years. He has been a practicing Certified Public Accountant in Winchester, Indiana for the past 27 years and currently owns and operates Robert L. Morris & Co., P.C. He also is a member of the Randolph County Revolving Loan Board and has served as an advisory board member for the Winchester office of Mutual Federal Savings Bank since 1985. Mr. Morris received a bachelor’s degree in accounting from Ball State University in 1968.

     Mr. Morris has served as a director since our inception. Pursuant to our operating agreement, Mr. Morris will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     Curtis Allan Rosar, Director, Age 66, 3587 Wernle Road, Richmond, Indiana 47374.
     Since 1982, Mr. Rosar is the President of C. Allan Rosar and Associates which manages family investments and various partnerships. He is a director on the Wayne County Foundation, where he serves as chairman of the investment committee. Mr. Rosar is also a director of the Reid Hospital and Health Care Governing Board, and serves on the executive committee. In addition, he serves on the YMCA Board. He received a bachelor’s degree in industrial engineering in 1962 from Lehigh University, Bethlehem, Pennsylvania.
     Mr. Rosar has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. Rosar will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     Michael Alan Shuter, Director, Age 55, 6376 N 300 W, Anderson, Indiana 46011.
     Since 1973, Mr. Shuter has been the owner and operator of Shuter Sunset Farms, Inc., a farming operation which includes 3,000 acres of corn and soybeans, an 8,000-head wean to finish hog operation, and 35 head beef cow herd. He graduated from Purdue University in 1972 with a bachelors of science in agricultural economics.
     Mr. Shuter has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. Shuter will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     Steven John Snider, Director, Age 47, 7290 N. Langdon Rd., Yorktown, Indiana 47396.
     Mr. Snider is the Region Manager for AgReliant Genetics in Westfield, Indiana, with whom he began his career in 1982. He is the managing partner of SMOR, LLC, a real estate development and investment group. He received a bachelor’s degree in agricultural economics from Purdue University in 1982.
     Mr. Snider has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. Snider will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     Jerrold Leo Voisinet, Director, Age 59, 450 Garbry Road, Piqua, Ohio 45356.
     Since 1980, Mr. Voisinet has been the owner and manager of two storage rental facilities, containing more than 1,300 units, located in Miami County and Mercer County, Ohio. Prior to that, Mr. Voisinet served in the U.S. Army, where he retired after a 20 year career in 1996 as a Logistics Sergeant.
     Mr. Voisinet has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. Voisinet will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.
     Andrew Zawosky Jr., Age 64, 50 Celestial Way # 208, Juno Beach, Florida 33408.
     For the past 24 years, Mr. Zawosky is the owner and operator of Zawosky Trucking in Greenville, Ohio. He retired from General Motors in 1994 after 30 years of service. He graduated from Penn State with a bachelor’s of science degree in engineering in 1962.
     Mr. Zawosky has served as a director since December 7, 2005. Pursuant to our operating agreement, Mr. Zawosky will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
     We currently have no person or entity known by us to be the beneficial owner of more than 5% of the outstanding units.
Security Ownership of Management
     As of the date of this prospectus, our directors and officers own membership units as follows:
UNITS BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS

					Percentage of Total After the
					Offering (1)
		Amount and		Percent	Maximum	Minimum Units
		Nature of	Number	of Class	Units Sold in	Sold in
Title of Class	Name and Address of Beneficial Owner	Beneficial Owner	of Units	Prior to Offering	Offering	Offering
Membership Units	Troy Prescott
	3780 N. 250 East
	Winchester, IN 47394	$50,000	22	3.87%	0.13%	0.23%
Membership Units	Thomas Chalfant
	12028 W. 700 North
	Parker City, IN 47368	$50,000	22	3.87%	0.13%	0.23%
Membership Units	Dale Schwieterman
	3924 CR 716 A
	Celina, OH 45822	$40,000	16	2.82%	0.09%	0.17%
Membership Units	John N. Shanks, II
	349 N. 500 West
	Anderson, IN 46011	$40,000	16	2.82%	0.09%	0.17%
Membership Units	Robert E. Anderson
	5737 E. 156th Street
	Noblesville, IN 46062	$40,000	16	2.82%	0.09%	0.17%
Membership Units	Lawrence Allen Baird
	2579 S. 500 West
	Tipton, IN 46072	$40,000	16	2.82%	0.09%	0.17%
Membership Units	Larry J. Barnette
	3247 N. 300 East
	Portland, IN 47371	$50,000	22	3.87%	0.13%	0.23%
Membership Units	Ralph Brumbaugh
	P.O. Box 309
	Arcanum, OH 45304	$40,000	16	2.82%	0.09%	0.17%
Membership Units	Thomas C. Chronister
	440 Kerr Island North
	Rome City, IN 46784	$40,000	16	2.82%	0.09%	0.17%
Membership Units	Robert John Davis
	4465 N. Co. Rd. 100 East
	New Castle, IN 47362	$40,000	16	2.82%	0.09%	0.17%
Membership Units	David Matthew Dersch
	305 N. Greenbriar Rd.
	Muncie, IN 47304	$40,000	16	2.82%	0.09%	0.17%

					Percentage of Total After the
					Offering (1)
		Amount and		Percent	Maximum	Minimum Units
		Nature of	Number	of Class	Units Sold in	Sold in
Title of Class	Name and Address of Beneficial Owner	Beneficial Owner	of Units	Prior to Offering	Offering	Offering
Membership Units	G. Melvin Featherston
	14740 River Rd.
	Noblesville, IN 46062	$40,000	16	2.82%	0.09%	0.17%
Membership Units	John W. Fisher
	P.O. Box 1408
	Muncie, IN 47308	$40,000	16	2.82%	0.09%	0.17%
Membership Units	Everett Hart(2)
	6934 Bradford Childrens Home Rd.
	Greenville, OH 45331	$40,000	16	2.82%	0.09%	0.17%
Membership Units	Jeremey Jay Herlyn
	841 Hidden Valley Dr.
	Richmond, IN 47374	$40,000	16	2.82%	0.09%	0.17%
Membership Units	Barry Hudson
	1525 Meridian St.
	Portland, IN 47371	$40,000	16	2.82%	0.09%	0.17%
Membership Units	James Lee Kunzman
	4740 Pennington Ct.
	Indianapolis, IN 46254	$40,000	16	2.82%	0.09%	0.17%
Membership Units	Cyril George LeFevre
	1318 Fox Rd.
	Fort Recovery, OH 45846	$40,000	16	2.82%	0.09%	0.17%
Membership Units	Robert L. Morris
	9380 W. CR 1000 S.
	Losantville, IN 47354	$50,000	22	3.87%	0.13%	0.23%
Membership Units	Curtis Allan Rosar
	3587 Wernle Rd.
	Richmond, IN 47374	$40,000	16	2.82%	0.09%	0.17%
Membership Units	Michael Alan Shuter
	6376 N. 300 West
	Anderson, IN 46011	$40,000	16	2.82%	0.09%	0.17%
Membership Units	Steven John Snider
	7290 Langdon Rd.
	Yorktown, IN 47396	$40,000	16	2.82%	0.09%	0.17%
Membership Units	Jerrold Lee Voisinet
	450 Garby Rd.
	Piqua, OH 45356	$40,000	16	2.82%	0.09%	0.17%
Membership Units	Andrew J. Zawosky
	50 Celestial Way # 208
	Juno Beach, FL 33408	$40,000	16	2.82%	0.09%	0.17%
Membership Units	All Directors and Officers as a
	Group	$1,000,000	408	71.83%	2.40%	4.27%

(1)	Assumes no additional purchases in this offering.

(2)	Units beneficially owned by spouse.
EXECUTIVE COMPENSATION
     Troy Prescott is currently serving as our chairman and president and Tom Chalfant is currently serving as our vice chairperson and vice president. Dale Schwieterman is our treasurer, and John Shanks, II is our secretary. We entered into a project development fee agreement with Troy Prescott under which Mr. Prescott is entitled to a development fee equal to $100,000 in exchange for services related to the development of our business. The development fee is payable to Mr. Prescott on the date upon which we execute and deliver all required documents to our project lender(s) for debt financing. See “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.” We do not compensate Mr. Chalfant, Mr. Schwieterman or Mr. Shanks for their service as officers. We do not have any other compensation arrangements with our directors and officers.

Employment Agreements
     Other than the project development fee agreement we entered into with Troy Prescott as an independent contractor, we have no employment agreements with any executive officer or director. In the future, we may enter into employment agreements with our executive officers or other employees that we may hire.
Reimbursement of Expenses
     We reimburse our officers and directors for expenses incurred in connection with their service.
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
     Our operating agreement provides that none of our directors or members will be liable to us for any breach of their fiduciary duty. This could prevent both us and our unit holders from bringing an action against any director for monetary damages arising out of a breach of that director’s fiduciary duty or grossly negligent business decisions. This provision does not affect possible injunctive or other equitable remedies to enforce a director’s duty of loyalty for acts or omissions not taken in good faith, involving willful misconduct or a knowing violation of the law, or for any transaction from which the director derived an improper financial benefit. It also does not eliminate or limit a director’s liability for participating in unlawful payments or distributions or redemptions, or for violations of state or federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.
     Under Indiana law, no member or director will be liable for any of our debts, obligations or liabilities merely because he or she is a member or director. In addition, Indiana law permits, and our operating agreement contains, extensive indemnification provisions which require us to indemnify any officer or director who was or is party, or who is threatened to be made a party to a current or potential legal action because he or she is our director or officer. We must also indemnify against expenses, including attorney fees, judgments, claims, costs and liabilities actually and reasonably incurred by these individuals in connection with any legal proceedings, including legal proceedings based upon violations of the Securities Act of 1933 or state securities laws. Our indemnification obligations may include criminal or other proceedings.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Transaction with director Troy Prescott
     On April 21, 2006, we entered into a project development agreement with Troy Prescott to compensate him for assisting us in developing, financing and constructing our plant. Mr. Prescott is chairman of our board of directors and president of Cardinal Ethanol. Under the terms of the agreement, his duties will include assumption of responsibility for public relations, on-site development issues, and timely completion of the project. Mr. Prescott shall also be responsible for apprising our board of the status of the project and of any material events, assisting us with the development of policies regarding construction of the project, and any other duties as directed by our board with respect to the development, financing and construction of our plant. For performing these development services for us, we intend to pay Mr. Prescott a one-time development fee equal to $100,000. This fee is payable to Mr. Prescott on the date upon which we execute and deliver all required documents to our project lender(s) for debt financing.
     We believe that the terms of the consulting agreement with Mr. Prescott are comparable to that which we could have obtained from an unaffiliated third party. The terms of the consulting agreement, including the amount of compensation payable to Mr. Prescott, were approved by a majority of disinterested directors. Our board believes that the $100,000 development fee payable to Mr. Prescott on the date upon which we execute and deliver all required documents to our project lender(s) for debt financing is reasonable in light of the services provided to us and that will be provided to us by Mr. Prescott.
Future transactions with directors, officers or 5% unit holders
     Our operating agreement permits us to enter into agreement and other arrangements with our directors, officers, members and their affiliates. However, other than the project development fee agreement we entered into with Troy Prescott, we have not engaged in any transactions with any other of our directors, officers or 5% unit holders. Should we engage in any such transactions in the future, all such arrangements will be on terms no more favorable to the directors, officers or members than generally afforded to non-affiliate parties in a similar transaction.
PLAN OF DISTRIBUTION
     Before purchasing any units, an investor must execute a subscription agreement, a promissory note and security agreement and sign our operating agreement. The subscription agreement will contain, among other provisions, an acknowledgement that the investor received a prospectus, such as this, and that the investor agrees to be bound by our operating agreement. All subscriptions are subject to approval by our directors and we reserve the right to reject any subscription agreement.
The Offering
     We are offering, on a best efforts basis, a minimum of 9,000 units and a maximum of 16,400 units at a purchase price of $5,000 per unit. You must purchase a minimum of 4 units to participate in the offering. You may purchase any number of additional units subject to the 40% ownership limitation provided in our operating agreement. Therefore, if we sell the minimum number of units offered, the maximum number of units you may own is 3,827 units and if we sell the maximum, you may own no more than 6,787 units. Our board of directors determined the offering price for the units arbitrarily, without any consultation with third parties. The offering price of the units is not, therefore, based on customary valuation or pricing techniques for new issuances. We anticipate our directors, as listed on page 5 of this prospectus, will sell our units in this offering, without the use of an underwriter. We will not pay commissions to our directors for these sales. Our directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.
     Our minimum offering amount is $45,000,000 and our maximum offering amount is $82,000,000. The offering will end no later than June 12, 2007. If we sell the maximum number of units prior to June 12, 2007, the offering will end as of the date the maximum number of units is sold. We may choose to end the offering any time prior to June 12, 2007, after we sell the minimum number of units. If we abandon the project for any reason, we will terminate the offering. Even if we successfully close the offering by selling the minimum number of units by June 12, 2007, we may still be required to return the offering proceeds to investors if we are unable to satisfy the conditions for releasing funds from escrow, which include our receipt of a written debt financing commitment. After the offering, there will be 9,568 units issued and outstanding if we sell the minimum number of units offered in this offering and 16,968 units issued and outstanding if we sell the maximum number of units offered in this offering. This includes 568 seed capital units issued in our previous seed capital private placement.
     Our directors and officers will be allowed to purchase the units that are being offered, subject to the limitation in our operating agreement that no member can own more than 40% of the total issued and outstanding units. These units may be purchased for the purpose of satisfying the minimum amount of units required to close the offering. Units purchased by these individuals and entities will be subject to the same restrictions regarding transferability as described in this prospectus and our operating agreement, and will, therefore, be purchased for investment, rather than resale.
     You should not assume that we will sell the $45,000,000 minimum only to unaffiliated third party investors. We may sell units to affiliated or institutional investors that may acquire enough units to influence the manner in which Cardinal Ethanol is managed. These investors may influence the business in a manner more beneficial to them than to other investors.
     We plan to register the offering only with the Florida, Georgia, Illinois, Indiana, Kentucky and Ohio state securities regulatory bodies. We may also offer or sell our units in other states in reliance on exemptions from the registration requirements of the laws of those other states. However, we may not generally solicit investors in any jurisdictions other than Florida, Georgia, Illinois, Indiana, Kentucky and Ohio unless we decide to register in additional states. This limitation may result in the offering being unsuccessful.
     We are expecting to incur offering expenses in the amount of approximately $558,499 to complete this offering.
Suitability of Investors
     Investing in the units offered hereby involves a high degree of risk. Accordingly, the purchase of units is suitable only for persons of substantial financial means that have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the units. Units will be sold only to persons that meet these and other requirements. You cannot invest in this offering unless you meet one of the following 2 suitability tests: (1) You have annual income from whatever source of at least $45,000 and you have a net worth of at least $45,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $100,000 exclusive of home, furnishings and automobiles. For Ohio investors, you must have (1) annual income from whatever source of at least $45,000 and a net worth of at least $45,000 exclusive of home, furnishings and automobiles; or (2) a net worth of $200,000, exclusive of home, home furnishings, and automobiles. For Kentucky investors, your total investment must not exceed 10% of your net worth, exclusive of home, home furnishings, and automobiles. For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly.
     Even if you represent that you meet the suitability standards set forth above, the board of directors reserves the right to reject any subscription for any reason, including if the board determines that the units are not a suitable investment for you.
     Each subscriber must make written representations that he/she/it:
•	is purchasing such units for the purpose of investment and not for resale;

•	has been encouraged to rely upon the advice of such subscriber’s legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units; and

•	will acquire the units for the subscriber’s own account without a view to public distribution or resale and that such subscriber has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person.
Subscription Period
     The offering must close upon the earlier occurrence of (1) our acceptance of subscriptions for units equaling the maximum amount of $82,000,000; or (2) June 12, 2007. However, we may close the offering any time prior to June 12, 2007 upon the sale of the minimum aggregate offering amount of $45,000,000. If we abandon the project for any reason, we will terminate the offering. Even if we successfully close the offering by selling at least the minimum number of units prior to June 12, 2007, the offering proceeds will remain in escrow until we satisfy the conditions for releasing funds from escrow, including our receipt of a written debt financing commitment. We may admit members to Cardinal Ethanol and continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part and to waive conditions to the purchase of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units. If we sell subscriptions for all of the available units, we have the discretion to reject any subscriptions, in whole or in part, for any reason.

     This offering may be terminated for a variety of reasons, most of which are discussed in detail in the section entitled “RISK FACTORS.” In the event of termination of this offering prior to its successful closing, funds invested with us will be returned with interest, less escrow fees. We intend to return those funds by the close of the next business day or as soon as possible after the termination of the offering.
Subscription Procedures
     Before purchasing any units, you must complete the subscription agreement included as exhibit C to this prospectus, draft a check payable to “First Merchants Trust Company, N.A., Escrow Agent for Cardinal Ethanol, LLC” in the amount of not less than 10% of the amount due for the units for which subscription is sought, which amount will be deposited in the escrow account; sign a full recourse promissory note and security agreement for the remaining 90% of the total subscription price; and deliver to us these items and an executed copy of the signature page of our operating agreement. In the subscription application, an investor must make representations to us concerning, among other things, that he or she has received our prospectus and any supplements, agrees to be bound by the operating agreement and understands that the units are subject to significant transfer restrictions. The subscription application also requires information about the nature of your desired ownership, your state of residence, and your taxpayer identification or Social Security Number. We encourage you to read the subscription agreement carefully.
     Once we receive subscriptions for the minimum amount of the offering, we will mail written notice to our investors that full payment under the promissory note is due within 30 days. We will deposit funds paid in satisfaction of the promissory notes into our escrow account where they will be held until we satisfy the conditions for releasing funds from escrow.
     The promissory note is full recourse which means that you will be liable for the balance due and that if you do not timely repay the indebtedness upon the terms agreed, we will pursue you by any legal means to recover the indebtedness. This includes, but is not limited to, acquisition of a judgment against you for the amount due plus interest plus any amounts we spend to collect the balance. We will also seek from you any attorney fees we incur in collecting the balance. Unpaid amounts due will accrue interest at a rate of 12% per year from the date repayment is due. We will also retain the initial 10% payment made by the subscriber. Pursuant to the terms of the promissory note, we will not be required to give you notice of default under the terms of the promissory note, but upon your failure to make timely payment, we will immediately have the right to pursue you for payment of the balance due by any legal means. By signing the promissory note you will also grant to us a purchase money security interest in any units you own or hereafter acquire to secure your promise to pay the balance due. You also agree to allow us to retain possession of any certificates representing these units to allow us to perfect our security interest. This means that if you default on your obligation to pay us, you could lose your right to any of our units that you presently own or hereafter acquire.
     If you subscribe to purchase units after we have received subscriptions for the aggregate minimum offering amount of $45,000,000, you will be required to pay the full purchase price immediately upon subscription.
     We may, in our sole discretion, reject or accept all or any part of your subscription agreement. We might not consider acceptance or rejection of your application until after we have received applications totaling at least $45,000,000 from investors or until a future date near the end of this offering. If we accept your subscription and meet the conditions for releasing funds from escrow, your subscription will be credited to your capital account in accordance with our operating agreement and we will issue to you a membership unit certificate signifying the ownership of your membership units. If we reject your subscription, we will promptly return your subscription, check, and signature page.
     If you are deemed the beneficial owners of 5% or more of our issued and outstanding units you may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you anticipate being a beneficial owner of 5% or more of our outstanding units you should consult legal counsel to determine what filing and reporting obligations may be required under the federal securities laws.

Escrow Procedures
     Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with the First Merchants Trust Company, N.A., as escrow agent under a written escrow agreement. We will not release funds from the escrow account until specific conditions are satisfied. The conditions are (1) cash proceeds from unit sales deposited in the escrow account equals or exceeds $45,000,000, exclusive of interest; (2) our receipt of a written debt financing commitment for debt financing ranging from $67,140,000 to $104,140,000, depending on the amount necessary to fully capitalize the project; (3) we elect, in writing, to terminate the escrow agreement; and (4) the First Merchants Trust Company, N.A. provides an affidavit to the states in which the units have been registered stating that the requirements to release funds have been satisfied.
     We will invest the escrow funds in short-term certificates of deposit issued by a bank, short-term securities issued by the United States government, money market funds, repurchase agreements or other financial vehicles including those available through the escrow agent. Even if we are successful in releasing funds from escrow, we intend to allow the offering to continue until June 12, 2007 or some earlier date, at our discretion. We must sell the minimum number of units and collect 10% of the minimum offering amount in cash prior to June 12, 2007. If we sell the minimum number of units, collect 10% of the minimum offering amount in cash and notify our purchasers of their obligations to remit the 90% purchase price balance prior to June 12, 2007, the escrow account will continue for 3 months from that date to allow us sufficient time to collect the 90% balance. Cash proceeds from unit sales deposited in the escrow account must equal or exceed the minimum offering amount of $45,000,000 at the end of the 3 month period or we will be forced to terminate the escrow account and promptly return your investment to you.
     We may terminate the offering prior to closing the offering in which event we will return your investment, with interest, less escrow fees, by the close of the next business day or as soon as possible after the termination of the offering under the following scenarios:
•	If we determine in our sole discretion to terminate the offering prior to June 12, 2007; or

•	If we do not raise the $45,000,000 minimum aggregate offering amount by June 12, 2007.
     In the event the interest earned on your escrow account is insufficient to pay the escrow fees, we will be responsible for paying the difference so that you will receive no less than your initial investment.
     For its service as escrow agent, we will pay First Merchants Trust Company, N.A. an administration fee of 0.50% of the first $100,000 deposited in escrow, 0.40% of the next $400,000 deposited in escrow, and 0.10% for the balance deposited in escrow in excess of $500,000; provided, however, that minimum annual administration fee will be $500 and the maximum annual administration fee will be $5,800. We will also reimburse First Merchants Trust Company, N.A. for expenses incurred in administering our escrow account. We will pay the escrow fees with the interest we earn on the escrow account. In the event we return the investments to the investors, we will pay First Merchants Trust Company, N.A. a transaction fee of $25.00 per subscriber.
Delivery of Unit Certificates
     If we satisfy the conditions for releasing funds from escrow, we will issue certificates for the units subscribed in the offering upon such release. Unless otherwise specifically provided in the subscription agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units. See “DESCRIPTION OF MEMBERSHIP UNITS – Restrictive Legend on Membership Certificates.”

Summary of Promotional and Sales Material
     In addition to and apart from this prospectus, we may use certain sales material in connection with this offering. The material may include a brochure, internet website, question-and-answer booklet, speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials. In certain jurisdictions, such sales materials may not be available. This offering is made only by means of this prospectus and other than as described herein, we have not authorized the use of any other sales material. Although the information contained in such sales materials does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or of the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference.
DESCRIPTION OF MEMBERSHIP UNITS
     An investor in us is both a holder of units and a member of the limited liability company at the time of acceptance of the investment. We elected to organize as a limited liability company rather than a corporation because we wish to qualify for partnership tax treatment for federal and state income tax purposes with our earnings or losses passing through to our members and subject to taxation at the member level. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS.” As a unit holder and a member of the limited liability company, an investor will be entitled to certain economic rights, such as the right to the distributions that accompany the units and to certain other rights, such as the right to vote at our member meetings. In the event that an investor’s membership in the limited liability company later terminates, that investor may continue to own units and retain economic rights such as the right to the distributions. However, termination of the membership would result in the loss of other rights such as the right to vote at our member meetings.
Membership Units
     Ownership rights in us are evidenced by units. There is one class of membership units in Cardinal Ethanol. Each unit represents a pro rata ownership interest in our capital, profits, losses and distributions. Unit holders who are also members have the right to vote and participate in our management as provided in the operating agreement. We maintain a membership register at our principal office setting forth the name, address, capital contribution and number of units held by each member.
Restrictive Legend on Membership Certificate
     We will place restrictive legends on your membership certificate or any other document evidencing ownership of our units. The language of the legend will be similar to the following:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF

COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
Maximum Ownership Percentage
     Under our operating agreement, no member may own more than 40% of the total issued and outstanding units of Cardinal Ethanol. The calculation of a 40% limitation includes the number of units owned by the investor and his or her spouse, children, parents, brothers and sisters and any units owned by any corporation, partnership or other entity in which the investor or his/her family members owns or controls a majority of the voting power. The maximum ownership percentage serves to prevent a change in control of Cardinal Ethanol.
Voting Limitations
     Each member is entitled to one vote per unit owned. Members may vote units in person or by proxy at a meeting of the unit holders, on all matters coming before a member vote. Members do not have cumulative voting or pre-emptive rights.
Loss of Membership Rights
     Although we are managed by our directors, our operating agreement provides that certain transactions, such as amending our operating agreement or dissolving Cardinal Ethanol, require member approval. An investor in us is both a holder of units and a member of the limited liability company at the time of acceptance of the investment. Each member has the following rights:

—	to receive a share of our profits and losses;

—	to receive distributions of our assets, if and when declared by our directors;

—	to participate in the distribution of our assets in the event we are dissolved or liquidated;

—	to access information concerning our business and affairs at our place of business; and

—	to vote on matters coming before a vote of the members.

     Our operating agreement provides that if your membership is terminated, then you will lose all your rights to vote your units and the right to access information concerning our business and affairs at our place of business. Under our operating agreement, information that will be available exclusively to members includes state and federal tax returns and a current list of the names, addresses and capital account information of each member and unit holder. This information is available upon request by a member for purposes reasonably related to that person’s interest as a member. In addition, a member’s use of this information is subject to certain safety, security and confidentiality procedures established by us.
     Investors whose membership has been terminated but who continue to own units will continue to have the right to a share of our profits and losses and the right to receive distributions of our assets and to participate in the distribution of our assets in the event we are dissolved or liquidated. These unit holders will also have access to company information that is periodically submitted to the Securities and Exchange Commission. See “DESCRIPTION OF BUSINESS.”
     If you transfer your units, and the transfer is permitted by the operating agreement, or has been approved by the board of directors, then the transferee will be admitted as a substituted member of Cardinal Ethanol only if the transferee:

—	agrees to be bound by our operating agreement;

—	pays or reimburses us for legal, filing and publication costs that we incur relating to admitting such transferee as a new member, if any;

—	delivers, upon our request, any evidence of the authority such person or entity has to become a member of Cardinal Ethanol; and

—	delivers, upon our request, any other materials needed to complete transferee’s transfer.

     The board of directors, in its discretion, may prohibit the transferee from becoming a member if he or she does not comply with these requirements. The restrictive legend on our membership certificates and the language of our operating agreement will alert subsequent transferees of our units as to the restrictions on transferability of our units and the events by which a member may lose membership rights. Investors who transfer units to transferees who do not become substituted members will not retain the rights to vote, access information or share in profits and losses as they do not continue as members when units are transferred to a third party.
Distributions
     Distributions are payable at the discretion of our board of directors, subject to the provisions of the Indiana Limited Liability Company Act, our operating agreement and the requirements of our creditors. Our board has no obligation to distribute profits, if any, to members. We have not declared or paid any distributions on our units.
     Unit holders are entitled to receive distributions of cash or property if and when a distribution is declared by our directors. Distributions will be made to investors in proportion to the number of units investors own as compared to all of our units that are then issued and outstanding. Our directors have the sole authority to authorize distributions based on available cash (after payment of expenses and resources), however, we will attempt to distribute an amount approximating the additional federal and state income tax attributable to investors as a result of profits allocated to investors.
     We do not expect to generate revenues until the proposed plant is operational. After operations of the proposed plant begin, we anticipate, subject to any loan covenants or restrictions with our senior and subordinated lenders, distributing a portion of our net cash flow to our members in proportion to the units held and in accordance with our operating agreement. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion.
     We do not know the amount of cash that we will generate, if any, once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the proposed ethanol plant is operating fully. Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions to members will depend on numerous factors, including:
•	Successful and timely completion of construction since we will not generate any revenue until our plant is constructed and operational;

•	Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;

•	Our ability to operate our plant at full capacity which directly impacts our revenues;

•	Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

•	State and federal regulations and subsidies, and support for ethanol generally which can impact our profitability and the cash available for distributions.
Capital Accounts and Contributions
     The purchase price paid for our units constitutes a capital contribution for purposes of becoming a unit holder and will be credited to your capital account. As a unit holder, your capital account will be increased according to your share of our profits and other applicable items of income or gain specially allocated to you pursuant to the special allocation rules described below. In addition, we will increase your capital account for the amount of any of our liabilities that are assumed by you or are secured by any property which we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expenses or losses specially allocated to you pursuant to the special allocation rules described below. We will also decrease your capital account in an amount equal to the value of any property we distribute to you. In addition, we will decrease your capital account for the amount of any of your liabilities that are assumed by us or are secured by property you have contributed to us. In the event you transfer your units and we have approved such transfer, then your capital account, to the extent it relates to the units transferred, will be transferred to the transferee. Our operating agreement does not require you to make additional capital contributions to us. Interest will not accrue on your capital contributions, and you have no right to withdraw or be repaid your capital contributions made to us.
Allocation of Profits and Losses
     Except as otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated to you in proportion to the number of units you hold. Our profits and losses will be determined by our directors on either a daily, monthly, quarterly or other basis permitted under the Internal Revenue Code, as amended, and corresponding Treasury Regulations.
Special Allocation Rules
     The amount of profits and losses that we allocate to you is subject to a number of exceptions referred to as special allocations. These include special allocations required by the Internal Revenue Code and Treasury Regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of a unit holder’s actual capital contributions. Our operating agreement also requires that our directors make offsetting special allocations in any manner they deem appropriate that, after such offsetting allocations are made, each Unit holder’s capital account balance is equal to the capital account balance that that unit holder would have had if special allocations required by the Internal Revenue Code and Treasury Regulations were not made to that unit holder’s capital account.
Restrictions on Transfers of Units
     The units will be subject to certain restrictions on transfers pursuant to our operating agreement. In addition, transfers of the units may be restricted by state securities laws. As a result, investors may not be able to liquidate their investments in the units and therefore may be required to assume the risks of investing in us for an indefinite period of time. Investment in us should be undertaken only by those investors who can afford an illiquid investment.
     We have restricted the ability to transfer units to ensure that Cardinal Ethanol is not deemed a “publicly traded partnership” and thus taxed as a corporation. Under our operating agreement, no transfer may occur without the approval of the board of directors. The board of directors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, to include the following:
•	Transfers by gift to the member’s descendants;

•	Transfers upon the death of a member; and

•	Certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed 2% of the total outstanding units.
     Any transfer in violation of the publicly traded partnership requirements or our operating agreement will be null and void. Furthermore, there is no public or other market for these securities. We do not anticipate such a market will develop.
     The units are unsecured equity interests in Cardinal Ethanol and are subordinate in right of payment to all of our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the unit holders. There is no assurance that there would be any remaining funds for distribution to the unit holders, after the payment of all of our debts.

SUMMARY OF OUR OPERATING AGREEMENT
     Statements contained in this section of the prospectus regarding the contents of our operating agreement are not necessarily complete, and reference is made to the copy of our operating agreement filed as exhibit B to this prospectus.
Binding Nature of the Agreement
     We will be governed primarily according to the provisions of our operating agreement and the Indiana Limited Liability Company Act. Among other items, our operating agreement contains provisions relating to the election of directors, restrictions on transfers, member voting, and other company governance matters. If you invest in Cardinal Ethanol, you will be bound by the terms of our operating agreement. Its provisions may not be amended without the approval the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members.
Management
     Initially, the total number of initial directors of Cardinal Ethanol shall be a minimum of 12 and a maximum of 35. The current directors and their business experience are set out in further detail in “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS.” At the first annual or special meeting of the Members following the date on which substantial operations of our ethanol plant commences, the initial directors shall fix the total number of directors which shall be a minimum of 7 and a maximum of 9. However, each member purchasing 400 units or more in this offering is entitled to appoint a director to the board. The operating agreement requires that a majority of the board be elected by the members. Therefore, the number of directors will be increased if the number of directors appointed by members purchasing 400 units or more in this offering equals or exceeds the number of elected directors. Directors are elected by plurality vote of the members which means that the nominees receiving the greatest number of votes relative to all other nominees are elected as directors.
     Nominations for directors may be made by the nominating committee of the board of directors or by the board of directors as a whole. Members may also nominate candidates for our board by giving advance written notice to Cardinal Ethanol with information about the nominee and the nominating member. Any board nomination made by a member must be accompanied by a nominating petition signed by unit holders representing at least 5% of our outstanding units.
     No matter may be submitted to the members for approval without the prior approval of the board of directors. This means that the board of directors controls virtually all of our affairs. We do not expect to develop a vacancy on the board of directors until after substantial completion of the plant.
     Our operating agreement is unlike the articles of incorporation or bylaws of typical public companies whose shares trade on NASDAQ or a stock exchange. Our units do not trade on an exchange and we are not governed by the rules of NASDAQ or a stock exchange concerning company governance.
     The directors must elect a chairman who will preside over any meeting of the board of directors, and a vice-chairman who shall assume the chairman’s duties in the event the chairman is unable to act.
     According to our operating agreement, the directors may not take the following actions without the unanimous consent of the members:
•	Cause or permit Cardinal Ethanol to engage in any activity that is inconsistent with our purposes;

•	Knowingly act in contravention of the operating agreement or act in a manner that would make it impossible for us to carry on our ordinary business, except as otherwise provided in the operating agreement;

•	Possess our property or assign rights in specific company property other than for Cardinal Ethanol’s purpose; or

•	Cause us to voluntarily take any action that would cause our bankruptcy.

     In addition, without the consent of a majority of the membership voting interests the directors do not have the authority to cause Cardinal Ethanol to:
•	Merge, consolidate, exchange or otherwise dispose of at one time, all or substantially all of our property, except for a liquidating sale of the property in connection with our dissolution;

•	Confess a judgment against us in an amount in excess of $500,000;

•	Issue units at a purchase price of less than $1,666.66 per unit;

•	Issue more than 25,000 units; or

•	Acquire equity or debt securities of any director or affiliate of a director or otherwise make loans to any director or affiliate or a director.
Replacement of Directors
     Our operating agreement defines a procedure to replace the board in staggered terms, where, upon the expiration of the initial board, the first group of directors shall serve for one year, the second group shall serve for two years, and the third group shall serve for three years. The successors for each group of directors shall be elected for a 3-year term and, at that point, one-third of the total number of directors will be elected by the members each year. The directors shall be placed into groups by resolution of the initial board of directors prior to the expiration of the initial term. These procedures provide that replacement directors may be nominated either by the board of directors or by the members upon timely delivery of a petition signed by investors holding at least five percent of the outstanding units, provided that the members also meet other requirements, all of which are described in our amended and restated operating agreement. In order for a petition to be considered timely, it must be delivered to our secretary not less than 120 days prior to the one year anniversary of the date we delivered the prior year’s proxy statement or notice of annual meeting. For the first election of directors, such petition must be delivered not less than 30 days prior to the annual meeting of our members.
Members’ Meetings and Other Members’ Rights
     There will be an annual meeting of members at which the board of directors will give our annual company report. Members will address any appropriate business including the election of directors to those director seats becoming vacant under the then adopted staggered term format. In addition, members owning an aggregate of 30% of the units may demand in writing that the board call a special meeting of members for the purpose of addressing appropriate member business. The board of directors may also call a special meeting of members at any time.
     Member meetings shall be at the place designated by the board or members calling the meeting. Members of record will be given notice of member meeting neither more than 60 days nor less than five days in advance of such meetings.
     In order to take action at a meeting, members holding at least 25% of the outstanding units must be represented in person, by proxy or by mail ballot. Voting by proxy or by mail ballot shall be permitted on any matter if it is authorized by our directors. Assuming a quorum is present, members take action by a vote of the majority of the units represented at the meeting (in person, by proxy or by mail ballot) and entitled to vote on the matter, unless the vote of a greater or lesser proportion or numbers is otherwise required by our operating agreement or by the Indiana Limited Liability Company Act.
     For the purpose of determining the members entitled to notice of or to vote at any members’ meeting, members entitled to receive payment of any distribution, or to make a determination of members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of the members.
     Members do not have dissenter’s rights. This means that in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, unit holders do not have the right to dissent and seek payment for their units.

     We will maintain our books, accountings and records at our principal office. A member may inspect them during normal business hours. Our books and accountings will be maintained in accordance with generally accepted accounting principles.
Unit Transfer Restrictions
     A unit holder’s ability to transfer units is restricted under the operating agreement. Unit holders may not transfer their units prior to 90 days after financing closing, as defined in our operating agreement, unless such transfer is:
•	To the investor’s administrator or trustee to whom such units are transferred involuntarily by operation of law, such as death; or

•	Made without consideration to or in trust for the investor’s descendants or spouse.
     Beginning 90 days after financial closing, as defined in our operating agreement, investors may transfer their units to any person or organization only if such transfer meets the conditions precedent to a transfer under our operating agreement and:
•	Has been approved by our directors in accordance with the terms of the operating agreement; or

•	The transfer is made to any other member or to any affiliate or related party of another member or the transferring member.
     To maintain partnership tax status, the units may not be traded on an established securities market or readily tradable on a secondary market. We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. To help ensure that a market does not develop, our operating agreement prohibits transfers without the approval of the directors. The directors will generally approve transfers so long as the transfers fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code. If any person transfers units in violation of the publicly traded partnership rules or without our prior consent, the transfer will be null and void. These restrictions on transfer could reduce the value of an investor’s units.
Amendments
     Our operating agreement may be amended by the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members. No amendment may adversely affect a member’s financial rights or modify the liability of a member, without that member’s consent. The operating agreement defines financial rights as a member’s share of profits and losses, the right to receive distributions of Cardinal Ethanol’s assets and the right to information concerning the business and affairs of Cardinal Ethanol.
Dissolution
     Our operating agreement provides that a voluntary dissolution of Cardinal Ethanol may be affected only upon the prior approval of a 75% super majority of all units entitled to vote.
FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS
     This section of the prospectus describes some of the more important federal income tax risks and consequences of your participation in Cardinal Ethanol. No information regarding state and local taxes is provided. Each prospective member should consult his or her own tax advisor concerning the impact that his or her investment in Cardinal Ethanol, LLC may have on his or her federal income tax liability and the application of state and local income and other tax laws to his or her investment in Cardinal Ethanol. Although we will furnish our unit holders with such information regarding Cardinal Ethanol as is required for income tax purposes, each unit holder will be responsible for preparing and filing his or her own tax returns.

     The following discussion of the tax aspects of an investment in our units is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Department regulations (“Regulations”), and administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. Such uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through regulations or judicial decisions. Tax legislation may be enacted in the future that will affect Cardinal Ethanol and a unit holder’s investment in Cardinal Ethanol. Additionally, the interpretation of existing law and regulations described here may be challenged by the Internal Revenue Service during an audit of our information return. If successful, such a challenge likely would result in adjustment of a unit holder’s individual return.
     The tax opinion contained in this section and the opinion attached as exhibit 8.1 to the registration statement constitute the opinion of our tax counsel, Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C., regarding our classification for federal income tax purposes and the material federal tax consequences to prospective individual investors of the ownership and disposition of our units. An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of any indicated result nor an undertaking to defend any indicated result should that result be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.
     In the opinion attached as exhibit 8.1 to the registration statement, our tax counsel has also confirmed as correct their representation to us that the statements and legal conclusions contained in this section regarding general federal income tax consequences of owning our units as a result of our partnership tax classification are accurate in all material respects. The tax consequences to us and our members are highly dependent on matters of fact that may occur at a future date and are not addressed in our tax counsel’s opinion. With the exception of our tax counsel’s opinion that we will be treated as a partnership for federal income tax purposes, this section represents an expression of our tax counsel’s professional judgment regarding general federal income tax consequences of owning our units, insofar as it relates to matters of law and legal conclusions. This section is based on the assumptions and qualifications stated or referenced in this section. It is neither a guarantee of the indicated result nor an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. No rulings have been or will be requested from the Internal Revenue Service concerning any of the tax matters we describe. Accordingly, you should know that the opinion of our tax counsel does not assure the intended tax consequences because it is in no way binding on the Internal Revenue Service or any court of law. The Internal Revenue Service or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes, and the opinion of our tax counsel may not be sufficient for an investor to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under Section 6662(d). See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS - Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties” below.
     Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be construed as a substitute for careful tax planning.
Partnership Status
     Our tax counsel has opined that we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the unit holders will pay tax on their shares of our net income. Under recently revised Treasury regulations, known as the “check-the-box” regulations, an unincorporated entity such as a limited liability company will be taxed as a partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation. We will not elect to be taxed as a corporation and we will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.
     As a partnership, if we fail to qualify for partnership taxation, we would be treated as a “C corporation” for federal income tax purposes. As a “C corporation,” we would be taxed on our taxable income at corporate rates, currently at a maximum rate of 35%. Distributions would generally be taxed again to unit holders as corporate dividends. In addition, unit holders would not be required to report their shares of our income, gains, losses or deductions on their tax returns until such are distributed. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to unit holders would be reduced by the amount of tax paid, in which case the value of the units would be reduced.
Publicly Traded Partnership Rules
     To qualify for taxation as a partnership, we cannot be a publicly traded partnership under Section 7704 of the Internal Revenue Code. Generally, Section 7704 provides that a partnership will be classified as a publicly traded partnership and will be taxed as a corporation if its interests are:
•	Traded on an established securities market; or

•	Readily tradable on a secondary market or the substantial equivalent.
     Although there is no legal authority on whether a limited liability company is subject to these rules, in the opinion of our counsel, it is probable that we are subject to testing under the publicly traded partnership rules because we elected to be classified and taxed as a partnership.
     We will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting transferee as a partner.
     We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. In addition, our operating agreement prohibits any transfer of units without the approval of our directors. Our directors intend to approve transfers that fall within safe harbor provisions of the Treasury Regulations, so that we will not be classified as a publicly traded partnership. These safe harbor provisions generally provide that the units will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:
•	In “private” transfers;

•	Pursuant to a qualified matching service; or

•	In limited amounts that satisfy a 2% test.
     Private transfers include, among others:
•	Transfers by gifts in which the transferee’s tax basis in the units is determined by reference to the transferor’s tax basis in the interests transferred;

•	Transfers at death, including transfers from an estate or testamentary trust;

•	Transfers between members of a family as defined in Section 267(c)(4) of the Internal Revenue Code;

•	Transfers from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an IRA; and

•	“Block transfers.” A block transfer is a transfer by a unit holder and any related persons as defined in the Internal Revenue Code in one or more transactions during any thirty calendar day period of units that in the aggregate represents more than two percent of the total interests in partnership capital or profits.
     Transfers through a qualified matching service are also disregarded in determining whether interests are readily tradable. A matching service is qualified only if:
•	It consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match unit holders who want to sell with persons who want to buy;

•	Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

•	The seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which time period must be confirmable by maintenance of contemporaneous records;

•	The closing of a sale effectuated through the matching service does not occur prior to the 45th calendar day after the interest is listed;

•	The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•	The seller’s information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

•	The sum of the percentage interests transferred during the entity’s tax year, excluding private transfers, cannot exceed ten percent of the total interests in partnership capital or profits.
     In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity’s tax year, excluding private transfers, do not exceed two percent of the total interests in partnership capital or profits. We expect to use a combination of these safe harbor provisions to avoid being treated as a publicly traded partnership.
Tax Treatment of Our Operations; Flow-Through of Taxable Income and Loss.
     We will pay no federal income tax. Instead, as unit holders, investors will be required to report on their income tax return their allocable share of the income, gains, losses and deductions we have recognized without regard to whether they receive cash distributions.
     Because we expect to be taxed as a partnership, we may have our own taxable year that is separate from the taxable years of our unit holders. Unless a business purpose can be established to support a different taxable year, a partnership must use the “majority interest taxable year” which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests. In this case, the majority interest taxable year is the calendar year.
     However, pursuant to Section 444 of the Internal Revenue Code, we may make a special election to adopt a non-calendar year fiscal year if the proposed non-calendar year fiscal year does not defer income by more than three months. In addition, in order to make a Section 444 election we must deposit deferred taxes pursuant to Section 7519 of the Internal Revenue Code. However, a Section 444 special election may not be claimed if more than 5% of our outstanding units are held by “pass-through” entities. Therefore, although we intend to make a Section 444 special election and adopt a non-calendar year fiscal year, we may be required to adopt the calendar year as our taxable year.
Tax Consequences to Our Unit Holders
     We have adopted a fiscal year ending September 30 for accounting and tax purposes. As a unit holder, for your taxable year with which or within which our taxable year ends you will be required to report on your own income tax return, your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a unit holder reporting on a calendar year basis will include his or her share of our taxable income or loss for our taxable year ending September 30, 2005 on his or her 2005 income tax return. A unit holder with a June 30 fiscal year will report his share of our September 30, 2005 taxable income or loss on his income tax return for the fiscal year ending June 30, 2006. We will provide each unit holder with an annual Schedule K-1 indicating such holder’s share of our income, loss and separately stated components.
Tax Treatment of Distributions
     Distributions made by us to a unit holder generally will not be taxable to the unit holder for federal income tax purposes as long as distributions do not exceed the unit holder’s basis in his units immediately before the distribution. Cash distributions in excess of unit basis, which are unlikely to occur, are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments
     Under Section 722 of the Internal Revenue Code, investors’ initial basis in the units investors purchase will be equal to the sum of the amount of money investors paid for investors’ units. Here, an investor’s initial basis in each unit purchased will be $5,000.
     An investor’s initial basis in the units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional units are not distributed to investors.
     The basis of an investor’s units will be decreased, but not below zero, by:
•	The amount of any cash we distribute to the investors;

•	The basis of any other property distributed to the investor;

•	The investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account;” and

•	Any reduction in the investor’s share of Company debt.
     The unit basis calculations are complex. A member is only required to compute unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:
•	The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member’s share of the loss;

•	Upon the liquidation or disposition of a member’s interest, or

•	Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.
     Except in the case of a taxable sale of a unit or Cardinal Ethanol, LLC’s liquidation, exact computations usually are not necessary. For example, a unit holder who regularly receives cash distributions that are less than or equal to his or her share of Cardinal Ethanol’s net income will have a positive unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue Code. The purpose of the basis adjustments is to keep track of a member’s tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the units.
Tax Credits to Unit Holders
Small Ethanol Producer Tax Credit
     The Energy Policy Act of 2005 signed into law by President Bush on August 8, 2005 expands the definition of a “small ethanol producer” from 30 million gallons per year to 60 million gallons per year. Small ethanol producers are allowed a tax credit on up to 15 million gallons of ethanol production annually. The tax credit is capped at $1.5 million per year per producer. The credit is effective for taxable years ending after the date of enactment. Even as amended under the Energy Policy Act of 2005, we do not expect to be classified as a small ethanol producer for purposes of the tax credit because we expect to produce approximately 100-million gallons of ethanol per year.
     If in the future the small producers’ tax credit is expanded and we become eligible to receive the credit, we expect that we would be classified as a partnership for tax purposes and we would expect to pass the tax credits through to our unit holders. Unit holders would then be able to report and utilize the tax credits on their own income tax returns. However, there is no assurance that such tax legislation will be introduced or passed by the Congress or enacted into law by the President. Further, even if such legislation is enacted, our production may still exceed any expanded production limits, making us ineligible for the credit.

     The small ethanol producers’ tax credit originally scheduled to expire in 2007 has been extended through 2010. Although Congress may further extend or make permanent the credit, there is no assurance that the tax credit will be extended beyond 2010.
Deductibility of Losses; Basis, At-Risk, and Passive Loss Limitations
     Generally, a unit holder may deduct losses allocated to him, subject to a number of restrictions. An investor’s ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:
•	Basis. An investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s units pursuant to Internal Revenue Code Section 704(d). If the investor’s share of Cardinal Ethanol’s losses exceed the investor’s basis in the investor’s units at the end of any taxable year, such excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s units exceeds zero.

•	At-Risk Rules. Under the “at-risk” provisions of Section 465 of the Internal Revenue Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

•	Passive Loss Rules. Section 469 of the Internal Revenue Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a unit holder’s entire interest in Cardinal Ethanol to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that normally is considered to be “passive” in nature. For unit holders who borrow to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a unit holder’s only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that unit holder’s share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the unit holder’s entire interest in our limited liability company to an unrelated party in a fully taxable transaction.
Passive Activity Income
     If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, such income may generally be offset by the investor’s net losses and credits from investments in other passive activities.
Alternative Minimum Tax
     Individual taxpayers are subject to an “alternative minimum tax” if such tax exceeds the individual’s regular income tax. Generally, alternative minimum taxable income is the taxpayer’s adjusted gross income increased by the amount of certain preference items less certain itemized deductions. We may generate certain preference items.

Depending on a member’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member’s overall federal income tax liability may vary from no impact to a substantial increase in tax. Accordingly, each prospective investor should consult with his tax advisor regarding the impact of an investment in Cardinal Ethanol, LLC on the calculation of his alternative minimum tax, as well as on his overall federal income tax liability.
Allocations of Income and Losses
     Your distributive share of our income, gain, loss or deduction for federal income tax purposes generally is determined in accordance with our operating agreement. Under Section 704(b) of the Internal Revenue Code, however, the Internal Revenue Service will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “partner’s interest in the partnership.” If the allocation or portion thereof contained in our operating agreement does not meet either test, the Internal Revenue Service may reallocate these items in accordance with its determination of each member’s financial rights in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the operating agreement are intended to comply with the Treasury Regulations’ test for having substantial economic effect. New unit holders will be allocated a proportionate share of income or loss for the year in which they became unit holders. The operating agreement permits our directors to select any method and convention permissible under Internal Revenue Code Section 706(d) for the allocation of tax items during the time any person is admitted as a unit holder. In addition, the operating agreement provides that upon the transfer of all or a portion of a unit holder’s units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred units will be apportioned between the transferor and transferee.
Tax Consequences Upon Disposition of Units
     Gain or loss will be recognized on a sale of our units equal to the difference between the amount realized and the unit holder’s basis in the units sold. The amount realized includes cash and the fair market value of any property received plus the member’s share of certain items of our debt. Although unlikely, since certain items of our debt are included in an investor’s basis, it is possible that an investor could have a tax liability upon the sale of the investor’s units that exceeds the proceeds of sale.
     Gain or loss recognized by a unit holder on the sale or exchange of a unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Internal Revenue Code Section 751 to the extent attributable to depreciation recapture or other “unrealized receivables” or “substantially appreciated inventory” owned by us. We will adopt conventions to assist those members that sell units in apportioning the gain among the various categories.
Effect of Tax Code Section 754 Election on Unit Transfers
     The adjusted basis of each unit holder in his units, “outside basis,” initially will equal his proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the unit holder’s proportionate share of the inside basis. Section 754 of the Internal Revenue Code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a unit holder to adjust his share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a unit holder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Internal Revenue Code.
     A Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity’s inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of property by reference to his higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.

     If we make a Section 754 election, Treasury Regulations require us to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 are adjusted amounts.
     Transferees are subject to an affirmative obligation to notify us of their basis in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee’s basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.
     Our operating agreement provides our directors with authority to determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of units may be affected positively or negatively by whether or not we make a Section 754 election. If we decide to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.
Our Dissolution and Liquidation may be Taxable to Investors, Unless our Properties are Distributed In-Kind
     Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, investors’ units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain would be recognized by investors to the extent, if any, that the amount of cash received exceeds investors’ adjusted bases in investors’ units. We will recognize no gain or loss if we distribute our own property in a dissolution event. However, since our primary asset will likely be the ethanol plant, it is unlikely that we will make a distribution in kind.
Reporting Requirements
     The IRS requires a taxpayer who sells or exchanges a membership unit to notify Cardinal Ethanol in writing within 30 days, or for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to Section 751(a) exchanges, it is likely that any transfer of a Company membership unit will constitute a Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and if known, of the transferee, and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.
Tax Information to Members
     We will annually provide each member with a Schedule K-1 (or an authorized substitute). Each member’s Schedule K-1 will set out the holder’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.
Audit of Income Tax Returns
     The Internal Revenue Service may audit our income tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investors’ tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.

     Generally, investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-1, or investors may be subject to possible penalties, unless they file a statement with their tax returns describing any inconsistency. In addition, we will select a “tax matters member” who will have certain responsibilities with respect to any Internal Revenue Service audit and any court litigation relating to us. Investors should consult their tax advisors as to the potential impact these procedural rules may have on them.
     Prior to 1982, regardless of the size of a partnership, adjustments to a partnership’s items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all “partnership items” to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since we will be taxed as a partnership, the TEFRA rules are applicable to our members and us.
     The Internal Revenue Service may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the Internal Revenue Service must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the “Tax Matters Member” as the primary representative of a partnership in dealings with the Internal Revenue Service. The Tax Matters Member must be a “member-manager” which is defined as a company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this would be a member of the board of directors who is also a unit holder of Cardinal Ethanol. Our operating agreement provides for board designation of the Tax Matters Member. Currently, Dale Schwieterman is serving as our Tax Matters Member. The Internal Revenue Service generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the Internal Revenue Service.
Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties
     If we incorrectly report an investor’s distributive share of our net income, it may cause the investor to underpay his taxes. If it is determined that the investor underpaid his taxes for any taxable year, the investor must pay the amount of taxes he underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within 18 months of the date the investor filed his income tax return. The suspension period ends 21 days after the Internal Revenue Service sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.
     Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement” or to “negligence.” All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.
     The Internal Revenue Service may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer’s return will not necessarily prevent the imposition of the negligence penalty.

State and Local Taxes
     In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.
LEGAL PROCEEDINGS
     No officer, director, promoter or significant employee of Cardinal Ethanol has been involved in legal proceedings that would be material to an evaluation of our management. From time to time in the ordinary course of business, Cardinal Ethanol may be named as a defendant in legal proceedings related to various issues, including without limitation, workers’ compensation claims, tort claims, or contractual disputes. We are not currently involved in any material legal proceedings, directly or indirectly, and we are not aware of any claims pending or threatened against us or any of the directors that could result in the commencement of legal proceedings.
EXPERTS
     The validity of the issuance of the units offered and the validity of the disclosure relating to the principal federal income tax consequences of owning and disposing of the units offered will be passed upon for us by Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C.
     Boulay, Heutmaker, Zibell & Co., P.L.L.P., an independent registered public accounting firm, has audited our financial statements at September 30, 2005, as set forth in their report appearing in this prospectus and registration statement. We have included our September 30, 2005 financial statements in the prospectus and elsewhere in this registration statement in reliance on the report from Boulay, Heutmaker, Zibell & Co., P.L.L.P., given on their authority as experts in accounting and auditing.
TRANSFER AGENT
     We will serve as our transfer agent and registrar.
ADDITIONAL INFORMATION
     We filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (the “Registration Statement”) under the Securities Act, with respect to the offer and sale of membership units pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of such contracts, agreements or documents and are not necessarily complete. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at its principal office at 100 F Street, N.E., Washington, D.C. 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.
     As of effectiveness of our registration statement, we will be required to file periodic reports with the Securities and Exchange Commission (“SEC”) pursuant to Section 15 of the Securities Exchange Act of 1934. Our quarterly reports will be made on Form 10-QSB, and our annual reports are made on Form 10-KSB. As of the date of this prospectus, our filings will be made pursuant to Regulation S-B for small business filers. We will also make current reports on Form 8-K. Except for our duty to deliver audited annual financial statements to our members pursuant to our operating agreement, we are not required to deliver an annual report to security holders and currently have no plan to do so. However, each filing we make with the SEC is immediately available to the public for inspection and copying at the Commission’s public reference facilities and the web site of the Commission referred to above or by calling the SEC at 1-800-SEC-0330.
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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee and
Board of Directors
Cardinal Ethanol, LLC
Winchester, Indiana
We have audited the accompanying balance sheet of Cardinal Ethanol, LLC (a development stage company), as of September 30, 2005, and the related statements of operations, changes in members’ equity, and cash flows for the period from inception (February 7, 2005) to September 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cardinal Ethanol, LLC, (a development stage company) as of September 30, 2005, and the results of its operations and its cash flows for the period from inception (February 7, 2005) to September 30, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P

Certified Public Accountants
Minneapolis, Minnesota
January 3, 2006, except for Note 5, as
to which the date is May 12, 2006

CARDINAL ETHANOL, LLC
(A Development Stage Company)
Balance Sheets

	March 31,	September 30,
	2006	2005
	(Unaudited)	(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$1,071,207	$5,295
Investments	—	66,573
Grant receivable	63,699	—
Interest receivable	6,801	—
Prepaid expenses	12,331	13,726

Total current assets	1,154,038	85,594

Property and Equipment
Office equipment	11,273	5,681
Less accumulated depreciation	(852)	(79)

Net property and equipment	10,421	5,602

Other Assets
Deferred offering costs	130,637	18,685
Land options	16,800	—

Total other assets	147,437	18,685

Total Assets	$1,311,896	$109,881

	March 31,	September 30,
	2006	2005
	(Unaudited)	(Audited)
LIABILITIES AND EQUITY

Current Liabilities
Accounts payable	$46,448	$33,392
Accrued expenses	1,548	375

Total current liabilities	47,996	33,767

Commitments and Contingencies

Members’ Equity

Member contributions, net of cost of raising capital, 568 and 72 units outstanding at March 31, 2006 and September 30, 2005, respectively	1,335,348	120,000
Deficit accumulated during development stage	(71,448)	(43,886)

Total members’ equity	1,263,900	76,114

Total Liabilities and Members’ Equity	$1,311,896	$109,881

Notes to Financial Statements are an integral part of this Statement.

CARDINAL ETHANOL, LLC
(A Development Stage Company)
Statements of Operations

	Six Months Ended	Fiscal Year Ended	From Inception
	March 31,	September 30,	(February 7, 2005)
	2006	2005	to March 31, 2006
	(Unaudited)	(Audited)	(Unaudited)
Revenues	$—	$—	$—

Operating Expenses
Professional fees	62,569	35,322	97,891
General and administrative	45,764	10,149	55,913

Total	108,333	45,471	153,804

Operating Loss	(108,333)	(45,471)	(153,804)

Other Income (Expense)
Grant income	63,699	—	63,699
Interest income	17,368	—	17,368
Dividend income	514	1,487	2,001
Gain (loss) on sale of investments	(810)	98	(712)

Total	80,771	1,585	82,356

Net Loss	$(27,562)	$(43,886)	$(71,448)

Weighted Average Units Outstanding	385	68	206

Net Loss Per Unit	$(71.59)	$(645.38)	$(346.83)

Notes to Financial Statements are an integral part of this Statement.

CARDINAL ETHANOL, LLC
(A Development Stage Company)
Period from February 7, 2005 (Date of Inception) to March 31, 2006
Statement of Changes in Members’ Equity

Balance — February 7, 2005 (Date of Inception)	$—

Capital contributions - 72 units, $1,666.66 per unit, February 2005	120,000

Net loss for the period from inception to September 30, 2005	(43,886)

Balance — September 30, 2005 (Audited)	$76,114

Capital contributions - 496 units, $2,500 per unit, December 2005	1,240,000

Costs related to capital contributions	(24,652)

Net loss for the six months ending March 31, 2006	(27,562)

Balance — March 31, 2006 (Unaudited)	$1,263,900

Notes to Financial Statements are an integral part of this Statement.

CARDINAL ETHANOL, LLC
(A Development Stage Company)
Statements of Cash Flows

	Six Months Ended	Fiscal Year Ended	From Inception
	March 31,	September 30,	(February 7, 2005)
	2006	2005	to March 31, 2006
	(Unaudited)	(Audited)	(Unaudited)
Cash Flows from Operating Activities
Net loss	$(27,562)	$(43,886)	$(71,448)
Adjustments to reconcile net loss to net cash from operations:
Depreciation	773	79	852
(Gain) loss on sale of investments	810	(98)	712
Grant income	(63,699)	—	(63,699)
Change in assets and liabilities:
Interest receivable	(6,801)	—	(6,801)
Prepaid expenses	1,395	(13,726)	(12,331)
Accounts payable	5,194	21,507	26,701
Accrued expenses	1,173	375	1,548

Net cash used in operating activities	(88,717)	(35,749)	(124,466)

Cash Flows from Investing Activities
Capital expenditures	(7,177)	(4,096)	(11,273)
Payments for land options	(16,800)	—	(16,800)
Proceeds from (purchases of) investments, net	65,763	(66,475)	(712)

Net cash provided by (used in) investing activities	41,786	(70,571)	(28,785)

Cash Flows from Financing Activities
Payments for deferred offering costs	(102,505)	(8,385)	(110,890)
Costs related to capital contributions	(24,652)	—	(24,652)
Member contributions	1,240,000	120,000	1,360,000

Net cash provided by financing activities	1,112,843	111,615	1,224,458

Net Increase in Cash and Cash Equivalents	1,065,912	5,295	1,071,207

Cash and Cash Equivalents — Beginning of Period	5,295	—	—

Cash and Cash Equivalents — End of Period	$1,071,207	$5,295	$1,071,207

Supplemental Disclosure of Noncash Investing and Financing Activities

Deferred offering costs included in accounts payable	$19,747	$10,300	$19,747

Capital expenditures included in accounts payable	$—	$1,585	$—

Notes to Financial Statements are an integral part of this Statement.

CARDINAL ETHANOL, LLC
(A Development Stage Company)
Notes to Financial Statements
March 31, 2006 (Unaudited) and September 30, 2005 (Audited)
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Business
Cardinal Ethanol, LLC, (an Indiana Limited Liability Company) was organized in February 2005 to pool investors to build a 100 million gallon annual production ethanol plant near Winchester, Indiana. The Company was originally named Indiana Ethanol, LLC and changed its name to Cardinal Ethanol, LLC effective September 27, 2005. Construction is anticipated to take 18-20 months with expected completion during the summer of 2008. As of March 31, 2006, the Company is in the development stage with its efforts being principally devoted to equity raising and organizational activities.
Fiscal Reporting Period
The Company has adopted a fiscal year ending September 30 for reporting financial operations.
Accounting Estimates
Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.
Significant estimates include the deferral of expenditures for offering costs which are dependent upon successful financing and project development, as discussed below. It is at least reasonably possible that financing will not be successful, causing these estimates to change in the near term.
Cash and Cash Equivalents
The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents include money market funds and certificates of deposit. Money market funds, which totaled $0 and $5,012 at March 31, 2006 and September 30, 2005, respectively, are not federally insured.
The Company maintains its accounts primarily at three financial institutions. At times throughout the year, the Company’s cash and cash equivalents balances may exceed amounts insured by the Federal Deposit Insurance Corporation.

CARDINAL ETHANOL, LLC
(A Development Stage Company)
Notes to Financial Statements
March 31, 2006 (Unaudited) and September 30, 2005 (Audited)
Investments
The Company has an investment in one mutual fund. The Company classifies the investment as available-for-sale and records it at fair market value, which approximates cost. The investment totaled $0 at March 31, 2006 and $66,573 at September 30, 2005. Realized gains and losses, determined using the average cost method, are included in earnings; unrealized holding gains and losses are accounted for under the average cost method and are reported as a separate component of members’ equity.
During the first six months of fiscal year 2006, the Company received $66,216 in proceeds and made payments of $453 for investment purchases. The Company recorded a realized loss of $810 for the first six months of fiscal year 2006. There were no material unrealized holding gains or losses at March 31, 2006.
During fiscal 2005, the Company received $35,000 in proceeds and made payments of $101,475 for investment purchases. The Company recorded a realized gain of $98 for fiscal 2005. There were no material unrealized holding gains or losses at September 30, 2005.
Property and Equipment
Property and equipment are stated at the lower of cost or estimated fair value. Depreciation is provided over estimated useful lives by use of the straight line depreciation method. Maintenance and repairs are expensed as incurred; major improvements and betterments are capitalized.
Deferred Offering Costs
The Company defers the costs incurred to raise equity financing until that financing occurs. At the time that the issuance of new equity occurs, these costs are netted against the proceeds received; or if the financing does not occur, they are expensed. The private placement memorandum offering was closed on December 7, 2005 and deferred offering costs totaling $24,652 were netted against the related equity raised.
Grants
The Company recognizes grant proceeds as other income for reimbursement of expenses incurred upon complying with the conditions of the grant. For reimbursements of incremental expenses (expenses the Company otherwise would not have incurred had it not been for the grant), the grant proceeds are recognized as a reduction of the related expense. For reimbursements of capital expenditures, the grants are recognized as a reduction of the basis of the asset upon complying with the conditions of the grant.

CARDINAL ETHANOL, LLC
(A Development Stage Company)
Notes to Financial Statements
March 31, 2006 (Unaudited) and September 30, 2005 (Audited)
Income Taxes
Cardinal Ethanol, LLC is treated as a partnership for federal and state income tax purposes, and generally does not incur income taxes. Instead its earnings and losses are included in the income tax returns of its members. Therefore, no provision or liability for Federal or state income taxes has been included in these financial statements.
Fair Value of Financial Instruments
The carrying value of cash and equivalents and investments approximates their fair value. The Company estimates that the fair value of all financial instruments at both March 31, 2006 and September 30, 2005 does not differ materially from the aggregate carrying values of the financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using appropriate valuation methodologies.
Recently Issued Accounting Pronouncements
Management has reviewed recently issued, but not yet effective, accounting pronouncements and does not expect the implementation of these pronouncements to have a significant effect on the Company’s financial statements.
2. DEVELOPMENT STAGE ENTERPRISE
The Company was formed on February 7, 2005 to have a perpetual life. The Company was initially capitalized by 12 management committee members who contributed an aggregate of $120,000 for 72 membership units.
The Company was further capitalized by current and additional members, contributing an aggregate of $1,240,000 for 496 units. These additional contributions were pursuant to a private placement memorandum in which the Company offered a maximum of 600 units of securities at a cost of $2,500 per unit for a maximum of $1,500,000. Each investor was required to purchase a minimum of 16 units for a minimum investment of $40,000. This offering was closed and the units were authorized to be issued on December 7, 2005.
The Company has one class of membership units, which include certain transfer restrictions as specified in the operating agreement and pursuant to applicable tax and securities laws. Income and losses are allocated to all members based upon their respective percentage of units held.

CARDINAL ETHANOL, LLC
(A Development Stage Company)
Notes to Financial Statements
March 31, 2006 (Unaudited) and September 30, 2005 (Audited)
3. MEMBERS’ EQUITY
The Company has filed a Form SB-2 Registration Statement with the Securities and Exchange Commission (SEC). The Offering is expected to be for a minimum of 9,000 membership units and up to 16,400 membership units for sale at $5,000 per unit for a minimum of $45,000,000 and a maximum of $82,000,000.
4. INCOME TAXES
The differences between financial statement basis and tax basis of assets are as follows:

September 30,
2005
Financial statement basis of assets	$109,881
Plus: organization and start-up costs	45,471

Income tax basis of assets	$155,352

There were no differences between the financial statement basis and tax basis of the Company’s liabilities.
5. COMMITMENTS AND CONTINGENCIES
Design Build Contract
The total cost of the project, including the construction of the ethanol plant and start-up expenses, is expected to approximate $150,500,000. The Company anticipates funding the development of the ethanol plant by raising equity of approximately $46,360,000 to $83,360,000 and securing debt financing, grants, and other incentives of approximately $67,140,000 to $104,140,000. The amount of debt financing needed depends on the amount of equity raised in the Offering. Currently, the Company has signed a letter of intent with a contractor, an unrelated party, to design and build the ethanol plant at a total contract price of approximately $106,000,000. The letter of intent shall terminate on December 31, 2007 unless the basic size and design of the facility have been agreed upon, a specific site or sites have been determined and agreed upon, and at least 10% of the necessary equity has been raised. Further, the letter of intent terminates at December 31, 2008 unless financing for the facility has been secured. Either of the termination dates may be extended upon mutual written agreement. If the Construction Cost Index “CCI” (as defined in the letter of intent) for the month notice to proceed with the project is given has increased over the CCI for September 2005, the contract price will be increased by an equal percentage amount. Due to the increase in the CCI, at March 31, 2006 the estimated contract price increase is approximately $2,127,000 more than the price stipulated to in the letter of intent. This and future estimated increases have been provided for in the total project cost of $150,500,000.

CARDINAL ETHANOL, LLC
(A Development Stage Company)
Notes to Financial Statements
March 31, 2006 (Unaudited) and September 30, 2005 (Audited)
Although the Company has not yet entered into a design-build agreement, in December 2005, the Company entered into a Phase I and Phase II engineering services agreement with an entity related to that with which the Company has a signed letter of intent as described above. In exchange for the performance of certain engineering and design services, the Company has agreed to pay $92,500, which will be credited against the total design build cost. The Company will also be required to pay certain reimbursable expenses per the agreement.
Office Lease
In August 2005, the Company entered into a one year operating lease for office space. The agreed upon rent for the entire term of the lease shall not exceed $7,200, payable in equal consecutive monthly installments of $600. The Company has the option to renew this lease on a month to month basis with the same terms and conditions of the original agreement.
Feasibility Commitment
Randolph Economic Development Corporation paid approximately $34,700 for a feasibility study on the Company. The Board of Directors of the Company have committed to repay the Randolph Economic Development Corporation for expenses incurred related to the feasibility study if the Company chooses to build the ethanol plant outside Randolph County, Indiana.
Land options
The Company is considering several locations to construct the ethanol plant in east central Indiana. The Company has secured land options on potential sites in Jay County, Indiana and Randolph County, Indiana as described below.
In December 2005, the Company entered into a contract with an unrelated party to have the option to purchase approximately 133 acres of land in Jay County, Indiana, for $7,700 per surveyed acre. The Company paid $5,000 for this option. The initial option extends until July 1, 2006, but the Company has the right to extend the option every six months to July 1, 2008 for an additional payment of $5,000 for each six-month extension. The option may be exercised by giving written notice and payment of $25,000 in earnest money. All option payments will be applied to the purchase price of the land. If the Company does not exercise this option the seller will retain all option payments.

CARDINAL ETHANOL, LLC
(A Development Stage Company)
Notes to Financial Statements
March 31, 2006 (Unaudited) and September 30, 2005 (Audited)
In January 2006, the Company entered into an agreement with three unrelated parties to have the option to purchase three tracts of land adjacent to each other totaling approximately 216 acres in Randolph County, Indiana. Under the terms of the option agreement, the Company paid $1,500 to each party for an aggregate option price of $4,500 and has the option to purchase the land for $4,200 per surveyed acre plus $60,000 for the buildings located on tract 1. The option expires on January 30, 2007, unless the Company chooses to extend the option to January 30, 2008, for an additional payment of $1,500 to each party. If the option is exercised during the time permitted, all consideration will be applied to the purchase price. If the Company does not exercise this option, the sellers will retain all option payments.
In January 2006, the Company entered into an agreement with an unrelated party granting the option to purchase 5 acres of land in Randolph County, Indiana. Under the terms of the option agreement, the Company paid $1,500 for the option and has the option to purchase the land for $40,000. The option expires on January 30, 2007, unless the Company chooses to extend the option to January 30, 2008, for an additional payment of $1,500. This site is adjacent to the 216 acres under option as noted above.
In February 2006, the Company entered into an agreement with an unrelated party granting the option to purchase buildings and 1/2 acre on which the buildings reside in Jay County, Indiana. This property is adjacent to the 133 acres of land in Jay County, Indiana that the Company purchased an option on in December 2005. Under the terms of the option agreement, the Company paid $800 for this option and has the option to purchase the buildings and 1/2 acre for $75,000. The option expires on January 30, 2007, unless the Company chooses to extend the option to January 30, 2008, for an additional payment of $800. All option payments will be applied to the purchase price of the buildings and 1/2 acre. If the Company does not exercise this option the seller will retain all option payments.
In March 2006, the Company entered into an agreement with an unrelated party to have the option to purchase approximately 205 acres of land in Randolph County, Indiana until April 1, 2007. The Company is to pay $9,000 per surveyed acre except for a 2.5 acre building site which shall be an additional $100,000. The Company paid $5,000 for this option and can extend the option for two additional six month terms for an additional consideration of $2,500 for each six month term extension. If the option is exercised during the time permitted, all consideration will be applied to the purchase price. If the Company does not exercise this option the seller will retain all option payments. The Company shall have the right to conduct inspections and investigations of the property. If these inspections and investigations result in crop damage, the Company will pay $350 per acre of beans and $425 per acre of corn damaged.

CARDINAL ETHANOL, LLC
(A Development Stage Company)
Notes to Financial Statements
March 31, 2006 (Unaudited) and September 30, 2005 (Audited)
In May 2006, the Company entered into an agreement with an unrelated party to have the option to purchase approximately 87 acres of land in Randolph County, Indiana until April 1, 2007. This property is adjacent to the approximately 205 acres of land in Randolph County, Indiana that the Company purchased an option on in March 2006. The Company is to pay $9,000 per surveyed acre. The Company paid $5,000 for this option and can extend the option until October 1, 2007 for an additional consideration of $2,500 and until April 1, 2008 for an additional consideration of $5,000. If the option is exercised during the time permitted, all consideration will be applied to the purchase price. If the Company does not exercise this option the seller will retain all option payments. The Company shall have the right to conduct inspections and investigations of the property. If these inspections and investigations result in crop damage, the Company will pay $350 per acre of beans and $425 per acre of corn damaged.
Grant
In December 2005, the Company was awarded a $100,000 Value-Added Producer Grant from the United States Department of Agriculture. The Company will match the grant funding with an amount equal to $100,000. The matching funds will be spent at a rate equal to or in advance of grant funds, with the expenditure of matching funds not to occur until the date the grant began, which was December 5, 2005. The funding period for the grant will conclude within one year of the date of the signed agreement, but no later than December 31, 2006. The grant funds and matching funds shall only be used for the purposes and activities related to equity raising, marketing, risk management, and operational plans. Grant revenue as of March 31, 2006 totaled $63,699 and is included in grant receivable.
Consulting Services
In November 2005, the Company entered into an agreement with an unrelated party to develop an internet website. The Company paid $2,500 on the date the contract was signed and will incur additional fees of approximately $2,000 which will be based on actual time spent.
In December 2005, the Company entered into an agreement with an unrelated party for consulting and energy management services for supplies of natural gas and electricity for the plant. The fees for these services shall be $3,500 per month, plus pre-approved travel expenses. The agreement commences on January 1, 2006 and will continue until twelve months after the plant’s completion. The fees for the services will increase 4% per year on the anniversary date of the effective date of the agreement. The agreement will be month-to-month after the initial term. This agreement may be terminated by either party effective after the initial term upon sixty days prior written notice.

CARDINAL ETHANOL, LLC
(A Development Stage Company)
Notes to Financial Statements
March 31, 2006 (Unaudited) and September 30, 2005 (Audited)
In March 2006, the Company entered into a consulting agreement for assistance in negotiating contracts and raising equity activities. The Company paid a one-time commitment fee of $15,000 upon execution of the agreement. The Company is also required to pay $60,000 upon receipt of equity marketing materials, an additional $60,000 thirty days after receipt of the equity marketing materials and $15,000 at the date of financial close. The consulting company is to provide a representative to be physically present to provide technical assistance at the first equity meeting and shall continue to be available to be present as needed. The Company shall pay $300 per day, up to a maximum of $1,500 per week, for each day that consulting company personnel are physically present and on location. The Company shall also provide support services and reimburse the consulting company ordinary and necessary expenses up to $1,000 per week. The agreement may be terminated by the Company prior to receipt of equity marketing materials with payment to be made for services provided to date of termination. If the agreement is terminated after the date of receipt of equity marketing materials, the Company is required to make all payments required by the agreement.
In April 2006, the Company entered into a project development agreement with the chairman of the board of directors and president of the Company to serve as project coordinator in developing, financing, and constructing the plant. Under the terms of the agreement, the project coordinator duties will include assumption of responsibility for public relations, on-site development issues, and timely completion of the project. The Company shall pay a one-time development fee of $100,000 at the time successful financing for the project is completed.
Rail Track Design
In January 2006, the Company entered into an agreement with an unrelated party to provide railroad track design services. The agreement includes site selection assistance, track engineering, bidding assistance and construction observation for $56,200 plus an additional fee of $1,950 for each site proposed.

Exhibit A

TODD ROKITA
	RECEIVED	SECRETARY OF STATE
ARTICLES OF ORAGANIZATION	CORPORATIONS DIV	CORPORATIONS DIVISION
State From 49459(R / 1-03)		302 Washington St., Rm. E018
Approved by State Board of Accounts 1999		Indianapolis, IN 46204
	05 OCT 19 am 7:18	Telephone: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2” x 11” white paper for attachments.
	Present original and one (1) copy to the address in upper right corner of this form	Indiana Code 23-18-2-4
	Please TYPE or PRINT.	FILING FEE: $90.00
Please visit our office on the web at www.sos.in.gov.

APPROVED AND FILED /s/ Pam Roberts IN SECRETARY OF STATE

ARTICLES OF ORGANIZATION

The undersigned, desiring to form a Limited Liability Company (hereinafter referred to as “LLC”) pursuant to the provisions of:

Indiana Business Flexibility Act, Indiana Code 23-18-1-1, et seq. as amended, executes the following Articles of Organization:

ARTICLE I — NAME AND PRINCIPAL OFFICE

Name of LLC (the name must include the words “Limited Liability Company”, “L.L.C.”, or “LLC”
Indiana Ethanol, LLC

Principal Office: The address of the principal office of the LLC is: (optional)

Post office address: P.O. Box 501	City: Winchester	State: IN	ZIP Code: 47394

ARTICLE II — REGISTERED OFFICE AND AGENT
Registered Agent: The name and street address of the LLC’s Registered Agent and Registered Office for service of process are:

Name of Registered Agent: Troy A. Prescott

Address of Registered Office: 2 OMCO Square, P.O. Box 501	City: Winchester	State: IN	ZIP Code: 47394

ARTICLE III — DISSOLUTION

☐	The latest date upon which the LLC is to dissolve:

☑	The Limited Liability Company is perpetual until dissolution.

ARTICLE IV — MANAGEMENT

☑ The Limited Liability Company will be managed by its members.

☐ The Limited Liability Company will be managed by a manager or managers.

In Witness Whereof, the undersigned executes theses Articles of Organization and verifies, subject to penalties of perjury, that the statements contained herein are true, This 18th day of October, 2005.

Signature Cardinal Ethanol, LLC Printed name
By: /s/ Troy A. Prescott Sole & Only Member Troy A. Prescott

This instrument was prepared by: (name)
Robert G. Cook

Address (number, street, city and state) Zip code
116 E. Washington Street, P.O. Box 433, Winchester, IN 47394

TODD ROKITA
SECRETARY OF STATE
ARTICLES OF ORAGANIZATION	CORPORATIONS DIVISION
State From 49459(R / 1-03)	302 Washington St., Rm. E018
Approved by State Board of Accounts 1999	Indianapolis, IN 46204
Telephone: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2” x 11” white paper for attachments.
	Present original and one (1) copy to the address in upper right corner of this form	Indiana Code 23-18-2-4
	Please TYPE or PRINT.	FILING FEE: $90.00
Please visit our office on the web at www.sos.in.gov.

APPROVED AND FILED /s/ Pam Roberts IN SECRETARY OF STATE

ARTICLES OF AMENDMENT OF THE
ARTICLES OF ORGANIZATION OF:

Name of Limited Liability Company	Date of Organization
Indiana Ethanol, LLC		02/07/05

The undersigned manager or member of the above referenced Limited Liability Company (hereinafter referred to as the “LLC”) existing pursuant to the provisions of: Indiana Flexibility Act as amended (hereinafter referred to as the “Act”), desiring to give notice of action effectuating amendment of certain provisions of its Articles of Organization, certifies the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s) 1 and 11 of the Articles of Organization is now as follows:

(Note: If amending the name of LLC, write Article “I” in space above and write “The name of the LLC is _______________,” below.)

The name of the LLC is Cardinal Ethanol, LLC
Post Office Address: P.O. Box 501, Winchester, IN 47394

The Registered Agent is Troy A. Prescott
Address of Registered Office: 2 OMCO Square, Winchester, IN 47394

ARTICLE II

Date of each amendment’s adoption:

9/13/05

ARTICLE III Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment constitute full legal compliance with the provisions of the Act, and the Articles of Organization.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 23 day of September, 2005.

Signature of current manager or member of LLC	Printed name of manager or member
/s/ Troy A. Prescott	Troy A. Prescott

Signature’s title
General Manager

Exhibit B
SECOND AMENDED AND RESTATED OPERATING AGREEMENT
OF
CARDINAL ETHANOL, LLC
Dated Effective February 1, 2006

CARDINAL ETHANOL, LLC
SECOND AMENDED AND RESTATED OPERATING AGREEMENT

i

5.6. Director as Agent	19
5.7. Restrictions on Authority of Directors	19
5.8. Director Meetings and Notice	20
5.9. Action Without a Meeting	20
5.10. Quorum; Manner of Acting	21
5.11. Voting; Potential Financial Interest	21
5.12. Duties and Obligations of Directors	21
5.13. Chairman and Vice Chairman	21
5.14. President and Chief Executive Officer	21
5.15. Chief Financial Officer	22
5.16. Secretary; Assistant Secretary	22
5.17. Vice President	22
5.18. Delegation	22
5.19. Execution of Instruments	22
5.20. Limitation of Liability; Indemnification of Directors	22
5.21. Compensation; Expenses of Directors	23
5.22. Loans	23

SECTION 6. ROLE OF MEMBERS	24
6.1 One Membership Class	24
6.3 Additional Members	24
6.4 Rights or Powers	24
6.5 Voting Rights of Members	24
6.6 Member Meetings	24
6.7 Conduct of Meetings	24
6.8 Notice of Meetings; Waiver	24
6.9 Quorum and Proxies	25
6.10 Voting; Action by Members	25
6.11 Record Date	25
6.12 Termination of Membership	25
6.13 Continuation of the Company	25
6.14 No Obligation to Purchase Membership Interest	25
6.15 Waiver of Dissenters Rights	25
6.16 Limitation on Ownership	25

SECTION 7. ACCOUNTING, BOOKS AND RECORDS	26
7.1 Accounting, Books and Records	26
7.2 Delivery to Members and Inspection	26
7.3 Reports	26
7.4 Tax Matters	27

SECTION 8. AMENDMENTS	27
8.1 Amendments	27

SECTION 9. TRANSFERS	28
9.1 Restrictions on Transfers	28
9.3 Conditions Precedent to Transfers	28

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9.4 Prohibited Transfers	30
9.5 No Dissolution or Termination	30
9.6 Prohibition of Assignment	30
9.7 Rights of Unadmitted Assignees	30
9.8 Admission of Substituted Members	31
9.9 Representations Regarding Transfers	31
9.10. Distribution and Allocations in Respect of Transferred Units	32

SECTION 10. DISSOLUTION AND WINDING UP	33
10.1. Dissolution	33
10.2. Winding Up	33
10.3. Compliance with Certain Requirements of Regulations; Deficit Capital Accounts	33
10.4. Deemed Distribution and Recontribution	34
10.5. Rights of Unit Holders	34
10.6. Allocations During Period of Liquidation	34
10.7. Character of Liquidating Distributions	34
10.8. The Liquidator	34
10.9. Forms of Liquidating Distributions	35

SECTION 11. MISCELLANEOUS	35
11.1. Notices	35
11.2. Binding Effect	35
11.3. Construction	35
11.4. Headings	35
11.5. Severability	35
11.6. Incorporation By Reference	35
11.7. Variation of Terms	36
11.8. Governing Law	36
11.9. Waiver of Jury Trial	36
11.10. Counterpart Execution	36

iii

SECOND AMENDED AND RESTATED OPERATING AGREEMENT
OF
CARDINAL ETHANOL, LLC
     THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into and shall be effective as of February 1, 2006, by and among Cardinal Ethanol, LLC f/k/a Indiana Ethanol, LLC, an Indiana limited liability company (the “Company”), each of the Persons (as hereinafter defined) who are identified as Members on the attached Exhibit “A” and who have executed a counterpart of this Agreement and a Subscription Agreement, and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.
     WHEREAS, the Company’s organizers caused to be filed with the State of Indiana, Articles of Organization dated February 3, 2005, pursuant to the Indiana Business Flexibility Act (the “Act”); and
     WHEREAS, the Company’s organizers adopted an Operating Agreement of the Company dated February 14, 2005, pursuant to the Act;
     WHEREAS the Company amended the Operating Agreement of the Company effective October 24, 2005;
     WHEREAS, the Company amended its Articles of Organization to change its name to Cardinal Ethanol, LLC; and
     WHEREAS, the Members desire to amend and restate the Operating Agreement to revise and set forth their respective rights, duties, and responsibilities with respect to the Company and its business and affairs.
     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. THE COMPANY
1.1 Formation. The initial Members formed the Company as an Indiana limited liability company by filing Articles of Organization with the Indiana Secretary of State on February 3, 2005, pursuant to the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.
1.2 Name. The name of the Company shall be “Cardinal Ethanol, LLC” and all business of the Company shall be conducted in such name.

1

1.3 Purpose; Powers. The nature of the business and purposes of the Company are: (i) to own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and co-product production facilities as permitted under the applicable laws of the State of Indiana; (ii) to engage in the processing of corn, grains and other feedstock into ethanol and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which an Indiana limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.
1.4 Principal Place of Business. The Company shall continuously maintain a principal place of business in Indiana. The principal place of business of the Company shall be at 102 West Washington Street, Winchester, Indiana 47394, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal place of business.
1.5 Term. The term of the Company commenced on the date the Articles of Organization (the “Articles”) of the Company were filed with the Indiana Secretary of State and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.
1.6 Registered Agent. The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Indiana. The name and address of the initial Registered Agent shall be John Shanks, 338 Historic West Eighth Street, Anderson, Indiana 46016.
1.7 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property (as hereinafter defined) in his/her/its individual name. Each Member’s interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.
1.8 Payment of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.
1.9 Independent Activities; Transactions With Affiliates. The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Director may deem appropriate in its discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or its Affiliates, acting on its own behalf, from engaging in whatever activities it chooses, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or

2

incurring any obligation to offer any interest in such activities to the Company or any Member; or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.
1.10 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:
     (a) “Act” means the Indiana Business Flexibility Act, as amended from time to time (or any corresponding provision or provisions of any succeeding law).
     (b) “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
     (c) “Affiliate” means, with respect to any Person: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any officer, director, general partner, member or trustee of such Person; or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such Person or entities.
     (d) “Agreement” means this Second Amended and Restated Operating Agreement of Indiana Ethanol, LLC, as amended from time to time.
     (e) “Articles” means the Articles of Organization of the Company filed with the Indiana Secretary of State, as same may be amended from time to time.
     (f) “Assignee” means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.8.

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     (g) “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.
     (h) “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member’s predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.
     (i) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
     (j) “Company” means Cardinal Ethanol, LLC, an Indiana limited liability company.
     (k) “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.
     (l) “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.
     (m) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.
     (n) “Director” means any Person who (i) is referred to as such in Section 5.1 of this Agreement or has become a Director pursuant to the terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” mean all such

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Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.
     (o) “Dissolution Event” shall have the meaning set forth in Section 10.1 hereof.
     (p) “Effective Date” means February 1, 2006.
     (q) “Facilities” shall mean the ethanol production and co-product production facilities in Indiana or such other location as may be determined by the Directors to be constructed and operated by the Company pursuant to the business plan.
     (r) “Financing Closing” shall mean the actual closing (execution and delivery of all required documents) by the Company with its project lender(s) providing for all debt financing, including senior and subordinated debt and any other project financing characterized by debt obligations and repayable as debt which is required by the project lender(s) or which is deemed necessary or prudent in the sole discretion of the Directors.
     (s) “Fiscal Year” means (i) any twelve-month period commencing on January 1 and ending on December 31 and (ii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made. The Directors may establish a different Fiscal Year by a resolution approved by the affirmative vote of a majority of the Directors so long as the Fiscal Year chosen is not contrary to the Code or any provision of any state or local tax law.
     (t) “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
     (u) “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the

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Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.
     (v) “Issuance Items” has the meaning set forth in Section 3.3(h) hereof.
     (w) “Liquidation Period” has the meaning set forth in Section 10.6 hereof.
     (x) “Liquidator” has the meaning set forth in Section 10.8 hereof.
     (y) “Losses” has the meaning set forth in the definition of “Profits” and “Losses.”
     (z) “Member” means any Person (i) whose name is set forth as such on Exhibit “A” initially attached hereto or has become a Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Units.
     (aa) “Members” means all such Members.
     (bb) “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”
     (cc) “Membership Interest” means collectively, the Membership Economic Interest and Membership Voting Interest.
     (dd) “Membership Register” means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.
     (ee) “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.

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     (ff) “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.
     (gg) “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.
     (hh) ““Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
     (ii) “Officer” or “Officers” has the meaning set forth in Section 5.18 hereof.
     (jj) “Permitted Transfer” has the meaning set forth in Section 9.2 hereof.
     (kk) “Person” means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.
     (ll) “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall

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be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.
     (mm) “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.
     (nn) “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.
     (oo) “Regulatory Allocations” has the meaning set forth in Section 3.4 hereof.
     (pp) “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.
     (qq) “Securities Act” means the Securities Act of 1933, as amended.
     (rr) “Subsidiary” means any corporation, partnership, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.
     (ss) “Tax Matters Member” has the meaning set forth in Section 7.4 hereof.
     (tt) “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.
     (uu) “Units” or “Unit” means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.
     (vv) “Unit Holders” means all Unit Holders.
     (ww) “Unit Holder” means the owner of one or more Units.

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     (xx) “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.
     (yy) “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.
     (zz) “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.
SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
2.1 Original Capital Contributions. The name, original Capital Contribution, and initial Units quantifying the Membership Interest of each Member are set out in Exhibit A attached hereto, and shall also be set out in the Membership Register along with those Members admitted after the Effective Date.
2.2 Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.7, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement. Upon such Capital Contributions, the Directors shall cause Exhibit A and the Membership Register to be appropriately amended.
2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:
     (a) To each Unit Holder’s Capital Account there shall be credited (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;
     (b) To each Unit Holder’s Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

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     (c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and
     (d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company. The Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).
SECTION 3. ALLOCATIONS
3.1 Profits. After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.2 Losses. After giving effect to the special allocations in Section 3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.3 Special Allocations. The following special allocations shall be made in the following order:
     (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This

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Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.
     (b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.
     (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.
     (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.
     (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.
     (f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk

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of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
     (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
     (h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.
3.4 Curative Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).
3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

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3.6 Other Allocation Rules.
     (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.
     (b) The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes.
     (c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.
     (d) Allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.
3.7 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.
3.8 Tax Credit Allocations. All credits against income tax with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.

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SECTION 4. DISTRIBUTIONS
4.1. Net Cash Flow. The Directors, in their discretion, shall make distributions of Net Cash Flow, if any, to the Members. Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan agreements with the Company’s lenders from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.
4.2. Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.
4.3. Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof. Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.
SECTION 5. MANAGEMENT
5.1. Directors. Except as otherwise provided in this Agreement, the Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such powers as are by this Agreement conferred upon or reserved to the Members. The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as they may deem advisable. Subject to Section 5.7 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors and not by its Members. It is not necessary that an individual be a Member of the Company in order to serve as a Director hereunder. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the total Membership Voting Interests entitled to vote under the terms of this Agreement.
5.2. Number of Total Directors. The total number of initial Directors of the Company shall be a minimum of 12 and a maximum of 35. Prior to the expiration of the initial terms of the Directors, the initial Directors, by resolution approved by the majority vote of the initial Directors, shall fix the total number of Directors, which shall be a minimum of 7 and a maximum of 9, that will serve following the first special or annual meeting of the Members following the date on which substantial operations of the Facilities commence. The number of Directors shall

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be increased by the appointment of additional Directors, if any, pursuant to section 5.3(c) below. At any annual or special meeting, the Members may increase or decrease this fixed number of Directors last approved and may change from a fixed number to a variable range or visa versa by majority vote of the total Membership Voting Interests entitled to vote pursuant to this Agreement. However, the relative ratio of the number of Directors elected pursuant to section 5.3(a) below to Directors appointed pursuant to section 5.3(c) below shall always result in a majority of elected Directors.
5.3. Election of Directors.
     (a) Election of Directors and Terms. The initial Directors shall be appointed by the initial Members and shall include the individuals set forth on Exhibit “B” attached hereto. The initial Directors shall serve until the first special or annual meeting of the Members following the date on which substantial operations of the Facilities commence, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. After the expiration of the initial terms of the Directors, at the first special or annual meeting of the Members following the date on which substantial operations of the Facilities commence, and at each annual meeting of the Members thereafter, Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified; provided however, that any Member who is authorized to appoint a Director pursuant to Section 5.3(c) shall not be entitled to vote for the election of any other Directors that the Members are entitled to elect, and the Units held by such Member shall not be included in determining a plurality of the Membership Voting Interests for purposes of electing Directors. Prior to the expiration of their initial terms, the initial Directors shall, by resolution approved by a majority vote of the initial Directors, separately identify the Director positions to be elected and so classify each such Director position as Group I, Group II, or Group III, with such classification to serve as the basis for the staggering of terms among the elected Directors. The terms of Group I Directors shall expire first (initial term of one year with successors elected to three year terms thereafter), followed by those of Group II Directors (initial term of two years with successors elected to three year terms thereafter), and then Group III Directors (initial and subsequent terms of three years). Except for the special right of appointment of certain Directors as provided in subsection (c) hereof, Directors shall be elected by a plurality vote of the Membership Voting Interests so that the nominees receiving the greatest number of votes relative to all other nominees are elected as Directors.
     (b) Nominations for Directors. One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors. Nominations for the election of Directors may also be made by any Member entitled to vote generally in the election of Directors. However, any Member that intends to nominate one or more persons for election as Directors at a meeting may do so only if written notice of such Member’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than one hundred twenty (120) calendar days prior to the one year anniversary of the date on which the Company delivered the prior year’s proxy statement or notice of annual meeting to Members. Provided, however, that for the first election of Directors, such notice shall be delivered not less that thirty (30) days prior to the date of the date of the special or annual

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meeting of the Members at which the election will be held . Each such notice to the Secretary shall set forth:
(i)	the name and address of record of the Member who intends to make the nomination;

(ii)	a representation that the Member is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)	the name, age, business and residence addresses, and principal occupation or employment of each nominee;

(iv)	a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Members;

(v)	such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

(vi)	the consent of each nominee to serve as a Director of the Company if so elected; and

(vii)	a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors.
The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this Section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the total Membership Voting Interests entitled to vote pursuant to this Agreement. Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.
     (c) Special Right of Appointment of Directors for Certain Members. Commencing on a date within thirty (30) days following the Financing Closing, each Member who holds Four Hundred (400) or more Units, all of which were purchased by such Member from the Company during its initial public offering of equity securities filed with the Securities and Exchange Commission, shall be deemed an “Appointing Member” and shall be entitled to appoint one (1) Director, so long as the Appointing Member is the holder of Four Hundred (400) Units. Units held by an Affiliate or Related Party of a Member shall be included in the determination of whether the Member holds the requisite number of Units for purposes of this section and shall, together, be limited to the appointment of one (1) Director, regardless of the number of Units held by that Member, Affiliate or Related Party. Only Members who hold the requisite Four

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Hundred (400) or more Units are granted appointment rights hereunder. Accordingly, any Member who purchases Units that equal or exceed Four Hundred (400) Units other than those offered by the Company during the Company’s initial public offering of equity securities filed with the Securities and Exchange Commission, shall not be entitled to appoint any Directors, regardless of the amount of Units purchased by such Member. A Director appointed by a Member under this section shall serve indefinitely at the pleasure of the Member appointing him or her until a successor is appointed, or until the earlier death, resignation, or removal of the Director. Any Director appointed under this section may be removed for any reason by the Member appointing him or her, upon written notice to the Board of Directors, which notice may designate and appoint a successor Director to fill the vacancy, and which notice may be given at a meeting of the Board of Directors attended by the person appointed to fill the vacancy. Any such vacancy shall be filled within thirty days of its occurrence by the Member having the right of appointment. In the event that the number of Units held by an Appointing Member falls below the threshold of Four Hundred (400) Units, the term of any Director appointed by such Member shall terminate, the seat will dissolve, and the Member shall elect Directors collectively with the other Members in accordance with Section 5.3(a). In the event that an Appointing Member transfers such Units, the appointment rights shall not transfer with the Units, but shall expire upon the date of transfer unless said transfer is to an Affiliate or Related Party of the Appointing Member.
5.4. Committees. A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent consistent with this Agreement and provided in the resolution. A committee shall consist of one or more persons, who need not be Directors, appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of the Directors and vacancies in the membership thereof shall be filled by the Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.
5.5. Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:
     (a) Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;
     (b) Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

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     (c) Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
     (d) Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;
     (e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;
     (f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;
     (g) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;
     (h) Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;
     (i) Contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;
     (j) Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors’ and Officers’ liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;
     (k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;
     (l) Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

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     (m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;
     (n) Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution; and
     (o) Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.
5.6. Director as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.
5.7. Restrictions on Authority of Directors.
     (a) The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:
(i)	Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;

(ii)	Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)	Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)	Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company. Notwithstanding the foregoing, the Directors of the Company may, subject to Section 10 hereof, declare bankruptcy or cause the Company to proceed to Chapter 11 reorganization if deemed necessary as a result of the financial condition of the Company.

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     (b) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:
(i)	Merge, consolidate, exchange or otherwise dispose of at one time all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii)	Confess a judgment against the Company in an amount in excess of $500,000;

(iii)	Issue Units at a purchase price of less than $1,666.66 per Unit. Notwithstanding the foregoing, the Directors shall have the authority to issue Units below the purchase price as compensation for services rendered for the Company or for any other compensation purpose;

(iv)	Issue more than an aggregate of 25,000 Units; and

(v)	Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.
The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Director that are specified in the Act as requiring the consent or approval of the Members. Any such required consent or approval may be given by an affirmative vote of a majority of the total Membership Voting Interests entitled to vote pursuant to this Agreement.
5.8. Director Meetings and Notice. Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may also be called by the Chairman of the Company or by any two or more Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, five (5) days’ written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.
5.9. Action Without a Meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by one hundred percent (100%) of all Directors authorized to vote on the matter as provided by this Agreement, provided that a copy of such written action shall be promptly given to all such Directors. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other.

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5.10. Quorum; Manner of Acting. Not less than fifty percent (50%) of the Directors authorized to vote on a matter as provided by this Agreement shall constitute a quorum for the transaction of business at any Directors’ meeting. Each Director shall have one (1) vote at meetings of the Directors. The Directors shall take action by the vote of a majority of the number of Directors constituting a quorum as provided by this Agreement. Voting by proxy or by mail ballot shall be permitted on any matter presented for a vote at any Directors’ meeting held after substantial operations of the Facilities commence; provided, however, that a Director may not vote by proxy or by mail ballot more than two times per calendar year. All such proxies shall be in writing and filed with the Company’s Secretary prior to or at the time of the meeting.
5.11. Voting; Potential Financial Interest. No Director shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such Director’s (or his/her Affiliate’s) potential financial interest was reasonably disclosed at the time of such vote.
5.12. Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Indiana and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.
5.13. Chairman and Vice Chairman. Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.
5.14. President and Chief Executive Officer. Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President and CEO of the Company (herein referred to as the “President”; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The Directors shall appoint someone other than the Chairman as the President and CEO of the Company not later than the commencement

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of substantial operations of the Facilities, and such President shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day-to-day operations of the Facilities.
5.15. Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefore; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.
5.16. Secretary; Assistant Secretary. The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other person or person authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.
5.17. Vice President. The Company may have one or more Vice Presidents. If more than one, the Directors shall designate which is most senior. The most senior Vice President shall perform the duties of the President in the absence of the President.
5.18. Delegation. Unless prohibited by a resolution of the Directors, the President, Chief Financial Officer, Vice President and Secretary (individually, an “Officer” and collectively, “Officers”) may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.
5.19. Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolutions(s) of the Directors, the President; or (iii) by such other person or persons as may be designated from time to time by the Directors.
5.20. Limitation of Liability; Indemnification of Directors. To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member, Director, Officer or all of the foregoing. No Director or Officer of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of

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fiduciary duty by such Director or Officer; provided that this provision shall not eliminate or limit the liability of a Director or Officer for any of the following: (i) for any breach of the duty of loyalty to the Company or its Members; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (iii) for a transaction from which the Director or Officer derived an improper personal benefit or a wrongful distribution in violation of Section 807 of the Act. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, or Officer, in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.
5.21. Compensation; Expenses of Directors. No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company. Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.
5.22. Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum. If a Director, or any Affiliate of a Director, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an

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independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.
SECTION 6. ROLE OF MEMBERS
6.1 One Membership Class. There shall initially be one class of Membership Interests and one class of Units.
6.2 Members. Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit “C” attached hereto and such other documents as may be required by the Directors. Each prospective Member must be approved and admitted to the Company by the Board of Directors. The Membership Interests of the Members shall be set forth on Exhibit “A” to this Agreement.
6.3 Additional Members. No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in their sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission including the Member’s agreement to be bound by this Agreement.
6.4 Rights or Powers. Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.
6.5 Voting Rights of Members. The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement. Members do not have a right to cumulate their votes for any matter entitled to a vote of the Members, including election of Directors.
6.6 Member Meetings. Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the person calling the meeting. Members representing an aggregate of not less than thirty percent (30%) of the Membership Voting Interests may also in writing demand that the Directors call a meeting of the Members. Annual meetings of the Members shall be held not less than once per Fiscal Year.
6.7 Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any meeting of the Members by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear and speak with each other.
6.8 Notice of Meetings; Waiver. Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 11.1 hereof at least five (5) days and no more than sixty (60) days before the day on which the meeting is to be held. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the

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meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.
6.9 Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing an aggregate of at least twenty-five percent (25%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.
6.10 Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the meeting and entitled to vote on the matter (including units represented in person, by proxy or by mail ballot) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.
6.11 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of Members.
6.12 Termination of Membership. The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 9.7 hereof.
6.13 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member. The Company’s affairs shall not be required to be wound up. The Company shall continue without dissolution.
6.14 No Obligation to Purchase Membership Interest. No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Member’s Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.
6.15 Waiver of Dissenters Rights. Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’ or similar rights under the Act.
6.16 Limitation on Ownership. Notwithstanding any other provision herein, subsequent to the close of the Company’s initial public offering of equity securities filed with the Securities and Exchange Commission following the Company’s seed capital offering, no Member shall directly or indirectly own or control more than forty percent (40%) of the issued and outstanding Units at

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any time. Units under indirect ownership or control by a Member shall include Units owned or controlled by such Member’s Related Parties, Subsidiaries and Affiliates. For purposes of this Section 6.16, the offering will close upon the earliest occurrence of any of the following: (1) the Company’s acceptance of subscriptions for units equaling the maximum amount as set forth in the Company’s registration statement or offering memorandum; (2) one year from the effective date of the Company’s initial registration statement or offering memorandum; or (3) the Company’s decision to close any time after the acceptance of subscriptions for units equaling the minimum amount as set forth in the Company’s registration statement or offering memorandum.
SECTION 7. ACCOUNTING, BOOKS AND RECORDS
7.1 Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal place of business all of the following: (i) A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) The full name and business address of each Director; (iii) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.
7.2 Delivery to Members and Inspection. Any Member or its designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time. Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.
7.3 Reports. The chief financial officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the

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Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. As soon as practicable following the end of each Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 10 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements). For purposes of this paragraph, public access to the financial statements through either the Company’s or the Securities and Exchange Commission’s website shall constitute delivery pursuant to this Section 7.3.
7.4 Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.
SECTION 8. AMENDMENTS
8.1 Amendments. Amendments to this Agreement may be proposed by the Board of Directors or any Member. Following such proposal, the Board of Directors shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board of Directors shall include in any such submission a recommendation as to the proposed amendment. The Board of Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto only if approved by Member action as set forth in Section 6.10. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member

27

adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.
SECTION 9. TRANSFERS
9.1 Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.
9.2 Permitted Transfers. Subject to the conditions and restrictions set forth in this Section 9, a Unit Holder may:
     (a) at any time Transfer all or any portion of its Units:
(i)	to the transferor’s administrator or trustee to whom such Units are transferred involuntarily by operation of law or judicial decree, or;

(ii)	without consideration to or in trust for descendants or the spouse of a Member; and
     (b) beginning ninety (90) days following Financing Closing, Transfer all or any portion of its Units:
(i)	to any Person approved by the Directors in writing,

(ii)	to any other Member or to any Affiliate or Related Party of another Member; or

(iii)	to any Affiliate or Related Party of the transferor.
Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to in this Agreement as a “Permitted Transfer.”
9.3 Conditions Precedent to Transfers. In addition to the conditions set forth above, no Transfer of a Membership Interest shall be effective unless and until all of the following conditions have been satisfied:
     (a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to effect

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such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.
     (b) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.
     (c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.
     (d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.
     (e) Unless otherwise approved by the Directors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow

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account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).
     (f) No notice or request initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.
     (g) No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.
The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).
9.4 Prohibited Transfers. Any purported Transfer of Units that is not permitted under this Section shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize such a Transfer (or if the Directors, in their sole discretion, elect to recognize such a Transfer), the Units Transferred shall be strictly limited to the transferor’s Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not permitted under this Section, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.
9.5 No Dissolution or Termination. The transfer of a Membership Interest pursuant to the terms of this Article shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.
9.6 Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article, Transfer of a Membership Interest may not be made if the Membership Interest sought to be sold, exchanged or transferred, when added to the total of all other Membership Interests sold, exchanged or transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the company under Section 708 of the Internal Revenue Code. In the event of a transfer of any Membership Interests, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Internal Revenue Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.
9.7 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.8 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not

30

be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.
9.8 Admission of Substituted Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions: (a) The transferee of Units shall, by written instrument in form and substance reasonably satisfactory to the Directors; (i) accept and adopt the terms and provisions of this Agreement, including this Section 9, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement; (b) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and (c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.
9.9 Representations Regarding Transfers.
     (a) Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9 and to Transfer such Units only to Persons who agree to be similarly bound.
     (b) Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may

31

be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY AND AGREED TO BY EACH MEMBER.
THE UNITS REPRESENTED BY THIS DOCUMENT MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
9.10. Distribution and Allocations in Respect of Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective as of the first day of the month following the month in which all documents to effectuate the transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person, who according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10 whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.
9.11. Additional Members. Additional Members may be admitted from time to time upon the approval of the Directors. Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Directors shall approve. All Members acknowledge that the admission of additional Members may result in dilution of a Member’s Membership Interest. Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form of Exhibit C, attached hereto. Upon execution of such Addendum, such additional Members shall be

32

deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement, shall be bound by all the provisions hereof from and after the date of execution hereof. The Members hereby designate and appoint the Directors to accept such additional Members and to sign on their behalf any Addendum in the form of Exhibit C, attached hereto.
SECTION 10. DISSOLUTION AND WINDING UP
10.1. Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”): (i) The affirmative vote of a 75% majority in interest of the Membership Voting Interests to dissolve, wind up, and liquidate the Company; or (ii) The entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.
10.2. Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Articles have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (c) Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (t) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.
10.3. Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be

33

made to the Unit Holders pursuant to this Section 10 may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof; or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.
10.4. Deemed Distribution and Recontribution. Notwithstanding any other provision of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.
10.5. Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.
10.6. Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.
10.7. Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.
10.8. The Liquidator. The “Liquidator” shall mean a Person appointed by the Directors(s) to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Membership Voting Interests, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, Directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, Directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, Director, agent or employee in connection with the defense of any action

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based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.
10.9. Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.
SECTION 11. MISCELLANEOUS
11.1. Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage and charges prepaid, by facsimile or electronic mail, if such facsimile or electronic mail is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) If to the Company, to the address determined pursuant to Section 1.4 hereof; (b) If to the Directors, to the address set forth on record with the Company; (c) If to a Member, either to the address set forth in Section 2.1 hereof or to such other address that has been provided in writing to the Company.
11.2. Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.
11.3. Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.
11.4. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.
11.5. Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.
11.6. Incorporation By Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

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11.7. Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.
11.8. Governing Law. The laws of the State of Indiana shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.
11.9. Waiver of Jury Trial. Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
11.10. Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.
11.11. Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.
IN WITNESS WHEREOF, the parties have executed and entered into this Second Amended and Restated Operating Agreement of the Company as of the day first set forth above.
COMPANY:
CARDINAL ETHANOL, LLC
By: /s/ Troy Prescott
Its: Chairman

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EXHIBIT “A”
Membership List

		Initial Capital
Name of Initial Members	Units	Contribution
Thomas E. Chalfant, 12028 West 700 North Parker City, IN 47368	22	$50,000

Kenneth R. Beshears 1560 West 500 North Winchester, IN 47394	22	$50,000

Anthony J. Kritsch 178 South 400 West Winchester, IN 47394	22	$50,000

Troy A. Prescott 3780 North 250 East Winchester, IN 47394	22	$50,000

Larry J. Barnette 3247 North 300 East Portland, IN 47371	22	$50,000

J. Phillip Zicht 5653 North U.S. Highway 27 Winchester, IN 47394	22	$50,000

Danny Huston 616 W. Jackson Parker City, IN 47368	22	$50,000

Joel D. Flesher 8913 North 1150 West Ridgeville, IN 47380	22	$50,000

Jimmie K. Davis 6037 South 1000 West Modoc, IN 47358	22	$50,000

Greg A. Cassel 12415 West 300 North Parker City, IN 47368	6	$10,000

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		Initial Capital
Name of Initial Members	Units	Contribution
Robert L. Chalfant 3384 South 900 West Farmland, IN 47340	22	$50,000

Robert L. Morris P.O. Box 127 Winchester, IN 47394	22	$50,000

Dale Schwieterman 3924 CR 716 A Celina, OH 45822	16	$40,000

John N. Shanks II 349 N. 500 West Anderson, IN 46011	16	$40,000

Robert E. Anderson 5737 E. 156th Street Novlesville, IN 46062	16	$40,000

Lawrence Allen Baird 2579 S. 500 West Tipton, IN 46072	16	$40,000

Ralph Brumbaugh P.O. Box 309 Arcanum, OH 45304	16	$40,000

Thomas C. Chronister 440 Kerr Island North Rome City, IN 46784	16	$40,000

Robert John Davis 4465 N. Co. Rd. 100 East New Castle, IN 47362	16	$40,000

David Matthew Dersch 305 N. Greenbriar Rd. Muncie, IN 47304	16	$40,000

G. Melvin Featherston 14740 River Rd. Noblesville, IN 46062	16	$40,000

38

		Initial Capital
Name of Initial Members	Units	Contribution
John W. Fisher P.O. Box 1408 Muncine, IN 47308	16	$40,000

Jeremey Jay Herlyn 841 Hidden Valley Dr. Richmond, IN 47374	16	$40,000

Barry Hudson 1525 Meridian St. Portland, IN 47371	16	$40,000

James Lee Kunzman 4740 Pennington Ct. Indianapolis, IN 46254	16	$40,000

Cyril George LeFevre 1318 Fox Rd. Fort Recovery, OH 45846	16	$40,000

Curtis Allan Rosar 3587 Wernle Rd. Richmond, IN 47374	16	$40,000

Michael Alan Shuter 6376 N. 300 West Anderson, IN 46011	16	$40,000

Steven John Snider 7290 Langdon Rd. Yorktown, IN 47396	16	$40,000

Jerrold Lee Voisinet 450 Garby Rd. Piqua, OH 45356	16	$40,000

Everett Leon Hart 6934 Bradford Childrens Home Road Greenville, OH 45331	16	$40,000

Andrew J. Zawosky 1012 Manchester Dr. Greenville, OH 45331	16	$40,000

TOTAL:	568	$1,360,000,

39

EXHIBIT “B”
Initial Board of Directors

Initial	Addresses of
Board of Directors	Initial Board of Directors
Thomas E. Chalfant	12028 West 700 North
Parker City, IN 47368

Troy A. Prescott	3780 North 250 East
Winchester, IN 47394

Larry J. Barnette	3247 North 300 East
Portland, IN 47371

Robert L. Morris	P.O. Box 127
Winchester, IN 47394

Dale Schwieterman	3924 CR 716 A
Celina, OH45822

John N. Shanks II	349 N. 500 West
Anderson, IN 46011

Robert E. Anderson	5737 E. 156th Street
Noblesville, IN 46062

Lawrence Allen Baird	2579 S. 500 West
Tipton, IN 46072

Ralph Brumbaugh	P.O. Box 309
Arcanum, OH 45304

Thomas C. Chronister	440 Kerr Island North
Rome City, IN 46784

Robert John Davis	4465 N. Co. Rd. 100 East
New Castle, IN 47362

David Matthew Dersch	305 N. Greenbriar Rd.
Muncie, IN 47304

G. Melvin Featherston	14740 River Rd.
Noblesville, IN 46062

40

Initial	Addresses of
Board of Directors	Initial Board of Directors
John W. Fisher	P.O. Box 1408
Muncie, IN 47308

Everett Leon Hart	6934 Bradford Childrens Home Road
Greenville, OH 45331

Jeremey Jay Herlyn	841 Hidden Valley Dr.
Richmond, IN 47374

Barry Hudson	1525 Meridian St.
Portland, IN 47371

James Lee Kunzman	4740 Pennington Ct.
Indianapolis, IN 46254

Cyril George LeFevre	1318 Fox Rd.
Fort Recovery, OH 45846

Curtis Allan Rosar	3587 Wernle Rd.
Richmond, IN 47374

Michael Alan Shuter	6376 N. 300 West
Anderson, IN 46011

Steven John Snider	7290 Langdon Rd.
Yorktown, IN 47396

Jerrold Lee Voisinet	450 Garby Rd.
Piqua, OH 45356

Andrew J. Zawosky	1012 Manchester Dr.
Greenville, OH 45331

41

EXHIBIT “C”
MEMBER SIGNATURE PAGE
ADDENDA TO THE
SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF CARDINAL
ETHANOL, LLC
     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Cardinal Ethanol, LLC, has received a copy of the Second Amended and Restated Operating Agreement dated February 1, 2006, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the SecondAmended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Second Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Second Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Second Amended and Restated Operating Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member
Agreed and Accepted on Behalf of the
Company and its Members:

CARDINAL ETHANOL, LLC

By:

Its:

42

Exhibit C
CARDINAL ETHANOL, LLC
SUBSCRIPTION AGREEMENT
Limited Liability Company Membership Units
$5,000.00 per Unit
Minimum Investment of 4 Units ($20,000)
1 Unit Increments Thereafter ($5,000)
The undersigned subscriber, desiring to become a member of Cardinal Ethanol, LLC (“Cardinal Ethanol”), an Indiana limited liability company, with its principal place of business at 2 OMCO Square, Suite 201, Winchester IN 47394, hereby subscribes for the purchase of the membership interests of Cardinal Ethanol, and agrees to pay the related purchase price, identified below.
A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

1.	Subscriber’s Printed Name

2.	Title, if applicable

3.	Subscriber’s Address
Street

City, State, Zip Code

4.	E-mail Address (optional)

5.	Home Telephone Number

6.	Business Telephone Number

7.	Mobile Telephone Number

8.	Subscriber’s Social Security Number

9.	Joint Subscriber’s Social Security Number

10.	Taxpayer Identification No. (Business Entities)

B. NUMBER OF UNITS PURCHASED. You must purchase at least 4 units. Your ownership interest may not exceed 40% of all our outstanding membership units. We presently have 568 units outstanding. Therefore, the maximum number of units you may own is 3,827 units if we sell the minimum offering and 6,787 units if we sell the maximum.

C. PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $20,000).

1. Total Purchase Price ($5,000.00 Per Unit multiplied by the number in box B above.)	=	2. 1st Installment (10% of the Total Purchase Price)	+	3. 2nd Installment (90% of the Total Purchase Price)

=	+

D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS:
You should read the Prospectus dated June 12, 2006 (the “Prospectus”) in its entirety including exhibits for a complete explanation of an investment in Cardinal Ethanol, LLC. To subscribe, you must:

1

INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing prior to the Company’s release of funds from escrow, you must follow Steps 1 through 5 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 7 and the Member Signature Page to our Second Amended and Restated Operating Agreement attached to this Subscription Agreement as Exhibit A.
     2. Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to “First Merchants Trust Company, N.A., escrow agent for Cardinal Ethanol, LLC.” You will determine this amount in box C.2 on page 1 of this Subscription Agreement.
     3. Execute the Promissory Note and Security Agreement on page 8 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units that is attached to this Subscription Agreement and grant Cardinal Ethanol a security interest in your Units.
     4. Deliver each of the original executed documents referenced in Items 1 and 3 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to either of the following:

Cardinal Ethanol, LLC	First Merchants Trust Company, N.A.
Attention: Angela Armstrong	Attention: N. Jane Smith
2 OMCO Square, Suite 201	P.O. Box 1467
Winchester, IN 47394	Muncie, IN 47308
     5. Upon written notice from Cardinal Ethanol stating that its sales of Units have exceeded the Minimum Offering amount of $45,000,000, you must, within thirty (30) days secure an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to “First Merchants Trust Company, N.A., escrow agent for Cardinal Ethanol, LLC” in satisfaction of the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. You must deliver this check to the same address set forth above in Instruction 4 within thirty (30) days of the date of Cardinal Ethanol’s written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, Cardinal Ethanol shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.
Your funds will be placed in Cardinal Ethanol’s escrow account at First Merchants Trust Company, N.A. The funds will be released to Cardinal Ethanol or returned to you in accordance with the escrow arrangements described in the Prospectus. Cardinal Ethanol may, in its sole discretion, reject or accept any part or all of your subscription. If Cardinal Ethanol rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, minus escrow fees. Cardinal Ethanol may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing after the Company’s release of funds from escrow, you must follow Steps 1 through 3 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 7 and the Member Signature Page to our Second Amended and Restated Operating Agreement attached to this Subscription Agreement as Exhibit A.
     2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in Box C.1 on page 1) made payable to “Cardinal Ethanol, LLC.”
     3. Deliver the original executed documents referenced in Item 1 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to the following:
Cardinal Ethanol, LLC
Attention: Angela Armstrong
2 OMCO Square, Suite 201
Winchester IN 47394

2

     If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus. Cardinal Ethanol may, in its sole discretion, reject or accept any part or all of your subscription. If Cardinal Ethanol rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees. Cardinal Ethanol may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
You may direct your questions to one of our directors listed below or to Cardinal Ethanol at (765) 584-2209 or toll free at (877) 584-2209.

Director	Telephone Number
Troy Prescott	(765) 969-5541
Tom Chalfant	(765) 729-3129
Ralph Brumbaugh	(937) 423-0964
Thomas Chronister	(260) 437-0418
Everett Hart	(937) 459-7301
Jeremey Herlyn	(765) 914-4938
Steven Snider	(765) 744-1881
Jerrold Voisinet	(937) 773-1069
Andrew Zawosky	(937) 459-0162
E. Additional Subscriber Information. The subscriber, named above, certifies the following under penalties of perjury:
1.	Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual
☐	Joint Tenants with Right of Survivorship (Both signatures must appear on Page 6.)
☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)
☐	Trust
Trustee’s Name: Trust Date:
☐	Other: Provide detailed information in the space immediately below.

2.	Subscriber’s Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.

☐	Check box if you are a non-resident alien
☐	Check box if you are a U.S. citizen residing outside of the United States
☐	Check this box if you are subject to backup withholding

Subscriber’s Social Security No.
Joint Subscriber’s Social Security No.
Taxpayer Identification No.

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:

3

4.	State of Residence.

State of Principal Residence:
State where driver’s license is issued:
State where resident income taxes are filed:
State(s) in which you have maintained your principal residence during the past three years:

a	b.	c.

5.	Suitability Standards. You cannot invest in Cardinal Ethanol unless you meet one, or more, of the following suitability tests (a or b) set forth below. Please review the suitability tests and check the box(es) next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

a.	☐	I (We) do not reside in Kentucky and I (we) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

b.	☐	I (We) do not reside in Kentucky or Ohio and I (we) have a net worth of at least $100,000, exclusive of home, furnishings and automobiles; or

c.	☐	I (We) do not reside in Kentucky and I (we) have a net worth of at least $200,000, exclusive of home, home furnishings, and automobiles;
d.	☐	I (We) reside in Kentucky and my total investment does not exceed 10% of my (our) net worth, exclusive of home, home furnishings, and automobiles.
6.	Subscriber’s Representations and Warranties. You must read and certify your representations and warranties by placing your initials where indicated and by signing and dating this Subscription Agreement. Joint subscribers are also required to initial and sign as indicated.
(Initial here) (Joint initials) By signing below the subscriber represents and warrants to Cardinal Ethanol that he, she or it:

a.	has received a copy of Cardinal Ethanol’s Prospectus dated June 12, 2006 and the exhibits thereto or has received notice that this sale has been made pursuant to a registration statement in which a final prospectus would have been required to have been delivered in the absence of Rule 172;

b.	has been informed that the units of Cardinal Ethanol are offered and sold in reliance upon a federal securities registration; state registrations in Florida, Georgia, Illinois, Indiana, Kentucky, and Ohio; and exemptions from securities registrations in various other states, and understands that the units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

c.	has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than Florida, Georgia, Illinois, Indiana, Kentucky, and Ohio and that Cardinal Ethanol is relying in part upon the representations of the undersigned Subscriber contained herein;

d.	has been informed that the securities subscribed for have not been approved or disapproved by the SEC, or the Florida, Georgia, Illinois, Indiana, Kentucky, and Ohio Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

e.	intends to acquire the units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person;

4

f.	understands that there is no present market for Cardinal Ethanol’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

g.	has been encouraged to seek the advice of his legal counsel and accountants or other financial advisers with respect to investor-specific tax and/or other considerations relating to the purchase and ownership of units;

h.	has received a copy of the Cardinal Ethanol Second Amended and Restated Operating Agreement, dated February 1, 2006, and understands that upon closing the escrow by Cardinal Ethanol, the subscriber and the membership units will be bound by the provisions of the Second Amended and Restated Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

i.	understands that the units are subject to substantial restrictions on transfer under certain tax and securities laws along with restrictions in the Cardinal Ethanol Second Amended and Restated Operating Agreement, and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Second Amended and Restated Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable tax and securities laws;

j.	meets the suitability test marked in Item 5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

k.	understands that Cardinal Ethanol will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of Cardinal Ethanol in their sole discretion:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

5

l.	understands that, to enforce the above legend, Cardinal Ethanol may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

m.	has knowledge and experience in business and financial matters as to be able to evaluate the merits and risks of an investment in the units, believes that the investment in units is suitable for the subscriber and can bear the economic risk of the purchase of units including the total loss of the undersigned’s investment;

n.	may not transfer or assign this subscription agreement, or any of the subscriber’s interest herein;

o.	has written his, her, or its correct taxpayer identification number under Item E.2 on this subscription agreement;

p.	is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item E.2 is checked);

q.	understands that execution of the attached Promissory Note and Security Agreement will allow Cardinal Ethanol or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

r.	acknowledges that Cardinal Ethanol may retain possession of certificates representing subscriber’s Units to perfect its security interest in those units.
[Remainder of page intentionally left blank.]

6

Signature of Subscriber/ Joint Subscriber:

Date:

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber
ACCEPTANCE OF SUBSCRIPTION BY CARDINAL ETHANOL, LLC:
Cardinal Ethanol, LLC hereby accepts Subscriber’s subscription for                     units.
Dated this                     day of                                         , 200                    .

CARDINAL ETHANOL, LLC

By:

Its:

7

PROMISSORY NOTE AND SECURITY AGREEMENT
Date of Subscription Agreement:                                         , 200                    .
$5,000.00 per Unit
Minimum Investment of 4 Units ($20,000), 1 Unit Increments Thereafter ($5,000)

Number of Units subscribed

Total Purchase Price ($5,000.00 per Unit multiplied by number of Units subscribed)

( )	Less Initial Payment (10% of Principal Amount)

Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Cardinal Ethanol, LLC, an Indiana limited liability company (“Cardinal Ethanol”), at its principal office located at 2 OMCO Square, Suite 201, Winchester IN 47394, or at such other place as required by Cardinal Ethanol, the Principal Balance set forth above in one lump sum to be paid without interest within 30 days following the call of the Cardinal Ethanol Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of Cardinal Ethanol.
The undersigned agrees to pay to Cardinal Ethanol on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Indiana.
The provisions of this Promissory Note and Security Agreement shall inure to the benefit of Cardinal Ethanol and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.
The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.
The undersigned grants to Cardinal Ethanol, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s Membership Units of Cardinal Ethanol now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.

Dated:	, 200 .
OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Obligor	Printed or Typed Name of Joint Obligor

By:	By:

(Signature)		(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

8

EXHIBIT “A”
MEMBER SIGNATURE PAGE
ADDENDA
TO THE
SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF
CARDINAL ETHANOL, LLC
     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Cardinal Ethanol, LLC, has received a copy of the Second Amended and Restated Operating Agreement, dated February 1, 2006, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Second Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Second Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Second Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Second Amended and Restated Operating Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member
Agreed and accepted on behalf of the
Company and its Members:

CARDINAL ETHANOL, LLC

By:

Its:

9

MINIMUM 9,000 UNITS
MAXIMUM 16,400 UNITS

PROSPECTUS
June 12, 2006
     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.
     No action is being taken in any jurisdiction outside the United States to permit a public offering of the units or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.
     Through and including September 10, 2006 (the 90th day after the effective date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.